                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Oryx Energy Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
               $477,753
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
               Form S-4; Registration No. 333-67447
        -----------------------------------------------------------------------

   (3)  Filing Party:
               Kerr-McGee Corporation
        -----------------------------------------------------------------------

   (4)  Date Filed:
               November 17, 1998
        -----------------------------------------------------------------------

[KERR-MCGEE LOGO]                                                                      [ORYX LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

                  TO THE STOCKHOLDERS OF KERR-MCGEE AND ORYX:

The Boards of Directors of Kerr-McGee Corporation and Oryx Energy Company have unanimously approved a strategic combination which would create a company with the fourth largest proven reserves among independent, non-integrated oil and gas exploration and production companies based in the United States.

Upon completion of the merger, Oryx stockholders will receive 0.369 shares of Kerr-McGee common stock for each share of Oryx common stock that they own. Kerr-McGee stockholders will continue to own their existing shares of Kerr-McGee common stock after the merger. Up to 43,175,436 shares of Kerr-McGee common stock will be issued in the merger.

The merger will be tax-free to Kerr-McGee and Oryx stockholders for U.S. federal income tax purposes except for taxes due on cash received by Oryx stockholders for fractional shares.

The merger requires the approval of the stockholders of both Kerr-McGee and Oryx. Kerr-McGee and Oryx have each scheduled special meetings of their stockholders on February 26, 1999 to vote on these matters.

Regardless of the number of shares you own or whether you plan to attend a meeting, it is important that your shares be represented and voted. Voting instructions are inside.

This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.


/s/ LUKE R. CORBETT                                       /s/ ROBERT L. KEISER
--------------------------------------------------------  --------------------------------------------------------
Luke R. Corbett                                           Robert L. Keiser
Chairman and Chief Executive Officer                      Chairman and Chief Executive Officer
Kerr-McGee Corporation                                    Oryx Energy Company

FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE KERR-MCGEE COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 27, 1999, AND IS FIRST BEING MAILED TO STOCKHOLDERS ON JANUARY 28, 1999.

                                  [Oryx Logo]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that Oryx Energy Company will hold a special meeting of its stockholders on February 26, 1999 at 9:00 a.m., local time, at Room 882, Oryx Energy Center, 13155 Noel Road, Dallas, Texas, for the following purpose:

     To consider and vote upon a proposal to:

          (a) adopt the Agreement and Plan of Merger, dated as of October 14, 1998, between Kerr-McGee Corporation and Oryx, pursuant to which, among other things:

             (i) Oryx will be merged into Kerr-McGee;

             (ii) each share of Oryx common stock outstanding immediately prior to the merger and the reverse stock split contemplated by the merger agreement will be converted into 0.369 shares of Kerr-McGee common stock; and

             (iii) the certificate of incorporation and by-laws of Kerr-McGee, as the surviving corporation in the merger, will be amended to read as set forth in Exhibits 1.5 and 1.6 to the merger agreement, and;

          (b) approve an amendment to the certificate of incorporation of Oryx to effect such reverse stock split.

A copy of the merger agreement, including such exhibits, is attached as Appendix A to the Joint Proxy Statement/Prospectus accompanying this notice. A copy of the amendment to the certificate of incorporation of Oryx is attached as Appendix B to the Joint Proxy Statement/Prospectus.

     Oryx has established the close of business on January 13, 1999 as the record date to determine the stockholders entitled to vote at the Oryx meeting or any postponement or adjournment thereof. No business other than the proposal described in this notice will be considered at the Oryx meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Oryx meeting will be available for examination by stockholders of record during business hours at the principal executive offices of Oryx during the ten-day period prior to the Oryx meeting and will also be available at the Oryx meeting.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT AND APPROVE THE AMENDMENT OF THE ORYX CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IN CONNECTION WITH THE MERGER, EACH OF WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the Oryx meeting. If you are unable to attend in person, your shares will be voted at the Oryx meeting if you return your proxy card. A return envelope is enclosed for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by them regarding how to instruct them to vote your shares.

By Order of the Board of Directors

/s/ WILLIAM C. LEMMER
------------------------------------------------------
William C. Lemmer
Secretary

Dallas, Texas
January 27, 1999

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
QUESTIONS AND ANSWERS ABOUT THE
KERR-McGEE/ORYX MERGER..................    1
SUMMARY.................................    3
SUMMARY SELECTED HISTORICAL AND
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION...................    7
RISK FACTORS............................   11
CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS..............   14
THE PROPOSED MERGER.....................   16
     General............................   16
     The Merger and Reverse Stock
       Split............................   16
     Amendment of Kerr-McGee's
       Certificate of Incorporation and
       By-Laws..........................   16
     Stock Option Agreements............   17
     Background of the Merger...........   18
     Kerr-McGee's Reasons for Merger;
       Recommendation of the Board of
       Directors of Kerr-McGee..........   21
     Oryx's Reasons for Merger;
       Recommendation of the Board of
       Directors of Oryx................   24
     Opinion of Kerr-McGee's Financial
       Advisor..........................   26
     Opinion of Oryx's Financial
       Advisor..........................   32
     Accounting Treatment...............   40
     Material United States Federal
       Income Tax Consequences..........   40
     Regulatory Approvals...............   42
     No Appraisal Rights................   42
     Federal Securities Laws
       Consequences; Stock Transfer
       Restriction......................   42
THE KERR-McGEE SPECIAL MEETING..........   43
     Purpose, Time and Place............   43
     Record Date; Quorum; Vote
       Required.........................   43
     Proxies............................   44
THE ORYX SPECIAL MEETING................   45
     Purpose, Time and Place............   45
     Record Date; Quorum; Vote
       Required.........................   45
     Proxies............................   46
     Voting Procedures for Oryx Capital
       Accumulation Plan................   47
COMPARATIVE PER SHARE INFORMATION.......   48
     Comparative Per Share Financial
       Data.............................   48

                                          PAGE
                                          ----
     Comparative Market Price and
       Dividend Information.............   49
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS....................   50
DIRECTORS AND SENIOR MANAGEMENT OF THE
COMBINED COMPANY FOLLOWING THE MERGER...   58
     Directors..........................   58
     Officers...........................   60
OTHER INFORMATION REGARDING DIRECTORS,
EXECUTIVE OFFICERS AND FIVE PERCENT
STOCKHOLDERS............................   61
INTERESTS OF CERTAIN PERSONS IN THE
MERGER..................................   61
     Directors and Executive Officers...   61
     Oryx's Change of Control
       Arrangements.....................   62
     Transition Agreement with Robert L.
       Keiser...........................   64
     Agreements with Certain Other Oryx
       Executive Officers...............   64
     Kerr-McGee's Change of Control
       Arrangements.....................   64
     Stock Options and Restricted Stock
       Held by Oryx Directors and
       Executive Officers...............   65
     Stock Options Held by Kerr-McGee
       Directors and Executive
       Officers.........................   66
     Ownership of Common Stock; Stock
       Options..........................   66
     Director and Officer
       Indemnification and Insurance....   66
THE MERGER AGREEMENT....................   67
     General............................   67
     Closing of the Merger; Effective
       Time of the Merger; Surviving
       Corporation......................   67

                                          PAGE
                                          ----
     The Reverse Stock Split............   67
     Consideration to be Received in the
       Merger...........................   67
     Treatment of Oryx Stock Options....   68
     Exchange of Shares; Fractional
       Shares...........................   68
     Conditions to the Merger...........   69
     Certain Representations and
       Warranties.......................   70
     Certain Covenants..................   71
     Other Acquisition Proposals........   72
     Employee Benefits Matters..........   73
     Indemnification and Insurance......   74
     Transition Management..............   74
     Termination........................   74
     Termination Fees and Expenses......   75
     Other Expenses.....................   76
     Amendment; Extension and Waiver....   76
THE STOCK OPTION AGREEMENTS.............   77
     General............................   77
     Terms of the Options...............   77
     Repurchase at the Option of the
       Grantee..........................   78
     Registration Rights................   78
     Substitute Option..................   78
     Limitation of Profit...............   78
     Effect of Stock Option
       Agreements.......................   79
THE REVERSE STOCK SPLIT.................   80
     General............................   80
     Reasons for the Reverse Stock
       Split............................   80
     Exchange of Shares and Elimination
       of Fractional Share Interests....   80
AMENDMENT AND RESTATEMENT OF
KERR-McGEE'S CERTIFICATE OF
INCORPORATION AND BY-LAWS AND COMPARISON
OF STOCKHOLDERS' RIGHTS.................   81
     General............................   81
     Comparison of Stockholders'
       Rights...........................   81
     Discussion of Amendments...........   85

                                          PAGE
                                          ----
     Rights Agreements..................   87
DESCRIPTION OF THE COMBINED COMPANY'S
CAPITAL STOCK FOLLOWING THE MERGER......   88
     Authorized Capital Stock...........   88
     Common Stock.......................   88
     Preferred Stock....................   89
     Transfer Agent and Registrar.......   89
     Stock Exchange Listing.............   89
     Treatment of Oryx Convertible
       Subordinated Debentures..........   89
LEGAL MATTERS...........................   89
EXPERTS.................................   90
FUTURE STOCKHOLDER PROPOSALS............   90
WHERE YOU CAN FIND MORE INFORMATION.....   91
LIST OF APPENDICES
Appendix A      Merger Agreement
     Exhibit 1.5  Form of Amended and Restated
                  Certificate of Incorporation
                  of the Combined Company
     Exhibit 1.6  Form of Amended and Restated
                  By-Laws of the Combined
                  Company
Appendix B      Form of Amendment to Oryx's
                Certificate of Incorporation
Appendix C      Opinion of Lehman Brothers
                Inc.
Appendix D      Opinion of Goldman, Sachs &
                Co.
Appendix E      Kerr-McGee Stock Option
                Agreement
Appendix F      Oryx Stock Option Agreement

                             QUESTIONS AND ANSWERS
                        ABOUT THE KERR-MCGEE/ORYX MERGER

Q:   WHY ARE THE TWO COMPANIES PROPOSING TO
     MERGE?

A: We believe the proposed merger is in the best interests of both of the companies and their respective stockholders. The operations, expertise and assets of Kerr-McGee and Oryx will fit well together, particularly in the Gulf of Mexico and the U.K. sector of the North Sea. Through a combination of increased efficiency and reduction in duplicate work, we believe that after the merger the combined company will realize annual cost savings and benefits before taxes in excess of $100 million.

     We believe that the combined company will operate more effectively than either company individually in many areas, including exploration, development, production, engineering, research and technology. Also, the combined company will have the size, financial capabilities and expertise to pursue growth opportunities.

     You should review the reasons for the merger in greater detail at pages 21 through 26.

Q:   WHEN AND WHERE ARE THE SPECIAL MEETINGS?

A: Both the Kerr-McGee and the Oryx special meetings are scheduled to take place on February 26, 1999. The Kerr-McGee special meeting will take place at 9:00 a.m., local time, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma. The Oryx special meeting will take place at 9:00 a.m., local time, at Room 882, Oryx Energy Center, 13155 Noel Road, Dallas, Texas.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE
     COMPLETED?

A: We expect to complete the merger promptly after receiving stockholder approvals at the special meetings.

Q:   WHAT DO I NEED TO DO NOW?
A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Your proxy card will instruct the persons named on the card to vote your shares at the special meeting as you direct on the card. If you do not vote or you abstain, the effect will be a vote against the merger.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY
     BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED
     MY SIGNED PROXY CARD OR CONSENT FORM?

A: You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Kerr-McGee at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Secretary if you are a Kerr-McGee stockholder, or to Oryx at P.O. Box 2880, Dallas, Texas 75221-2880 Attention: Secretary if you are an Oryx stockholder. Third, you can attend the Kerr-McGee special meeting or the Oryx special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Oryx stockholders will receive written instructions for exchanging their stock certificates. Kerr-McGee stockholders will keep their existing certificates.

Q:   WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Kerr-McGee pays a regular quarterly dividend of $.45 per share on its common stock. Kerr-McGee intends to continue paying the regular quarterly dividend after the merger, although all dividends are subject to approval and declaration by Kerr-McGee's Board of Directors. Oryx currently does not pay dividends on its common stock.

                       WHO CAN HELP ANSWER MY QUESTIONS?
                      If you have more questions about the
                          merger, you should contact:

           Kerr-McGee Stockholders:          Oryx Stockholders:
           Georgeson Company, Inc.           ChaseMellon Shareholder Services, L.L.C.
           Wall Street Plaza                 450 West 33rd Street
           New York, NY 10005                New York, NY 10001
           (800) 223-2064                    (800) 774-5469

                                    SUMMARY

     This summary, together with the preceding Question and Answer section, highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and related transactions and for a more complete description of the legal terms of the merger and related transactions, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" on page 91.

                                 THE COMPANIES

                             KERR-MCGEE CORPORATION
       Principal Executive Office:
       Kerr-McGee Center
       Oklahoma City, Oklahoma 73125
       (405) 270-1313

Kerr-McGee is an energy and chemical company with worldwide operations. It acquires leases and concessions and explores for, develops, produces and markets crude oil and natural gas in the Gulf of Mexico, the U.K. sector of the North Sea, Southeast Asia, and certain other areas. Kerr-McGee's chemical operations produce and market titanium dioxide pigment and certain other inorganic industry and specialty chemicals, heavy minerals and forest products. Kerr-McGee was incorporated in Delaware in 1932.

                              ORYX ENERGY COMPANY
       Principal Executive Office:
       13155 Noel Road
       Dallas, Texas 75240-5067
       (972) 715-4000
       Internet address: www.oryx.com

Oryx engages in the crude oil and natural gas exploration and production business. It has operations in six areas around the world: the onshore and offshore United States, the U.K. sector of the North Sea, Ecuador, Kazakstan, Australia and Algeria. Oryx's business in the United States is conducted through Sun Energy Partners, L.P., of which Oryx is the managing general partner and owns a 98% equity interest. Oryx was incorporated in Delaware in 1971.

                                   THE MERGER

WHAT ORYX STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 67)

     Each Oryx stockholder will receive 0.369 shares of Kerr-McGee common stock for each share of Oryx common stock owned on the date of the merger, which in the aggregate will constitute approximately 45% of the common stock of the combined company. Oryx stockholders will not receive fractional shares. Instead, Oryx stockholders will receive cash for the market value of any fractional shares.

WHAT KERR-MCGEE STOCKHOLDERS WILL RETAIN IN THE MERGER (SEE PAGE 67)

     After the merger, the shares held by Kerr-McGee stockholders will continue to represent the same number of shares of the combined company, which in the aggregate will constitute approximately 55% of the common stock of the combined company.

DIRECTORS AND SENIOR MANAGEMENT OF KERR-MCGEE FOLLOWING THE MERGER (SEE PAGES 58 THROUGH 60)

     Upon completion of the merger, the Board of Directors of the combined company will consist of fourteen directors: the nine directors of Kerr-McGee and five of the current directors of Oryx.

     Luke R. Corbett, the current Chairman and Chief Executive Officer of Kerr-McGee, will be Chief Executive Officer of the combined company and Robert
L. Keiser, the current Chairman and Chief Executive Officer of Oryx, will be Chairman of the Board. The other senior executive officers of Kerr-McGee will continue with the combined company in their current positions.

REVERSE STOCK SPLIT (SEE PAGE 80)

     Immediately before the merger Oryx will effect a reverse stock split in which each share of Oryx common stock will become 0.369 shares of Oryx common stock. In the merger, each share of Oryx common stock will be converted into the right to receive one share of Kerr-McGee common stock. Oryx is effecting the reverse stock split to ensure that the conversion price of Oryx's 7 1/2% Convertible Subordinated Debentures due 2014 is adjusted so that the debentureholders will be entitled to receive the same number of shares of Kerr-McGee common stock regardless of whether they convert their debentures before or after the merger. This is merely a technical amendment and will not affect your economic interest in Oryx. If the merger is not completed, Oryx will not amend its certificate of incorporation to effect the reverse stock split.

AMENDMENTS TO KERR-MCGEE'S CERTIFICATE OF INCORPORATION AND BY-LAWS (SEE PAGES 81 THROUGH 87)

     In connection with the merger, Kerr-McGee's certificate of incorporation and by-laws will be amended to, among other things, incorporate certain governance provisions currently contained in Oryx's certificate of incorporation and by-laws.

     The amendments will, among other things:

     - provide for the classification of the combined company's Board of Directors into three classes, with three-year terms of office;

     - require a 75% vote of the stockholders to remove a director, and only for cause;

     - permit stockholders to take action only at a meeting of the stockholders;

     - permit only the Chief Executive Officer or a majority of the Board of Directors to call a special meeting of the stockholders;

     - require a 75% vote of the stockholders to amend the foregoing provisions; and

     - increase the number of authorized shares of the combined company's common stock from 150 million to 300 million.
                                     VOTING

MATTERS TO BE VOTED ON (SEE PAGES 43 AND 45)

     At the Kerr-McGee meeting, Kerr-McGee stockholders will be asked to adopt the merger agreement.

     At the Oryx meeting, Oryx stockholders will be asked to adopt the merger agreement and approve an amendment to the Oryx certificate of incorporation to effect the reverse stock split contemplated by the merger agreement.

VOTES REQUIRED (SEE PAGES 43 AND 45)

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of both Oryx and Kerr-McGee, excluding shares owned by their subsidiaries, is required for approval of the proposals.

RECORD DATE (SEE PAGES 43 AND 45)

     The record date for each special meeting is the close of business on January 13, 1999.

                              OUR RECOMMENDATIONS
                              TO OUR STOCKHOLDERS

KERR-MCGEE (SEE PAGE 21)

     Kerr-McGee's Board of Directors believes that the merger and related transactions, including the amendments to Kerr-McGee's certificate of incorporation and by-laws described on pages 81 through 87, are advisable and fair to and in the best interests of Kerr-McGee and the Kerr-McGee stockholders. Accordingly, it has unanimously approved them and unanimously recommends that Kerr-McGee stockholders vote FOR the proposal to adopt the merger agreement.

ORYX (SEE PAGE 24)

     Oryx's Board of Directors believes that the merger, the reverse stock split and the related transactions are advisable and fair to and in the best interests of Oryx and the Oryx stockholders. Accordingly, it has unanimously approved them and unanimously recommends that Oryx stockholders vote FOR the proposal to adopt the merger agreement and approve the amendment to the Oryx certificate of incorporation to effect the reverse stock split.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 26 THROUGH 40)

     In deciding to approve the merger, the Board of Directors of Kerr-McGee considered the opinion of Lehman Brothers Inc., its financial advisor, that, as of the date of such opinion, the exchange ratio was fair to Kerr-McGee from a financial point of view. In deciding to approve the merger, the Board of Directors of Oryx considered the opinion of Goldman, Sachs & Co., its financial advisor, that, as of the date of such opinion, the exchange ratio was fair to Oryx's stockholders from a financial point of view. These opinions are attached as Appendices C and D to this document. We encourage you to read these opinions carefully, as well as the descriptions of the analyses and assumptions on which such opinions were based contained on pages 26 through 40.

                              THE MERGER AGREEMENT

     The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement as it is the legal document that governs the merger.

CONDITIONS TO THE MERGER (SEE PAGES 69 THROUGH 70)

     The completion of the merger depends upon the satisfaction of a number of customary conditions, including the following:

     - approval by both the Kerr-McGee stockholders and the Oryx stockholders;

     - the continued accuracy of each company's representations and warranties and compliance by each company with its agreements contained in the merger agreement;

     - there being no law or court order that prohibits the merger;

     - receipt of required regulatory approvals;

     - receipt of letters from both Oryx's and Kerr-McGee's independent accountants as to the appropriateness of "pooling-of-interests" accounting treatment for the merger;

     - receipt of legal opinions from counsel for each company as to the qualification of the merger as a reorganization for tax purposes;

     - completion of the Oryx reverse stock split; and

     - no event having triggered either company's stockholders' rights plan.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGES 74 AND 75)

     Kerr-McGee and Oryx can agree to terminate the merger agreement without completing the merger, and either company can terminate the merger agreement on its own without completing the merger under various circumstances, including if any of the following occurs:

     - the merger is not completed by June 30, 1999, other than due to a breach of the merger agreement by the terminating party;

     - a court or other governmental authority permanently prohibits the merger;

     - the terminating company determines, under certain circumstances, to accept a superior offer from a third party, provides the other party to the merger agreement five days prior notice and complies with certain additional requirements;

     - the Board of Directors of the other party to the merger agreement changes or fails to reconfirm its recommendation to its stockholders in favor of the merger, or approves or recommends an alternative transaction to its stockholders;

     - the other party to the merger agreement delivers a notice that it intends to accept a superior proposal;

     - the other party to the merger agreement takes action with respect to its stockholders' rights plan in connection with another transaction or its stockholders' rights plan is triggered; or

     - the stockholders of either Kerr-McGee or Oryx fail to give the required approvals.

TERMINATION FEES AND EXPENSES
(SEE PAGES 75 AND 76)

     The merger agreement requires the payment by either company to the other of a termination fee of $60 million, plus $5 million for expenses, after termination of the merger agreement in any of the following circumstances:

     - the company's Board of Directors changes or fails to reconfirm its recommendation to its stockholders in favor of the merger, or approves or recommends another acquisition proposal;

     - the company accepts a superior proposal or provides notice that it intends to do so;

     - the company takes action with respect to its stockholders' rights plan in connection with another transaction or its stockholders' rights plan is triggered; or

     - the company's stockholders fail to approve the merger after a competing proposal has been publicly communicated, if the company enters into a definitive agreement for another transaction within 12 months of such termination and such other transaction is later consummated.

                          THE STOCK OPTION AGREEMENTS

TERMS OF OPTIONS (SEE PAGES 77 THROUGH 79)

     In connection with the merger agreement, Kerr-McGee and Oryx each granted the other an option to purchase 19.9% of its common stock. The per share exercise prices were based on the market prices of the Kerr-McGee ($46.94) and Oryx ($11.50) common stocks at the time the parties entered into the stock option agreements. The options are only exercisable if any of the events described above in "Termination Fees and Expenses" occur.

OPTIONS MAY DETER COMPETING BIDDERS (SEE PAGE 79)

     The option agreements were intended to increase the likelihood that the merger will be consummated. The option agreements would make an acquisition of either company by a third party more costly and are likely to prevent a competing acquiror for either company from accounting for the acquisition by using the pooling-of-interests accounting method. Accordingly, the option agreements may discourage a third party from proposing a competing transaction, including one that might be more favorable to stockholders than the merger.

                               OTHER INFORMATION

ACCOUNTING TREATMENT (SEE PAGE 40)

     The merger will be accounted for as a "pooling-of-interests", which means that we will treat our companies as if they had always been combined for accounting and financial purposes and the assets and liabilities of Kerr-McGee and Oryx will be carried forward at their historical amounts.

NO APPRAISAL RIGHTS (SEE PAGE 42)

     Both companies are incorporated under Delaware law. Under Delaware law, neither Oryx stockholders nor Kerr-McGee stockholders have any right to an appraisal of the value of their shares in connection with the merger.

COMPARATIVE PER SHARE MARKET PRICE
INFORMATION (SEE PAGES 48 AND 49)

     Kerr-McGee's and Oryx's common stock are each listed on the New York Stock Exchange. On October 14, 1998, the last full trading day on the New York Stock Exchange prior to the public announcement of the proposed merger, Kerr-McGee common stock closed at $46.94 per share and Oryx common stock closed at $11.50 per share. On January 26, 1999, Kerr-McGee common stock closed at $33.88 per share and Oryx common stock closed at $12.31 per share.

              SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

     We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Kerr-McGee and Oryx and the related notes contained in their annual, quarterly and other reports and other information that Kerr-McGee and Oryx have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 91.

                  KERR-MCGEE HISTORICAL FINANCIAL INFORMATION

     The historical financial information for Kerr-McGee reflects the following items which you should consider in making period-to-period comparisons:

     - In 1995, as a result of the impairment of oil and gas assets related to the adoption of Statement of Financial Accounting Standards No. 121, Kerr-McGee recognized a noncash, pre-tax charge of $203 million ($123 million after tax).

     - In 1998, Kerr-McGee sold its coal operations. During 1995, Kerr-McGee disposed of substantially all of its refining and marketing operations. Therefore, results of coal and refining and marketing operations are reported as discontinued operations.

                                          (UNAUDITED)
                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                        ---------------   ------------------------------------------
                                         1998     1997     1997     1996     1995     1994     1993
                                        ------   ------   ------   ------   ------   ------   ------
                                              (Millions of dollars, except per share amounts)
INCOME STATEMENT DATA
Sales.................................  $1,045   $1,043   $1,388   $1,566   $1,401   $1,272   $1,118
Income (loss) from
  continuing operations...............      19      126      161      164      (58)      35       36
Income from
  discontinued operations.............     277       23       33       56       27       55       41
Net income (loss).....................     296      149      194      220      (31)      90       77
Diluted earnings (loss)
  per common share --
    Continuing operations.............     .40     2.62     3.36     3.30    (1.12)     .67      .74
    Discontinued operations...........    5.81      .47      .68     1.13      .52     1.07      .83
    Net income........................    6.21     3.09     4.04     4.43     (.60)    1.74     1.57
BALANCE SHEET DATA
Total assets..........................   3,731    2,958    3,096    3,124    3,213    3,696    3,506
Total debt............................     900      511      579      663      735      993      859
Total debt less cash..................     649      435      396      542      648      911      765
Stockholders' equity..................   1,657    1,413    1,440    1,367    1,416    1,543    1,512
Common shares outstanding
  (thousands).........................  47,165   47,660   47,686   48,294   51,069   51,694   51,655
Cash dividends declared per common
  share...............................    1.35     1.35     1.80     1.64     1.55     1.52     1.52

                     ORYX HISTORICAL FINANCIAL INFORMATION

     In making period-to-period comparisons, you should note that, effective January 1, 1994, Oryx adopted a new policy for determining the ceiling test for its oil and gas properties. A one-time noncash charge of $948 million after-tax for the cumulative effect of the change was recognized in 1994.

                                     (UNAUDITED)
                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                  -----------------   ----------------------------------------------
                                   1998      1997      1997      1996      1995      1994      1993
                                  -------   -------   -------   -------   -------   -------   ------
                                           (Millions of dollars, except per share amounts)
INCOME STATEMENT DATA
Revenues........................  $   614   $   912   $ 1,213   $ 1,168   $ 1,014   $ 1,082   $1,080
Income (loss) from continuing
  operations before
  extraordinary charges and
  cumulative effect of
  accounting change.............      (24)      131       172       163       158       (65)     (93)
Extraordinary charges...........       --        --        (2)       --       (23)      (12)      (7)
Cumulative effect of accounting
  change........................       --        --        --        --        --      (948)      --
Net income (loss)...............      (24)      131       170       163       135    (1,025)    (100)
Diluted earnings (loss) per
  common share..................     (.23)     1.24      1.62      1.55      1.54      (.68)   (1.01)
BALANCE SHEET DATA
Total assets....................    2,210     2,112     2,108     1,935     1,666     2,118    3,624
Total debt......................    1,378     1,184     1,188     1,187     1,203     1,711    1,769
Total debt less cash............    1,371     1,171     1,178     1,178     1,183     1,701    1,759
Stockholders' equity
  (deficit).....................      142       108       157       (37)     (209)     (347)     676
Common shares outstanding
  (thousands)...................  106,234   105,623   105,982   104,983   104,455    98,946   96,932
Cash dividends declared per
  common share..................       --        --        --        --        --        --      .40

                              RECENT DEVELOPMENTS

     Both Kerr-McGee and Oryx performed fourth quarter 1998 asset impairment tests as required by generally accepted accounting principles. As a result, the companies deemed that certain oil and gas fields located in the North Sea, China and the United States and certain of Kerr-McGee's chemical plants located in Idaho and Alabama were impaired because the assets were no longer expected to recover their net book value through future cash flows. Expectations of future cash flows had decreased from those previously forecast primarily as a result of continued weakness in oil, gas and certain chemical product prices. The prices used by the companies in performing their impairment analyses of future cash flows are consistent with industry forecasts by investment bankers and industry consultants. In addition, downward reserve revisions were deemed necessary for certain oil and gas fields. The impairment losses will be included in the operations sections of each of the companies' income statements and were determined as the difference between the net book value and the estimated fair value. The fair value for these impaired assets was based on the estimated present value of future cash flows or, where appropriate, market value. The impairment by segment, which affects only property, plant and equipment, represented 16% of the net book value of Kerr-McGee's oil and gas assets, 9% of the net book value of Kerr-McGee's chemical assets and 4% of the net book value of Oryx's oil and gas assets.

     The following table sets forth the noncash, pre-tax charges that Kerr-McGee and Oryx are taking for such impairments in the fourth quarter of 1998, presented by segment:

                                             KERR-MCGEE      ORYX
                                            ------------    ------
                                            (MILLIONS OF DOLLARS)
Exploration and production................      $313          $76
Chemicals.................................        57           --
                                                ----          ---
                                                $370          $76
                                                ====          ===

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     Selected Unaudited Pro Forma Combined Financial Information. Kerr-McGee and Oryx are providing the following unaudited pro forma financial information to give you a picture of what the results of operations and financial position of the combined company would have looked like, absent any operational or other changes, had Kerr-McGee's and Oryx's businesses been combined for the periods and at the dates indicated. This information is provided for illustrative purposes only and does not show what their results of operations or financial position would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what their future operating results or consolidated financial position will be. The unaudited pro forma combined income statement data does not include any of the synergies and cost reductions expected to result from the merger. Please see "Unaudited Pro Forma Combined Condensed Financial Statements" on page 50 for a more detailed explanation of this analysis.

     Pooling Accounting Treatment. The merger will be accounted for as a pooling-of-interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. For a more detailed description of pooling-of-interests accounting, see "The Proposed Merger -- Accounting Treatment" on page 40.

     Periods Covered. The unaudited pro forma combined income statement data combines Kerr-McGee's results for its fiscal year 1997 and for the nine months ended September 30, 1998, with Oryx's results for its fiscal year 1997 and the nine months ended September 30, 1998, giving effect to the merger as if it had occurred as of January 1, 1997.

     The unaudited pro forma balance sheet data combines Kerr-McGee's and Oryx's balance sheets at September 30, 1998, giving effect to the merger as if it had occurred as of September 30, 1998.

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,        YEAR ENDED
                                                                    1998          DECEMBER 31, 1997
                                                              -----------------   -----------------
                                                                  (Millions of dollars, except
                                                                       per share amounts)
INCOME STATEMENT DATA
Sales.......................................................       $1,664              $2,605
Income (loss) from continuing operations....................          (20)                351
Net income..................................................          258                 382
Diluted earnings (loss) per common share --
  Continuing operations.....................................         (.23)               4.03
  Net income................................................         2.96                4.39

                                                                     AS OF
                                                              SEPTEMBER 30, 1998
                                                              -------------------
                                                                 (Millions of
                                                              dollars, except per
                                                                share amounts)
BALANCE SHEET DATA
Total assets................................................        $ 6,015
Total debt..................................................          2,278
Total debt less cash........................................          2,020
Stockholders' equity........................................          1,664
Common shares outstanding (thousands).......................         86,365
Cash dividends declared per common share....................            .74

                                  RISK FACTORS

     In addition to the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page 14 and the other information included in this document, the Kerr-McGee and Oryx stockholders should consider the following risk factors carefully in determining whether to approve the merger.

BENEFITS FROM INTEGRATION OF OPERATIONS MAY NOT BE ACHIEVED

     The merger is expected to create a more competitive company. This requires the integration of two companies that previously operated independently. The workforce will have to be combined and reduced and offices consolidated. Some employees will be required to relocate as part of this process. We expect that the combined company will, as a result of its increased size and requirements, be able to consolidate its purchasing and obtain more favorable prices from suppliers. However, its ability to do so may be limited by changes in the purchasing power or practices of its competitors and other market dynamics. No assurance can be given that the companies will be able to integrate their operations without encountering difficulties or experiencing the loss of key employees or that the cost savings and synergies expected from such integration will be realized.

SIGNIFICANT MERGER-RELATED CHARGES WILL BE INCURRED

     Kerr-McGee and Oryx estimate that, as a result of the merger, the combined company will incur consolidation and integration expenses of approximately $125 million. In addition, it is expected that Kerr-McGee and Oryx will incur merger-related expenses of approximately $30 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. Kerr-McGee and Oryx expect to expense the anticipated $155 million pre-tax charge relating to the above-referenced expenses before the end of 1999. The foregoing amounts are preliminary and the actual amounts may be higher or lower. Moreover, the combined company may incur additional unanticipated expenses in connection with the integration of Kerr-McGee's and Oryx's businesses.

BECAUSE EXCHANGE RATIO IS FIXED, MARKET VALUE OF KERR-MCGEE COMMON STOCK ISSUED TO ORYX STOCKHOLDERS WILL DEPEND ON MARKET PRICE OF KERR-MCGEE COMMON STOCK WHEN THE MERGER IS COMPLETED

     Oryx stockholders are receiving a fixed number of shares of Kerr-McGee common stock in the merger, rather than a number of shares of Kerr-McGee common stock with a particular fixed market value. The market values of Kerr-McGee and Oryx common stock at the time of the merger may vary significantly from their prices on the date the merger agreement was executed, the date of this document or the date on which Kerr-McGee and Oryx stockholders vote on the merger. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Kerr-McGee or Oryx common stock, the market value of the Kerr-McGee common stock issued in the merger and the Oryx common stock surrendered in the merger may be higher or lower than the values of such shares on such earlier dates.

VOTING INTERESTS OF KERR-MCGEE AND ORYX STOCKHOLDERS WILL BE SUBSTANTIALLY
DILUTED

     Based on the exchange ratio and the capitalization of Kerr-McGee and Oryx immediately following the reverse stock split and the merger, Kerr-McGee stockholders will own securities representing approximately 55% of the voting power of the combined company and Oryx stockholders will own securities representing approximately 45% of the voting power of the combined company. This will constitute a substantial dilution of the voting interest of both Kerr-McGee and Oryx stockholders.

VOLATILE PRODUCT PRICES AND MARKETS COULD ADVERSELY AFFECT RESULTS

     The combined company's earnings per share will exceed the earnings per share Kerr-McGee would have generated on a stand-alone basis in the absence of the merger only if crude oil and natural gas prices exceed certain levels. We estimate that the earnings per share of the combined company in 1999 will exceed Kerr-McGee's earnings per share on a stand-alone basis if crude oil prices average at least $15 per barrel and natural gas prices average at least $2.25 per MMBtu during 1999 and if one-time costs associated with the merger are excluded. Industry analysts' latest published forecasts of 1999 crude oil prices range from $13 to $17.50 per barrel and of natural gas prices range from $1.80 to $2.45 per MMBtu. As of January 26, 1999, the market prices on the New York Mercantile Exchange for one-year crude oil and natural gas futures were $12.06 per barrel and $1.71 per MMBtu.

     The combined company's results of operations will be highly dependent upon the prices of and demand for oil and gas. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Accordingly, the prices received by the combined company for its oil and gas production are dependent upon numerous factors which will be beyond its control. These factors include, but are not limited to, the level of ultimate consumer product demand, governmental regulations and taxes, the price and availability of alternative fuels, the level of imports and exports of oil and gas, and the overall economic environment. Any significant decline in prices for oil and gas could have a material adverse effect on the combined company's financial condition, results of operations and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines or other adverse market conditions, the combined company may not be able to generate sufficient cash flow from operations to meet its obligations and make planned capital expenditures. In order to manage its exposure to price risks in the sale of its oil and gas, the combined company may from time to time enter into commodities futures or option contracts to hedge a portion of its crude oil and natural gas sales volume, although Kerr-McGee does not currently do so. Any such hedging activities may prevent the combined company from realizing the benefits of price increases above the levels reflected in such hedges.

     The combined company's results of operations also will be dependent on the prices and demand for titanium dioxide pigment. Demand for pigments is generally tied to regional economic conditions and the availability of imports and exports in such areas, which are beyond the control of the combined company.

FAILURE TO FUND CONTINUED CAPITAL EXPENDITURES COULD ADVERSELY AFFECT PROPERTIES

     If revenues of the combined company substantially decrease as a result of lower oil and gas prices or otherwise, the combined company may have limited ability to expend the capital necessary to replace its reserves or to maintain production at current levels, resulting in a decrease in production over time. Kerr-McGee and Oryx expect that the combined company will continue to make capital expenditures for the acquisition, exploration and development of oil and gas reserves. Historically, Kerr-McGee and Oryx have financed these expenditures primarily with cash flow from operations and proceeds from debt and equity financings, asset sales and sales of partial interests in foreign concessions. Kerr-McGee and Oryx believe that, after considering the amount of the combined company's debt (see "Unaudited Pro Forma Combined Condensed Financial Statements" on page 50), the combined company will have sufficient cash flow from operations, available drawings under its credit facilities and other debt financings to fund capital expenditures. However, if the combined company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing or other sources of capital will be available to meet these requirements. If the combined company is not able to fund its capital expenditures, its interests in some of its properties may be reduced or forfeited.

COSTS OF ENVIRONMENTAL LIABILITIES AND REGULATION COULD EXCEED ESTIMATES

     The companies' current and former operations involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations will obligate the combined company to clean up various sites at which petroleum, chemicals, low-level radioactive substances or other regulated materials have been disposed of or released. Some of these sites have been designated Superfund sites by the U.S. Environmental Protection Agency pursuant to the Comprehensive

Environmental Response, Compensation and Liability Act of 1980. Each of the companies is also a party to legal proceedings involving environmental matters pending in various courts and agencies.

     It is not possible for the companies to reliably estimate the amount and timing of all future expenditures related to environmental matters because of:

     - the difficulty of estimating clean up costs;

     - the uncertainty in quantifying liability under environmental laws that impose joint and several liability on all potentially responsible parties; and

     - the continually changing nature of environmental laws and regulations.

     Although management of each of the companies believes that it has established appropriate reserves for clean up costs, due to these uncertainties the combined company could be required to make additional reserves in the future.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Kerr-McGee and Oryx have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Kerr-McGee, Oryx and the combined company and may be preceded by, followed by, or otherwise include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions. These statements occur in:

     - "Questions and Answers about the Kerr-McGee/Oryx Merger";

     - "Summary Selected Historical and Unaudited Pro Forma Combined Condensed Financial Information";

     - "Risk Factors";

     - "The Proposed Merger -- Kerr-McGee's Reasons for the Merger; Recommendation of the Board of Directors of Kerr-McGee";

     - "The Proposed Merger -- Oryx's Reasons for the Merger; Recommendation of the Board of Directors of Oryx";

     - "The Proposed Merger -- Opinion of Kerr-McGee's Financial Advisor";

     - "The Proposed Merger -- Opinion of Oryx's Financial Advisor";

     - "Comparative Per Share Information -- Comparative Market Price and Dividend Information";

     - "Unaudited Pro Forma Combined Condensed Financial Statements"; and

     - Statements contained elsewhere in this document concerning Kerr-McGee's and Oryx's plans for their and the combined company's growth and future operations or financial position.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Kerr-McGee, Oryx and the combined company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Kerr-McGee's and Oryx's ability to control or predict. Stockholders of Kerr-McGee and Oryx are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities laws, Kerr-McGee and Oryx do not have any intention or obligation to update forward-looking statements after they distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Kerr-McGee and Oryx claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements, including:

     - materially adverse changes in general economic conditions or in the markets served by Kerr-McGee and Oryx, including changes in the prices of oil, natural gas, titanium dioxide pigments and other chemicals;

     - the success of the combined company's oil and natural gas exploration, development and production programs;

     - uncertainties about estimates of reserves;

     - the ability of Kerr-McGee and Oryx to successfully integrate their operations;

     - the financial resources of competitors;

     - changes in laws and regulations, including environmental laws;

     - the quality of future opportunities that may be presented to or pursued by Kerr-McGee, Oryx or the combined company;

     - the ability to generate cash flows or obtain financing to fund growth and the cost of such financing;

     - the ability to obtain regulatory approvals;

     - the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, and trade and regulatory matters; and

     - the ability to complete and integrate appropriate acquisitions, strategic alliances and joint ventures.

                              THE PROPOSED MERGER

GENERAL

     Kerr-McGee and Oryx are furnishing this document to their stockholders in connection with the solicitation of proxies by their Boards of Directors for use at special meetings of their stockholders and at any adjournments or postponements thereof.

     Kerr-McGee Special Meeting. At the Kerr-McGee special meeting, Kerr-McGee stockholders will be asked to vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 14, 1998, pursuant to which the merger of Oryx into Kerr-McGee will be effected. In the merger, among other things, the certificate of incorporation and by-laws of Kerr-McGee will be amended and restated as described below under "-- Amendment of Kerr-McGee's Certificate of Incorporation and By-Laws" on page 16. The amendments to the certificate of incorporation and by-laws are also described in more detail under "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights" on page 81. The affirmative vote of the holders of a majority of the shares of Kerr-McGee common stock outstanding, excluding shares held by subsidiaries, on the record date is required to adopt the Kerr-McGee proposal. See "The Kerr-McGee Special Meeting" on page 43.

     Oryx Special Meeting. At the Oryx special meeting, Oryx stockholders will be asked to vote upon a proposal to adopt the merger agreement and approve an amendment to the certificate of incorporation of Oryx providing for the reverse stock split. The reverse stock split is described in more detail under "The Reverse Stock Split" on page 80. The affirmative vote of the holders of a majority of the shares of Oryx common stock outstanding, excluding shares held by subsidiaries, on the record date is required to adopt the Oryx proposal. See "The Oryx Special Meeting" on page 45.

THE MERGER AND REVERSE STOCK SPLIT

     The merger agreement provides, among other things, for:

          (1) the filing of an amendment to the certificate of incorporation of Oryx to effect a reverse split of Oryx common stock in which each share of Oryx common stock outstanding immediately prior to the reverse stock split will be reclassified as 0.369 shares of Oryx common stock, immediately followed by,

          (2) the merger of Oryx into Kerr-McGee, with Kerr-McGee being the surviving corporation. In the merger, each share of Oryx common stock outstanding after giving effect to the reverse stock split will be converted into the right to receive one share of Kerr-McGee common stock.

     The reverse stock split is being effected in order to ensure that the conversion price of Oryx's 7 1/2% Convertible Subordinated Debentures due 2014 is adjusted so that the debentureholders will be entitled to receive the same number of shares of Kerr-McGee common stock regardless of whether they convert their debentures before or after the merger. The merger will become effective at the time of filing a certificate of merger with the Secretary of State of Delaware or at such later time as is specified in the certificate of merger, which is expected to occur as soon as practicable following the approval of the Kerr-McGee and Oryx stockholders. See "The Merger Agreement" on page 67.

AMENDMENT OF KERR-MCGEE'S CERTIFICATE OF INCORPORATION AND BY-LAWS

     The merger agreement provides for the amendment and restatement of Kerr-McGee's certificate of incorporation and by-laws in the merger. The amendments generally incorporate certain governance provisions from the certificate of incorporation and by-laws of Oryx as negotiated by the parties in connection with the merger (see "-- Background of the Merger" on page 18) or reflect revisions in Delaware law. The amendments will, among other things:

     - provide for the classification of the Board of Directors of the combined company into three staggered classes, with each class serving an overlapping three-year term. Under Delaware law, this will result in the combined company stockholders only being able to remove directors with cause;

     - require a 75% vote of the stockholders of the combined company to remove a director for cause;

     - require that the stockholders of the combined company take action only pursuant to a meeting of the stockholders, and not by written consent;

     - permit only the Chief Executive Officer and the Board of Directors of the combined company to call a special meeting of the stockholders;

     - require a 75% vote of the stockholders of the combined company to amend the sections of the certificate of incorporation and by-laws of the combined company containing the foregoing provisions; and

     - increase the authorized number of shares of Kerr-McGee common stock from 150 million to 300 million.

     Forms of the certificate of incorporation and by-laws of the combined company are included as Exhibits 1.5 and 1.6 to the merger agreement, which is attached to this document as Appendix A.

     Certain of the amendments, such as the creation of a staggered board of directors, the requirement of stockholder action by meeting only, the restrictions on who may call special meetings of the stockholders, and the requirement of a 75% stockholder vote to amend certain provisions, may have certain anti-takeover effects. These amendments may discourage attempts to acquire control of the combined company without negotiation with its Board of Directors, including attempts by people who might be willing to pay a price for the combined company's stock in excess of its market price. Such provisions will also make it more difficult for stockholders of the combined company to replace directors of the combined company.

     For more information, see "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights" on page 81.

STOCK OPTION AGREEMENTS

     As an inducement and condition to entering into the merger agreement, Kerr-McGee and Oryx entered into reciprocal stock option agreements whereby, among other things, each party granted to the other an option to purchase approximately 19.9% of the outstanding shares of common stock of such party. The options were granted at a price per share equal to the closing price of Kerr-McGee common stock ($46.94) and Oryx common stock ($11.50) on the New York Stock Exchange immediately prior to the execution of the merger agreement and the option agreements.

     The options become exercisable under certain circumstances, which generally involve the termination of the merger agreement following:

     - an adverse change in (or failure to reconfirm) the recommendation of a party's Board of Directors to such party's stockholders to approve the merger;

     - the approval or recommendation by a party's Board of Directors of another acquisition proposal;

     - the triggering of a party's rights agreement;

     - the acceptance by a party of a superior proposal or notice that it intends to do so; or

     - the failure of a party's stockholders to approve the merger after a competing proposal has been publicly communicated, if such party enters into a definitive agreement for another transaction within 12 months of such termination and such other transaction is later consummated.

     The maximum profit under each option agreement is limited to $70 million, including any termination fee and expenses paid pursuant to the merger agreement. See "The Stock Option Agreements" beginning on page 77.

     The option agreements were entered into in connection with the merger agreement in order to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The option agreements would have the effect of making an acquisition or other combination of either company by or with a third party more costly. This is because the acquiror in any such transaction would have to acquire or otherwise provide for the option shares that would be issued under the applicable option agreement. Moreover, following consultation with each of their respective independent accountants, the management of each of Kerr-McGee and Oryx believe that if either option becomes exercisable it is likely during the following two years to prohibit any other acquiror of the company which issued such option from accounting for any such acquisition by using the pooling-of-interests accounting method. Accordingly, the option agreements may discourage a third party from proposing a competing transaction, including one that might be more favorable to stockholders than the merger.

BACKGROUND OF THE MERGER

     In the late summer of 1998, Kerr-McGee and Oryx were each pursuing a growth strategy for their oil and gas exploration and production businesses. The continuing decline in oil prices had depressed the oil and gas industry, causing Luke R. Corbett, Kerr-McGee's Chairman and Chief Executive Officer, and other members of Kerr-McGee's senior management to believe that Oryx might be willing to consider a strategic combination. In August, 1998, Mr. Corbett telephoned Robert L. Keiser, Oryx's Chairman and Chief Executive Officer, to propose meeting to discuss a possible transaction. Mr. Keiser indicated an interest in such a discussion, but informed Mr. Corbett that he wanted to discuss the matter with Oryx's Board of Directors before pursuing it with Mr. Corbett.

     At the regular meeting of the Oryx Board on September 3, 1998, Mr. Keiser discussed with the Oryx Board his conversation with Mr. Corbett. The Oryx Board authorized Mr. Keiser to follow-up on this contact.

     Mr. Corbett and Mr. Keiser met on September 11, 1998 and discussed on a preliminary basis the potential benefits and possible structure of a business combination transaction involving the companies. Mr. Keiser indicated that he intended to report the discussion to the Oryx Board and inform Mr. Corbett if Oryx was interested in further discussions.

     At Kerr-McGee's regularly scheduled Board of Directors meeting on September 15, Mr. Corbett reported the status of his contacts with Mr. Keiser and indicated that it was possible that Oryx would be interested in entering into discussions with respect to a strategic combination. At the meeting, among other things, Kerr-McGee's senior management made presentations to the Kerr-McGee Board of Directors regarding Kerr-McGee's business and plans, Oryx and the opportunity for and potential benefits of a strategic combination, as well as the material terms of the transaction that management recommended be considered. The Kerr-McGee Board authorized senior management to pursue discussions with Oryx and to report back regarding a potential transaction. After the Kerr-McGee Board meeting, Mr. Corbett informed Mr. Keiser that the Kerr-McGee Board had authorized Kerr-McGee to engage in further discussions with Oryx regarding a strategic combination.

     On September 18, the Oryx Board held a special meeting at which various financial, structural and legal aspects of a possible business combination transaction with Kerr-McGee were discussed. Each member of the Oryx Board concurred that Oryx's senior management should continue to evaluate a possible transaction. Following the September 18 board meeting, Oryx retained Goldman, Sachs & Co. as its financial advisor and Jones, Day, Reavis & Pogue as its legal advisor to assist it in evaluating a possible transaction with Kerr-McGee. Mr. Keiser informed Mr. Corbett that the Oryx Board had authorized Oryx to engage in further discussions with Kerr-McGee regarding a strategic combination.

     During the week of September 21, representatives of Kerr-McGee and Oryx began due diligence investigations and discussions with respect to each other, including as to each other's business, financial condition, future prospects and actual and contingent liabilities.

     On September 24, Mr. Corbett and Mr. Keiser met to discuss the basic terms of a possible transaction, including the form of the combination as an all-stock merger and the initial composition of the board of directors and senior management of the combined company.

     On September 28, Simpson Thacher & Bartlett, counsel for Kerr-McGee, delivered initial drafts of the merger agreement and option agreements to Oryx and Jones Day. During the week of September 28, Kerr-McGee and Oryx and their legal advisors continued due diligence discussions with each other.

     On September 30 and October 1, the Oryx Board held a special meeting and reviewed the strategic alternatives available to Oryx with the assistance of Jones Day and Goldman Sachs. The presentations to and discussions by the Oryx Board included, among other things:

          (1) a review by senior management of Oryx's preliminary long-range strategic plan,

          (2) a presentation by Jones Day regarding the duties of directors,

          (3) a review by Goldman Sachs of strategic alternatives available to Oryx, and

          (4) the results of Oryx's due diligence efforts to date.

The Oryx Board directed that Oryx's senior management and Oryx's legal and financial advisors continue to explore a possible business combination transaction with Kerr-McGee.

     On October 2, members of Kerr-McGee's and Oryx's senior management and their counsel had a telephone conference to discuss legal issues regarding the form and other terms of the transaction and the status of due diligence efforts. During the call, Oryx's representatives encouraged Kerr-McGee's representatives to consider structuring the transaction as a merger of Kerr-McGee into Oryx. Among other things, Oryx believed that Oryx's certificate of incorporation, including provisions therein for a classified board and certain related corporate governance provisions that were not contained in Kerr-McGee's certificate of incorporation, would provide greater protections to stockholders of the combined company. Kerr-McGee believed that it was important that the financial community not perceive the merger as an acquisition of Kerr-McGee by Oryx and that Kerr-McGee continue as the surviving corporate entity. Accordingly, Kerr-McGee's representatives proposed that Oryx merge into Kerr-McGee. Kerr-McGee's representatives also noted that the parties contemplated that the size of the board of directors of the combined company would exceed eleven, but that Oryx's certificate of incorporation limits the size of Oryx's board of directors to eleven and provides for a 75% supermajority stockholder vote to amend such limitation. Kerr-McGee's certificate of incorporation does not contain this limitation. It was agreed that Oryx would merge into Kerr-McGee and that Kerr-McGee's certificate of incorporation would be amended to include the specified corporate governance provisions from Oryx's certificate of incorporation. See "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights" on page 81.

     On October 4, Lehman Brothers Inc., who had been previously retained as Kerr-McGee's financial advisor, and Goldman Sachs began meeting with each other and with the companies to conduct financial due diligence discussions. On October 5, Oryx's legal counsel provided Kerr-McGee with its initial comments regarding the draft transaction documentation.

     During the week of October 5, Kerr-McGee and Oryx and their advisors continued due diligence reviews. On October 8, Lehman Brothers presented Kerr-McGee's senior management with a preliminary financial analysis of the two companies and the combination, reflecting the information generated in the due diligence process.

     On October 10, the Oryx Board held a special meeting and received:

          (1) an updated report on the results of Oryx's due diligence investigations; and

          (2) a presentation by Goldman Sachs of its analysis of the strategic plans of Oryx and Kerr-McGee, the impact a possible combination would have on these plans and the potential financial benefits to Oryx's stockholders of a possible business combination with Kerr-McGee based upon alternative assumptions as to exchange ratios.

     In addition, the Oryx Board was advised of proposed changes to Oryx benefit plans and arrangements designed, in general, to harmonize the benefit arrangements of the two companies, which had been discussed by representatives of the two companies. The Oryx Board directed that Oryx's senior management and legal and financial advisors continue the discussions of a possible business combination transaction with Kerr-McGee.

     During a meeting between senior management of Kerr-McGee and Oryx and their financial advisors on October 11, Oryx proposed an exchange ratio of 0.369 shares of Kerr-McGee common stock for each share of Oryx common stock. Kerr-McGee subsequently proposed an exchange ratio of 0.33. The parties agreed to discuss the appropriate exchange ratio further in connection with the other terms of the transaction.

     On October 12, the Kerr-McGee Board met to discuss the current status of the transaction. Representatives of Lehman Brothers and Simpson Thacher participated in the meeting. Kerr-McGee's senior management and Lehman Brothers presented their analyses of the two companies and the potential financial terms of a transaction including the matters set forth in "-- Opinion of Kerr-McGee's Financial Advisor" on page 26, and Kerr-McGee's senior management presented their views of the proposed combination, including the matters set forth under "-- Kerr-McGee's Reasons for the Merger; Recommendation of the Board of Directors of Kerr-McGee" on page 21. Kerr-McGee's senior management and Simpson Thacher presented the current status of discussions and negotiations with Oryx and Jones Day. Simpson Thacher also discussed the duties of the directors and summarized the terms of the current drafts of the transaction documents. The Kerr-McGee Board discussed the information presented, and directed Kerr-McGee's senior management to complete the due diligence review of Oryx's business and the negotiation of the business combination transaction.

     Negotiations between Mr. Corbett and Mr. Keiser, and other members of Kerr-McGee's and Oryx's senior management and the companies' legal and financial advisors, continued on October 13 and 14, and during the afternoon of October 14 agreement was reached on the terms of the agreements, including the exchange ratio, termination events and fees and related provisions in the merger agreement and option agreements (see "The Merger Agreement -- Termination" on page 74, "The Merger Agreement -- Termination Fees and Expenses" on page 75, and "The Stock Option Agreements" on page 77) and initial composition of the board of directors of the combined company for presentation to the companies' Boards of Directors at special meetings held later that day.

     At the October 14 Kerr-McGee Board meeting, members of Kerr-McGee's senior management and representatives of Lehman Brothers and Simpson Thacher updated their October 12 presentations, and Kerr-McGee's senior management reported the final results of their due diligence review to the Board. In addition, Kerr-McGee's senior management reviewed the matters related to the transaction in which the Kerr-McGee Board or senior management had an interest which could be said to be different from or in addition to the interests of Kerr-McGee stockholders in general. See "Interests of Certain Persons in the Merger" on page 61. Lehman Brothers then delivered its opinion that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair from a financial point of view to Kerr-McGee. See
"-- Opinion of Kerr-McGee's Financial Advisor" on page 26. After discussion and consideration, the Kerr-McGee Board unanimously approved the merger agreement and the option agreements, and the merger and other transactions contemplated thereby.

     At the October 14 Oryx Board meeting, Oryx's senior management and representatives of Goldman Sachs reported on the course of discussions with Kerr-McGee and Jones Day discussed the duties of directors. In addition, Oryx's management and Jones Day summarized the terms of the transaction documents and the amendments to be made to Oryx's employee benefit plans and executive severance arrangements. The Oryx Board was also informed of each of the matters related to the transaction in which the Oryx Board and Oryx's senior management had an interest which could be said to be different from or in addition to the interests of Oryx stockholders in general. See "Interests of Certain Persons in the Merger" on page 61. Representatives of Goldman Sachs then orally informed the Oryx Board, which oral advice was subsequently confirmed in writing, that, as of October 14, 1998, in the opinion of Goldman Sachs, the exchange ratio was fair to Oryx stockholders from a financial point of view. See "-- Opinion of Oryx's Financial Advisor" on page
32. Following discussion, the Oryx Board, by unanimous vote, approved the merger agreement, the option agreements and the other transactions contemplated thereby.

     Following the approvals of the two companies' Board of Directors, the merger agreement and option agreements were executed in the evening of October 14, 1998 and were publicly announced by the companies in the early morning of October 15, 1998.

     As described above, negotiations regarding the terms of the merger agreement and the option agreements were conducted primarily by Mr. Corbett and Mr. Keiser and other members of Kerr-McGee's and Oryx's senior management in consultation with and at the direction of the companies' Boards of Directors and with the advice and assistance of the companies' legal and financial advisors.

KERR-MCGEE'S REASONS FOR MERGER;
RECOMMENDATION OF THE BOARD OF DIRECTORS OF KERR-MCGEE

     At a special meeting of the Kerr-McGee Board held on October 14, 1998, the Kerr-McGee Board unanimously:

     - determined that the merger agreement and the option agreements, and the merger and other transactions contemplated thereby, are advisable and are fair to and in the best interests of Kerr-McGee and its stockholders;

     - approved the merger agreement and the option agreements, and the merger and other transactions contemplated thereby;

     - recommended that the stockholders of Kerr-McGee adopt the merger agreement; and

     - directed that the merger agreement be submitted for consideration by Kerr-McGee's stockholders at the Kerr-McGee meeting.

     Kerr-McGee's Reasons for the Merger. The Kerr-McGee Board believes that the merger offers an excellent opportunity to build value for Kerr-McGee's stockholders for the following reasons, among others:

     - The merger furthers Kerr-McGee's strategy of growing its oil and gas exploration and production business.

     - The merger will enable the combined company to realize both corporate and operational synergies. Transition teams have identified pre-tax synergies in excess of $100 million annually. These synergies will be achieved principally by reductions in general and administrative costs, including consolidation of offices and reductions in staff, consolidation of operations in the Gulf of Mexico and the U.K. sector of the North Sea, reductions of exploration costs and the costs of financing Oryx's operations.

     - The merger will create a larger, more competitive company that will have advantages of scale in many areas, including exploration, development, production, engineering, research and technology. This will better enable the combined company to enhance profitability and maximize returns to its stockholders.

     - The combined company will be the fourth largest independent oil and gas exploration and production company based in the United States in terms of proven reserves, the third largest independent in the Gulf of Mexico in terms of production volume, the largest U.S.-based independent in the U.K. sector of the North Sea in terms of production volume and the largest holder of deepwater blocks in the Gulf of Mexico among the independents. These rankings only cover independent oil and gas exploration and production companies, and exclude integrated companies which also operate refineries and distribution networks.

     - The combined company will have an enterprise value of approximately $6 billion and more than $1 billion in discretionary cash flow per year, based on 1997 results. Moreover, the combined company will maintain Kerr-McGee's strategic focus on its titanium dioxide chemical business, which will provide a source of cash flow that is independent of the more volatile oil and gas business. The financial strength of the combined company will enable the company to better withstand cyclical price movements and help to maintain more consistent exploration programs in low price environments, while preserving the ability to service and retire debt and pay dividends.

     - The combined company will have proved reserves of more than a billion barrels of oil equivalent and combined production of about 300,000 barrels of oil equivalent per day. Nearly 85% of the reserves are located in the United States or the United Kingdom.

     - Oryx's extensive prospect inventory complements Kerr-McGee's existing inventory and expands core areas within the North Sea and the deepwater Gulf of Mexico. The combined company will have approximately 40 million gross acres for exploration, including more than 230 blocks in the high-potential deep water of the Gulf of Mexico.

     - Oryx's exploration and deepwater drilling and development expertise coupled with Kerr-McGee's development and exploitation expertise provides the combined company with complementary skill sets that will better enable the combined company to optimize its prospect inventory and control finding and development costs.

     - The combination of Kerr-McGee's relatively underleveraged capitalization with Oryx's leveraged capitalization should enable the combined company to continue with an investment-grade debt rating and lower the cost of capital needed to finance an exploration program suitable for realizing the inherent value of Oryx's assets.

     - The combined company's earnings per share and cash flow in 1999 and thereafter will exceed the earnings per share and cash flow per share Kerr-McGee would have generated on a stand-alone basis in the absence of the merger only if crude oil and natural gas prices exceed certain levels. Kerr-McGee estimates that the earnings per share of the combined company in 1999 will exceed Kerr-McGee's earnings per share in 1999 on a stand-alone basis if crude oil prices average at least $15 per barrel and natural gas prices average at least $2.25 per MMBtu during 1999 and if one-time costs associated with the merger, which are expected to be approximately $155 million pre-tax, are excluded. Kerr-McGee estimates that the cash flow per share of the combined company in 1999 will exceed Kerr-McGee's cash flow per share on a stand-alone basis at significantly lower crude oil and natural gas prices, if one-time merger-related costs are excluded. Industry analysts' latest published forecasts of 1999 crude oil prices range from $13 to $17.50 per barrel and of natural gas prices range from $1.80 to $2.45 per MMBtu. As of January 26, 1999, the market prices on the New York Mercantile Exchange for one-year crude oil and natural gas futures were $12.06 per barrel and $1.71 per MMBtu.

     Information and Factors Considered by the Kerr-McGee Board. The Kerr-McGee Board made its determination after careful consideration of, and based on, a number of factors, including, among other things, the factors described above and the following additional material factors:

     - the judgment, advice and analyses of Kerr-McGee's senior management, including its favorable recommendation of the merger;

     - the presentations by and discussions with Kerr-McGee's senior management and representatives of Simpson Thacher and Lehman Brothers regarding the terms of the merger agreement and the option agreements;

     - the presentation and opinion of Lehman Brothers described below to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio was fair from a financial point of view to Kerr-McGee (see "-- Opinion of Kerr-McGee's Financial Advisor" on page 26);

     - the significant cost savings and operating efficiencies available as a result of consummating the merger and the ability of the combined company more effectively to exploit the existing assets of the two companies and to pursue future opportunities;

     - the Kerr-McGee Board's understanding of the current economic and market conditions and trends, including in the oil and gas exploration and production industry, the strategic options available to Kerr-McGee, the likelihood of future consolidation in the oil and gas exploration and production industry and Kerr-McGee's ability to take advantage of available opportunities;

     - Kerr-McGee's and Oryx's strategic fit and compatible corporate cultures;

     - the impact of the merger on the employees of Kerr-McGee and Oryx, including relocations and reductions in force and the terms of employee severance arrangements, and the potentially greater opportunities for continuing employees in the surviving company;

     - that, in light of the commodity nature of the companies' oil and gas businesses, there would likely be no adverse impact on the companies' customers;

     - the terms of the merger agreement, including the conditions to closing of the merger, the ability of each company under certain conditions to consider unsolicited alternative business combination proposals, the ability to terminate the agreement on certain conditions, and the termination fees payable on certain termination events (see "The Merger Agreement" on page 67, including "-- Conditions to the Merger" on page 69, "-- Other Acquisition Proposals" on page 72, "-- Termination" on page 74, and "-- Termination Fees and Expenses" on page 75);

     - the reciprocal granting of the stock options under the option agreements, the circumstances under which such stock options could be exercised and the other terms and consequences of such options (see "The Stock Option Agreements" on page 77, including "-- Effect of Stock Option Agreements" on page 79);

     - the parties' ability to consummate the merger;

     - that the merger will be accomplished on a tax-free basis to the stockholders for United States federal income tax purposes, except for cash received by Oryx stockholders in lieu of fractional shares;

     - that the merger will be accounted for as a pooling-of-interests transaction that, among other things, will not require the recognition or amortization of goodwill or any adjustments to the book values of Oryx's assets;

     - the current and historical market prices of the common stock of each company;

     - information concerning the financial performance and condition, business operations, debt and capital levels, asset quality, personnel and prospects of Kerr-McGee and Oryx, and each company's projected future financial performance as a separate entity and on a combined basis, including the ability of the combined company to service and repay the increased leverage created by assuming the debt of Oryx in the merger; and

     - the governance structure and management of the combined company.

     In reaching its decision to approve the merger agreement and the option agreements, and the merger and other transactions contemplated thereby, and to recommend the adoption of the merger agreement to the Kerr-McGee stockholders, the Kerr-McGee Board did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors.

     Each of the factors listed above was believed by the Kerr-McGee Board to support the decision to approve the merger agreement, except that the second and ninth factors, relating to the terms of the merger agreement and other documents, are merely inherent in the merger transaction. The Kerr-McGee

Board did not specifically adopt Lehman Brothers' opinion, but did rely on it in reaching its conclusion that the merger is advisable and fair to and in the best interests of Kerr-McGee and its stockholders and considered it an important factor in determining whether to approve the merger agreement and the option agreements.

     The Kerr-McGee Board also considered the principal risks of the merger to Kerr-McGee and other countervailing considerations, including:

     - current industry conditions, including the decline in oil and natural gas prices;

     - the challenges and costs of combining the businesses of two major corporations of this size, including in:

          (1) the combination, reduction and relocation of work forces;

          (2) the consolidation, relocation and elimination of offices; and

          (3) the consolidation of purchasing;

     - the risks that the companies would not be able to combine their businesses without experiencing the loss of key employees or encountering other difficulties, or that the companies would not realize the cost savings and synergies expected from such integration, including obtaining more favorable prices from suppliers;

     - the increased leverage created by assuming the debt of Oryx in the merger; and

     - the interests of Kerr-McGee's and Oryx's management in the merger as described in "Interests of Certain Persons in the Merger" on page 61.

     However, the Kerr-McGee Board determined that the foregoing considerations were outweighed by the potential benefits of the merger summarized above.

     Recommendation of the Kerr-McGee Board. The Kerr-McGee Board unanimously recommends that the stockholders of Kerr-McGee vote "FOR" the adoption of the merger agreement.

ORYX'S REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF ORYX

     At a special meeting of the Oryx Board held on October 14, 1998, the Oryx Board unanimously:

     - determined that the merger agreement and the option agreements, and the merger, the reverse stock split and the other transactions contemplated thereby, are advisable and are fair to and in the best interests of Oryx and its stockholders;

     - approved the merger agreement and the option agreements, and the merger, the reverse stock split and the other transactions contemplated thereby;

     - recommended that the stockholders of Oryx adopt the merger agreement and approve the amendment to Oryx's certificate of incorporation to effect the reverse stock split; and

     - directed that the merger agreement and the amendment to Oryx's certificate of incorporation to effect the reverse stock split be submitted for consideration by Oryx's stockholders at the Oryx meeting.

     Oryx's Reasons for the Merger. The Oryx Board believes that the merger is in the best interests of Oryx and its stockholders because they believe that the long-term value to Oryx stockholders of an investment in the combined company will more likely than not be superior to the long-term value of an investment in Oryx as a stand-alone company. The decision of the Oryx Board to approve the merger agreement and recommend its adoption by Oryx's stockholders was based upon various factors, including, in addition to the factors mentioned in "-- Background of the Merger" on page 18, the following:

     - the judgment, advice and analyses of senior management of Oryx, including, in addition to its favorable recommendation of the merger, senior management's analysis of conditions in the oil and gas exploration and production industry, the strategic options available to Oryx, including Oryx's continued pursuit of its strategic plan as an independent company, the likelihood of future consolidation in the oil and gas exploration and production industry and the constraints on Oryx's ability to take advantage of available opportunities due to Oryx's present size and financial flexibility;

     - the exchange ratio in relation to historical and market trading prices for Oryx common stock and the underlying value of Oryx's net assets and the Oryx Board's understanding, based on information furnished to it, that, excluding reorganization expenses, the merger would be accretive to the per share earnings and cash flow of the combined company in 1999 and later years when compared to what they would have been for Oryx on a stand-alone basis (see "Unaudited Pro Forma Combined Condensed Financial Statements" on page 50);

     - the Oryx Board's consideration of the business, operations, financial position, prospects and personnel of Oryx and Kerr-McGee on a combined basis, including potential cost-savings that the two companies could achieve as a result of the merger and the ability of the combined company more effectively to exploit the existing assets of the two companies and to pursue future opportunities;

     - the presentations by and discussions with senior executives of Oryx and representatives of Jones Day and Goldman Sachs regarding the terms of the merger agreement and the option agreements, including the conditions to closing of the merger, the ability of each company under certain conditions to consider unsolicited alternative business combination proposals, the ability to terminate the agreement on certain conditions and the termination fees payable on certain termination events (see "The Merger Agreement" on page 67, including "-- Conditions to the Merger" on page 69, "-- Other Acquisition Proposals" on page 72, "-- Termination" on page 74, and "-- Termination Fees and Expenses" on page 75);

     - the opinion of Goldman Sachs described below to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio was fair from a financial point of view to the stockholders of Oryx (see "-- Opinion of Oryx's Financial Advisor" on page 32);

     - that the merger will be accomplished on a tax-free basis to the stockholders for United States federal income tax purposes, except for cash received by Oryx stockholders in lieu of fractional shares;

     - that the merger will be accounted for as a pooling-of-interests transaction that, among other things, will not require the recognition or amortization of goodwill or any adjustments to the book values of Oryx's assets; and

     - the interests of Kerr-McGee's and Oryx's management in the merger as described in "Interests of Certain Persons in the Merger" on page 61.

     In reaching its respective decisions to approve the merger and to recommend the merger to the Oryx stockholders, the Oryx Board did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors.

     Each of the factors listed above was believed by the Oryx Board to support the decision to adopt the merger agreement, except that the fourth factor, relating to the terms of the merger agreement and other documents, is merely inherent in the merger transaction. The Oryx Board did not specifically adopt Goldman Sachs's opinion, but did rely on it in reaching its conclusion that the merger is advisable and fair to and in the best interests of Oryx and its stockholders and considered it an important factor in determining whether to approve the merger agreement and the option agreements.

     The Oryx Board also considered the principal detriments of the merger to Oryx, including that:

          (1) the merger would be effected in difficult industry conditions which, among other factors, have resulted in a substantial decrease in the market price for Oryx common stock; and

          (2) as a result of the merger, the benefits of Oryx's long-term prospects will be shared by former stockholders of Oryx and Kerr-McGee, rather than solely by Oryx's existing stockholders.

     However, the Oryx Board determined that the foregoing detriments were inherent in proceeding with the merger and were substantially offset by the potential benefits of the merger summarized above, including the opportunity for Oryx's stockholders to share in the benefits of the combined company's long-term prospects.

     Recommendation of the Oryx Board. The Oryx Board unanimously recommends that the stockholders of Oryx vote "FOR" adoption of the merger agreement and approval of the amendment to Oryx's certificate of incorporation to effect the reverse stock split.

OPINION OF KERR-MCGEE'S FINANCIAL ADVISOR

     Kerr-McGee engaged Lehman Brothers to act as Kerr-McGee's financial advisor in connection with the merger. Kerr-McGee instructed Lehman Brothers, in its role as a financial advisor, to evaluate the fairness, from a financial point of view, to Kerr-McGee of the exchange ratio, and to conduct such investigations as Lehman Brothers deemed appropriate for such purposes. On October 14, 1998, Lehman Brothers delivered its opinion to the Kerr-McGee Board to the effect that as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the exchange ratio was fair to Kerr-McGee.

     THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS IS INCLUDED AS APPENDIX C TO THIS DOCUMENT, AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF KERR-MCGEE COMMON STOCK MAY READ SUCH OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE FOLLOWING IS A SUMMARY OF LEHMAN BROTHERS' OPINION AND THE METHODOLOGY LEHMAN BROTHERS USED TO RENDER ITS FAIRNESS OPINION.

     No limitations were imposed by Kerr-McGee on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. The form and amount of the consideration to be paid by Kerr-McGee in the merger was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Kerr-McGee or Oryx but made its determination as to the fairness of the exchange ratio on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the Kerr-McGee Board and was rendered to the Kerr-McGee Board in connection with its consideration of the merger. Lehman Brothers' opinion does not constitute a recommendation to any holder of Kerr-McGee common stock as to how such holder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, Kerr-McGee's underlying business decision to proceed with or effect the merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

          (1) the merger agreement and the specific terms of the merger, including provisions therein relating to corporate governance and management of Kerr-McGee following the merger;

          (2) such publicly available information concerning Kerr-McGee and Oryx that Lehman Brothers believed to be relevant to its analysis, including, without limitation, each of the periodic reports and proxy statements filed by Kerr-McGee and Oryx since January 1, 1998, including the audited and unaudited financial statements included in such reports and statements;

          (3) financial and operating information with respect to the respective businesses, operations and prospects of Kerr-McGee and Oryx as furnished to Lehman Brothers by Kerr-McGee and Oryx, respectively, including financial projections based on the respective business plans of Kerr-McGee and Oryx and, in particular:

             (a) certain estimates of proved and non-proved reserves;

             (b) projected annual production of such reserves in certain domestic and international areas; and

             (c) amounts and timing of the cost savings and operating synergies expected to result from a combination of the businesses of Kerr-McGee and Oryx;

          (4) a trading history of Kerr-McGee common stock from September 30, 1997 to October 9, 1998, and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, including Oryx;

          (5) a trading history of the Oryx common stock from September 30, 1997 to October 9, 1998 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, including Kerr-McGee;

          (6) a comparison of the historical financial results and present financial condition of Kerr-McGee with those of other companies that Lehman Brothers deemed relevant;

          (7) a comparison of the historical financial results and present financial condition of Oryx with those of other companies that Lehman Brothers deemed relevant;

          (8) the potential pro forma impact of the merger on Kerr-McGee, including the cost savings and operating synergies expected by the management of Kerr-McGee to result from a combination of the businesses of Kerr-McGee and Oryx; and

          (9) a comparison of the financial terms of the merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant.

     In addition, Lehman Brothers:

          (a) had discussions with the managements of Kerr-McGee and Oryx concerning their respective businesses, operations, financial condition, assets, reserves, production profiles, exploration program and prospects and the cost savings, operating synergies and strategic benefits expected by the management of each of Kerr-McGee and Oryx to result from a combination of the businesses of Kerr-McGee and Oryx; and

          (b) undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Kerr-McGee and Oryx that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Kerr-McGee, Oryx and the combined company, including the cost savings and operating synergies expected to result from a combination of the businesses of Kerr-McGee and Oryx, upon advice of the managements of Kerr-McGee and Oryx, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the managements of Kerr-McGee and Oryx, as the case may be, as to the future financial performance of Kerr-McGee, Oryx and the combined company, and that each of Kerr-McGee and Oryx would perform, and the combined company will perform, substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Kerr-McGee or Oryx and did not make or obtain from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee or Oryx. With the permission of Kerr-McGee, Lehman Brothers assumed that the merger will qualify for pooling-of-interests accounting treatment. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee or Oryx. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Valuation Analyses Used to Derive Implied Exchange Ratios. Lehman Brothers prepared separate valuations of Kerr-McGee and Oryx before considering the pro forma impact of any cost savings, operating synergies or strategic benefits resulting from the merger. In determining valuation, Lehman Brothers used the following methodologies: discounted cash flow analysis, comparable transactions analysis, comparable company trading analysis and segment valuation analysis. Each of these methodologies was used to generate a reference enterprise value range for each of Kerr-McGee and Oryx. The enterprise value range for each company was adjusted for appropriate on- and off-balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars and dollars per common share) for each company. The per share equity value ranges were then used to evaluate the merger exchange ratio. The implied exchange ratios derived using the various valuation methodologies listed above all supported the conclusion that the merger exchange ratio is fair to Kerr-McGee from a financial point of view. These various valuation analyses are summarized below.

     The various valuation methodologies noted above and the implied exchange ratios derived therefrom are included in the following table. THIS TABLE SHOULD BE READ TOGETHER WITH THE MORE DETAILED DESCRIPTIONS SET FORTH BELOW. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Kerr-McGee and Oryx, and the particular circumstances of the merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee or Oryx. Accordingly, the methodologies and the implied exchange ratios derived therefrom set forth in the table must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied exchange ratios set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Lehman Brothers' opinion.

                                                                                             IMPLIED EXCHANGE
            VALUATION METHODOLOGY              SUMMARY DESCRIPTION OF VALUATION METHODOLOGY    RATIO RANGE
            ---------------------              --------------------------------------------  ----------------
Discounted Cash Flow Analysis                  Net present valuation of management             0.250-0.374
                                               projections of after-tax cash flows using
                                               selected hydrocarbon pricing scenarios and
                                               discount rates
Comparable Transactions Analysis               Market valuation benchmark based on             0.321-0.406
                                               consideration paid in selected comparable
                                               transactions
Comparable Company Trading Analysis            Market valuation benchmark based on the         0.283-0.378
                                               common stock trading multiples of selected
                                               comparable companies
Segment Valuation Analysis                     Build up of total enterprise value based on     0.192-0.367
                                               the valuation of each business segment of a
                                               company determined by reference to the
                                               discounted cash flow analysis, comparable
                                               transactions analysis and comparable company
                                               trading analysis performed with respect to
                                               each segment
Historical Common Stock Trading Analysis       Analysis of the relative daily historical       0.252-0.373
                                               closing prices of each company over selected
                                               time periods
Contribution Analysis                          Measures relative contribution of each          0.129-0.393
                                               company to the combined company total for
                                               various measures such as discretionary cash
                                               flow and net income
Exchange ratio in the merger...............................................................      0.369

     Discounted Cash Flow Analysis. Lehman Brothers prepared an after-tax cash flow model for the period from October 1, 1998 through December 31, 2003 for both Kerr-McGee and Oryx utilizing information and projections provided by both companies. With respect to the Kerr-McGee discounted cash flow analysis, Lehman Brothers used discount rates of 10% to 12% and terminal value multiples of earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses ("EBITDE") of 4.5x to 5.5x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of international exploration and production companies with a focus in the Gulf of Mexico and North Sea and in the sector of chemical companies with a focus on the production and manufacture of industrial chemicals including, in particular, titanium dioxide. The terminal value multiples were selected based on the trading multiples of similar publicly traded companies and the multiples of recent completed or proposed acquisitions of similar assets and companies. With respect to the Oryx discounted cash flow analysis, Lehman Brothers used discount rates of 10% to 12% and terminal EBITDE multiples of 4.0x to 6.0x. The discount rates used were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of international exploration and production companies with a focus in the Gulf of Mexico. The terminal value multiples were selected based on current trading multiples of similar publicly traded companies and the multiples from recent completed or proposed acquisitions of similar assets and companies.

     This methodology yielded valuations for Kerr-McGee and Oryx that imply a range of exchange ratios of 0.250 to 0.374 shares of Kerr-McGee common stock per share of Oryx common stock. The exchange ratio of 0.369 falls within this range.

     Comparable Transactions Analysis. Lehman Brothers reviewed certain publicly available information on selected transactions which were announced or took place from July 1996 to October 1998 including, but not limited to, British Petroleum Company plc/Amoco Corporation, Atlantic Richfield Company/ Union Texas Petroleum Holdings, Inc., Ocean Energy, Inc./United Meridian Corporation, Sonat Inc./ Zilkha Energy Company, Pioneer Natural Resources Company/Chauvco Resources Ltd., Burlington Resources Inc./Louisiana Land and Exploration Company, MESA Inc./Parker & Parsley Petroleum Company, Gulf Canada Resources Limited/Clyde Petroleum plc, Conoco Inc./TransTexas Gas Corporation Lobo Trend natural gas properties, Noble Affiliates, Inc./Energy Development Corporation and Seagull Energy Corporation/Global Natural Resources, Inc. For each transaction, relevant transaction multiples were analyzed including the total purchase price (equity purchase price plus assumed obligations) divided by:

          (1) latest twelve month ("LTM") and projected 1998 EBITDE;

          (2) proved oil and natural gas reserves on a barrel of oil equivalent ("BOE") basis and a thousand cubic feet equivalent ("Mcfe") basis; and

          (3) the standardized measure of discounted future net after-tax cash flows ("SEC-10 After-Tax Value").

     The appropriate LTM and projected 1998 EBITDE multiple ranges were determined to be 5.0x to 7.0x and 5.0x to 7.0x, respectively. The appropriate proved reserve multiple ranges were determined to be $6.00 to $8.00 per BOE and $1.00 to $1.20 per Mcfe, respectively. The appropriate SEC-10 After-Tax Value multiple range was determined to be 1.5x to 2.0x.

     This methodology yielded valuations for Kerr-McGee and Oryx that imply a range of exchange ratios of 0.321 to 0.406 shares of Kerr-McGee common stock per share of Oryx common stock. The exchange ratio of 0.369 falls within this range.

     Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Kerr-McGee and Oryx and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the acquisition values of Kerr-McGee and Oryx and such acquired companies.

     Comparable Company Trading Analysis. With respect to Kerr-McGee, Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization domestic integrated and exploration and production companies including Murphy Oil Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Pennzoil Company and Unocal Corporation. Using publicly available information, Lehman Brothers calculated and analyzed the adjusted capitalization multiples of certain historical and projected financial criteria (such as EBITDE, proved reserves, SEC-10 After-Tax Value and the standardized measure of discounted future net pre-tax cash flows ("SEC-10 Pre-Tax Value")). The adjusted capitalization of each company was obtained by adding its long-term debt to the sum of the market value of its common equity, the value of its preferred stock (market value if publicly traded, liquidation value if not) and the book value of any minority interest minus its cash balance. The appropriate LTM, projected 1998 and projected 1999 EBITDE multiple ranges were determined to be 4.5x to 5.5x, 5.0x to 6.0x and 4.0x to 5.5x, respectively. Proved reserve multiple ranges were determined to be $5.75 to $7.00 per BOE and $1.00 to $1.25 per Mcfe. The appropriate SEC-10 After-Tax Value multiple ranges were determined to be 1.4x to 1.6x and the appropriate SEC-10 Pre-Tax Value multiple ranges were determined to be 1.1x to 1.3x.

     With respect to Oryx, Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization exploration and production companies including Anadarko Petroleum

Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Noble Affiliates, Inc., Ocean Energy, Inc., Pennzoil Company, Pioneer Natural Resources Company, Union Pacific Resources Group Inc., Unocal Corporation and Vastar Resources, Inc. Using publicly available information, Lehman Brothers calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria (such as discretionary cash flow ("DCF")) and the adjusted capitalization multiples of certain historical and projected financial criteria (such as EBITDE, proved reserves, SEC-10 After-Tax Value and SEC-10 Pre-Tax Value). The appropriate LTM, projected 1998 and projected 1999 DCF multiple ranges were determined to be 4.0x to 5.0x, 4.5x to 5.5x and 3.0x to 4.0x, respectively. The appropriate LTM, projected 1998 and projected 1999 EBITDE multiple ranges were determined to be 5.0x to 6.0x, 5.0x to 6.5x and 4.0x to 6.0x, respectively. Proved reserve multiple ranges were determined to be $5.75 to $7.00 per BOE and $1.00 to $1.25 per Mcfe. The appropriate SEC-10 After-Tax Value and SEC-10 Pre-Tax Value multiple ranges were determined to be 1.4x to 1.6x and 1.1x to 1.3x, respectively.

     This methodology yielded valuations for Kerr-McGee and Oryx that imply a range of exchange ratios of 0.283 to 0.378 shares of Kerr-McGee common stock per share of Oryx common stock. The exchange ratio of 0.369 falls within this range.

     Because of the inherent differences between the businesses, operations and prospects of Kerr-McGee and Oryx and the businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Kerr-McGee and Oryx and companies in the comparable company groups that would affect the public trading values of Kerr-McGee and Oryx and such comparable companies.

     Segment Valuation Analysis. Lehman Brothers performed a discounted cash flow analysis, comparable transactions analysis and comparable company trading analysis of the segmented operations of both Kerr-McGee and Oryx utilizing information and projections provided by both companies. With respect to Kerr-McGee, Lehman Brothers segmented Kerr-McGee's operations into exploration and production and chemicals. The exploration and production operations were further segmented geographically into domestic, North Sea and other international. With respect to Oryx, Lehman Brothers segmented Oryx's operations into the geographic segments of domestic, North Sea and other international. The segment enterprise value ranges calculated were added together to calculate an enterprise value range for each of Kerr-McGee and Oryx.

     The segment valuation analysis resulted in an implied exchange ratio range of 0.192 to 0.367 shares of Kerr-McGee common stock per share of Oryx common stock. The exchange ratio of 0.369 is consistent with the upper end of this range.

     Historical Common Stock Trading Analysis. Lehman Brothers reviewed the daily historical closing prices of Kerr-McGee common stock and Oryx common stock for the period from September 30, 1997 to October 9, 1998. Lehman Brothers analyzed the ratio of the October 9, 1998 closing share price for Kerr-McGee to the corresponding closing share price of Oryx. In addition, Lehman Brothers reviewed the ratio of the closing share prices for Kerr-McGee and Oryx based on 5-day, 10-day, 20-day, 30-day, 60-day, 90-day, 120-day, 180-day and one-year averages, respectively, as of October 9, 1998. This analysis implied exchange ratios ranging from 0.252 to 0.373 shares of Kerr-McGee common stock per share of Oryx common stock. The exchange ratio of 0.369 falls within this range.

     Contribution Analysis. Lehman Brothers analyzed the relative income statement contributions of Kerr-McGee and Oryx to the combined company based on 1998 through 2000 projected financial data and assuming no cost savings or operating synergies. This analysis indicated that Kerr-McGee was projected to contribute approximately 70% to 77% of the combined company's net income and 53% to 54% of the combined company's DCF. The contribution analysis resulted in an implied exchange ratio of 0.129 to 0.393 shares of Kerr-McGee common stock per share of Oryx common stock. At the exchange ratio of

0.369 shares of Kerr-McGee common stock per share of Oryx common stock, Kerr-McGee stockholders will hold approximately 55% of the combined company's equity. Lehman Brothers noted that the primary shortcoming of contribution analysis is that it treats all cash flow and earnings the same regardless of capitalization, expected growth rates, upside potential or risk profile.

     Pro Forma Merger Consequences Analysis. Lehman Brothers also prepared a pro forma merger model which incorporated Kerr-McGee's and Oryx's financial projections for the years 1998 though 2000 as well as the companies' estimates of future cost savings, operating synergies and strategic benefits expected to result from the merger excluding one-time costs associated with the merger and other non-recurring items. Lehman Brothers then compared the earnings and DCF per share of Kerr-McGee on a stand-alone basis to the earnings and DCF per share of the pro forma combined company. Using industry consensus hydrocarbon price forecasts, Lehman Brothers noted that the merger is dilutive to Kerr-McGee's pro forma earnings per share in 1998 and accretive to earnings per share in both 1999 and 2000. The merger is accretive to Kerr-McGee's DCF per share in each of the years 1998 through 2000. For Oryx, the merger is accretive to both earnings and DCF per share in 1998, 1999 and 2000. The pro forma merger consequences analysis suggests that the exchange ratio of 0.369 is fair to Kerr-McGee from a financial point of view.

     Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Kerr-McGee Board selected Lehman Brothers because of its expertise, reputation and familiarity with Kerr-McGee and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     Lehman Brothers has previously rendered certain financial advisory and investment banking services to Kerr-McGee, for which it has received customary compensation. Pursuant to the terms of an engagement letter between Lehman Brothers and Kerr-McGee, Kerr-McGee paid Lehman Brothers an initial financial advisory fee of $150,000. In addition, Kerr-McGee has agreed to pay Lehman Brothers a transaction fee of approximately $11.4 million upon successful completion of the merger. In addition, Kerr-McGee has agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws. Lehman Brothers also has performed various investment banking services for Oryx in the past and has received customary fees for such services.

     In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Kerr-McGee and Oryx for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF ORYX'S FINANCIAL ADVISOR

     On October 14, 1998, Goldman Sachs delivered its opinion, subsequently confirmed in writing, to the Oryx Board that, as of such date, the exchange ratio was fair from a financial point of view to the holders of Oryx common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED OCTOBER 14, 1998, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF ORYX COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

          (1) the merger agreement;

          (2) Annual Reports to Stockholders and Annual Reports on Form 10-K of Oryx and Kerr-McGee for the five years ended December 31, 1997;

          (3) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Oryx and Kerr-McGee;

          (4) certain other communications from Oryx and Kerr-McGee to their respective stockholders;

          (5) certain internal financial analyses and prospective information for Oryx and Kerr-McGee prepared by their respective managements; and

          (6) estimates of pre-tax cost savings and synergies expected to result from the merger prepared jointly by the managements of Oryx and Kerr-McGee (the "Synergies").

     Goldman Sachs also held discussions with members of the senior managements of Oryx and Kerr-McGee regarding the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. Goldman Sachs reviewed certain information provided by Oryx and Kerr-McGee relating to their oil and gas reserves, including reserve information for the year ended December 31, 1997, prepared by the respective managements of Oryx and Kerr-McGee and a review of Oryx's reserves prepared by an independent petroleum engineer, and discussed the reserve information with the senior managements of Oryx and Kerr-McGee. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of Oryx common stock and shares of Kerr-McGee common stock, compared certain financial and stock market information for Oryx and Kerr-McGee with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of the Oryx Board that the internal prospective financial information, including the Synergies, prepared by the managements of Oryx and Kerr-McGee had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Oryx and Kerr-McGee. Goldman Sachs also assumed with the consent of the Oryx Board that the merger will be accounted for as a pooling-of-interests under generally accepted accounting principles. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Oryx or Kerr-McGee or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, Goldman Sachs is not expert in the evaluation of oil and gas properties and, with the consent of the Oryx Board, relied without independent verification solely on the reserve information and internal estimates prepared by senior management of Oryx and Kerr-McGee. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Oryx. The advisory services and the opinion of Goldman Sachs expressed in its fairness opinion were provided for the information and assistance of the Oryx Board in connection with its consideration of the transaction contemplated by the merger agreement and such opinion does not constitute a recommendation as to how any Oryx stockholder should vote with respect to the merger.

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FINANCIAL ANALYSES USED BY GOLDMAN SACHS IN CONNECTION WITH PROVIDING ITS OPINION TO THE ORYX BOARD. CERTAIN OF THE SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER FULLY TO UNDERSTAND THE FINANCIAL ANALYSES USED BY

GOLDMAN SACHS, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

     Historical Exchange Ratio Analysis. Goldman Sachs reviewed the historical trading prices for Oryx common stock and Kerr-McGee common stock. In addition, Goldman Sachs compared the historical stock prices of Oryx common stock and Kerr-McGee common stock on the basis of the respective closing prices per share on October 12, 1998 and the respective average stock prices for the prior one month, three months, six months, one year, two years, and three years. The following table presents the range of implied exchange ratios over the periods covered and the implied exchange ratio as of October 12, 1998 compared to the exchange ratio of the merger.

IMPLIED HISTORICAL   IMPLIED EXCHANGE RATIO       MERGER
 EXCHANGE RATIOS     AS OF OCTOBER 12, 1998   EXCHANGE RATIO
------------------   ----------------------   --------------
1 month     0.291            0.245                0.369
3 months    0.323
6 months    0.348
1 year      0.368
2 years     0.355
3 years     0.318

     Premiums Paid Analysis. Goldman Sachs reviewed the premiums to the share price the day prior to the announcement of the transaction paid to shareholders of the acquired company in 13 selected mergers and acquisitions in the oil and gas exploration and production industry since 1996 (Barrett Resources Corporation/Plains Petroleum Company, Seagull Energy Corporation/Global Natural Resources, Inc., Parker & Parsley Petroleum Company/MESA Inc., Burlington Resources Inc./Louisiana Land & Exploration Company, Texaco Inc./Monterey Resources, Inc., Pioneer Natural Resources Company/ Chauvco Resources Ltd., Chesapeake Energy Corporation/Hugoton Energy Corporation, Ocean Energy, Inc./United Energy Corporation, Ocean Energy, Inc./United Meridian Corporation, Union Pacific Resources Group, Inc./Noreen Energy Resources Ltd., Atlantic Richfield Company/Union Texas Petroleum Holdings, Inc., Devon Energy Corporation/Northstar Energy Corporation, USX-Marathon Group/Tarragon Oil & Gas Ltd. and British Petroleum Company plc/Amoco Corporation, together, the "E&P Transactions"). The following table presents the ranges of premiums paid and transaction values in the E&P Transactions, compared to the premium in the merger.

                                                      E&P TRANSACTIONS         THE MERGER
                                                ----------------------------   ----------
Premium to Target Share Price.................             7%-45%                 51%
Transaction Values............................  $329 million-$48.174 billion

     Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger. The analyses were prepared using four different sets of financial projections for 1999 and 2000. Three used internal business plans for both companies prepared by their respective managements and three different levels of oil and gas prices: Oryx management's price assumptions, Goldman Sachs published research price assumptions, and the implied forward prices. The fourth used the Independent Broker Estimate Services ("IBES") median estimates. Goldman Sachs compared the earnings per share ("EPS") of each of the Oryx common stock and the Kerr-McGee common stock, on a stand-alone basis, to the EPS of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis based on the exchange ratio of 0.369 and Oryx and Kerr-McGee managements' estimate of $50 to $100 million in Synergies realized in 1999 and $100 million of Synergies realized in 2000. Based on such analyses, the merger would be moderately dilutive at $50 million of Synergies and moderately accretive at $100 million of Synergies in 1999 and moderately accretive in 2000 to holders of Kerr-McGee common stock, and significantly accretive in both 1999 and 2000 for holders of Oryx common stock, in each case on an EPS basis. Goldman Sachs also compared the discretionary cash flow per share of Oryx and Kerr-McGee, on a stand-alone basis, to the discretionary cash flow per share of the combined company on a pro forma basis. Based on these analyses, the merger would be moderately accretive in 1999 and in 2000 to holders of shares of Kerr-McGee common stock and slightly accretive to slightly dilutive in 1999 and 2000 to holders of shares of Oryx common stock on a discretionary cash flow basis per share.

     In addition, Goldman Sachs performed an analysis to determine the breakeven multiple of 1999 discretionary cash flow per share required, in combination with the accretion or dilution on 1999 discretionary cash flow per share, to result in the equivalent of the October 12, 1998 closing price for Kerr-McGee common stock and Oryx common stock, and compared the breakeven multiple to the multiples of 1999 discretionary cash flow based upon the stand-alone estimates described above. This analysis indicated a breakeven multiple for Kerr-McGee common stock which ranged from 3.1x to 3.9x 1999 discretionary cash flow per share, and for Oryx common stock which ranged from 2.1x to 2.6x 1999 discretionary cash flow per share, compared to a current range of 3.3x to 4.2x for Kerr-McGee and 2.1x to 2.7x for Oryx.

     Credit Ratios of Oryx, Kerr-McGee and the Combined Company. Goldman Sachs performed an analysis to determine estimated credit ratios for 1999 for each of Oryx, Kerr-McGee and the combined company (except for the debt to enterprise market value test, which was pro forma for December 31, 1998). The following table presents the ratios of earnings before interest and tax ("EBIT"), the ratios of net debt to cash flow, based on IBES median estimates assuming pooling-of-interests accounting treatment and $100 million of Synergies, the net debt to enterprise market values and the ratios of earnings before interest, tax, depreciation and exploration ("EBITDAX") indicated by the analysis for each of Oryx, Kerr-McGee and the combined company.

                                                                           NET DEBT TO
                                                            NET DEBT TO    ENTERPRISE
                                                     EBIT    CASH FLOW    MARKET VALUES   EBITDAX
                                                     ----   -----------   -------------   -------
Oryx...............................................  1.9x      2.7x            52%          7.0x
Kerr-McGee.........................................  5.4x      1.3x            25%         14.1x
Combined Company...................................  3.8x      1.9x            37%         10.2x

     Present Value of Hypothetical Oryx Future Stock Price Analysis. Goldman Sachs performed an analysis to determine the present value as of December 31, 1998 of a hypothetical future stock price for Oryx, calculated at a discount rate of 12%, based upon management's strategic plan calculated at three different levels of oil and gas prices: Oryx management's price assumptions, Goldman Sachs published research price assumptions, and the implied forward prices. The following table presents the ranges of present values indicated by the analysis for Oryx's hypothetical future stock price at different discretionary cash flow multiples.

                                                          ORYX IMPLIED MERGER PRICE
                                                           (BASED ON EXCHANGE RATIO
      DISCRETIONARY                DISCRETIONARY            AND KERR-MCGEE CLOSING
CASH FLOW MULTIPLE OF 3.0X   CASH FLOW MULTIPLE OF 5.0X   PRICE ON OCTOBER 12, 1999)
--------------------------   --------------------------   --------------------------
     $11.60 - $13.31              $19.40 - $22.18                   $17.44

     Present Value of Hypothetical Pro-Forma Kerr-McGee Future Stock Price Analysis. Goldman Sachs performed an analysis to determine the present value as of December 31, 1998 of a hypothetical future stock price of Oryx, calculated at a discount rate of 12%, assuming completion of the merger based upon each management's strategic plan and giving effect to the Synergies, calculated at three different levels of oil and gas prices: Oryx management's price assumptions, Goldman Sachs published research price assumptions and the implied forward prices. The following table presents the ranges of present values indicated by the analysis for Oryx's hypothetical post-merger future stock price at different discretionary cash flow multiples.

                                                          ORYX IMPLIED MERGER PRICE
                                                           (BASED ON EXCHANGE RATIO
      DISCRETIONARY                DISCRETIONARY            AND KERR-MCGEE CLOSING
CASH FLOW MULTIPLE OF 4.0X   CASH FLOW MULTIPLE OF 6.0X   PRICE ON OCTOBER 12, 1999)
--------------------------   --------------------------   --------------------------
     $17.80 - $19.70              $26.80 - $29.50                   $17.44

     Present Value of Oryx Strategic Plan. Goldman Sachs performed a present value analysis of Oryx's internal financial forecasts using three different levels of oil and gas prices: Oryx management's price assumptions, Goldman Sachs published research price assumptions and the implied forward prices. The analysis was performed by calculating the annual free cash flows for 1999-2002 and a terminal value for Oryx as of December 31, 2002 and discounting the results back to December 31, 1998 using discount rates of 10% and 12%. The terminal values were calculated using three methods (unlevered discretionary cash flows at multiples of 4.5x to 5.5x, discretionary cash flows at multiples of 2.5x to 4.0x and proved reserves at values from $4.50 to $6.00 per barrel). The following table presents the ranges of terminal values indicated by each of the three levels of oil and gas prices.

                                                                              ORYX IMPLIED MERGER PRICE
                                                                               (BASED ON EXCHANGE RATIO
   ORYX MANAGEMENT       GOLDMAN SACHS PUBLISHED                                AND KERR-MCGEE CLOSING
OIL PRICE ASSUMPTIONS   RESEARCH PRICE ASSUMPTIONS   IMPLIED FORWARD PRICES   PRICE ON OCTOBER 12, 1999)
---------------------   --------------------------   ----------------------   --------------------------
   $12.87 - $24.54           $14.74 - $25.75            $11.12 - $21.38                 $17.44

     Contribution Analysis. Goldman Sachs performed two contribution analyses. In the first, Goldman Sachs reviewed certain historical and estimated future operating and financial information for Oryx and Kerr-McGee based on each company's strategic plans as prepared by its respective management using Oryx management's assumptions concerning oil and gas prices. The analysis examined proved reserves from 1997 (actual) through 2000 (estimated), SEC 10 After-Tax Value as of December 31, 1997, and total production, unlevered discretionary cash flow, discretionary cash flow and net income, in each case from 1998 (estimated) through 2000 (estimated). The following table presents the range of implied exchange ratios and the mean and median implied exchange ratios indicated by this analysis, compared to the exchange ratio in the merger.

       RANGE OF                    MEAN                    MEDIAN               MERGER
IMPLIED EXCHANGE RATIOS   IMPLIED EXCHANGE RATIO   IMPLIED EXCHANGE RATIO   EXCHANGE RATIO
-----------------------   ----------------------   ----------------------   --------------
      0.131-0.431                 0.313                    0.312                0.369

     Goldman Sachs also performed contribution analyses using IBES estimates of discretionary cash flow and earnings per share and Goldman Sachs published research estimates of unlevered discretionary cash flow, discretionary cash flow and earnings per share, in each case from 1998 (estimated) through 2000 (estimated). The following table presents the ranges of implied exchange ratios and the mean and median implied exchange ratios indicated by each element of this analysis, compared to the exchange ratio in the merger.

                                      RANGE OF IMPLIED    MEAN IMPLIED    MEDIAN IMPLIED       MERGER
                                      EXCHANGE RATIOS    EXCHANGE RATIO   EXCHANGE RATIO   EXCHANGE RATIO
                                      ----------------   --------------   --------------   --------------
                                                                                               0.369
Unlevered Discretionary Cash Flow...    0.298-0.388          0.344            0.345
Discretionary Cash Flow.............    0.379-0.447          0.411            0.409
Earnings per Share..................    0.161-0.314          0.232            0.251

     Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 15 selected transactions involving more than $1 billion in the oil and gas exploration and production industry since

1995 (YPF S.A./Maxus Energy Corp., Mobil Corporation/Ampolex Ltd., Canadian Occidental Petroleum Inc./Wascana Energy Inc., Aera Energy LLC/Mobil Corporation/Shell Oil Company, Conoco Inc./ TransTexas Gas Corporation, Parker & Parsley Petroleum Company/MESA Inc., Burlington Resources Inc./Louisiana Land & Exploration Company, Texaco Inc./Monterey Resources, Inc., Sonat Inc./Zilkha Energy Company, Occidental Petroleum Corporation/(U.S. Government-Elk Hills), Union Pacific Resources Group, Inc./Norcen Energy Resources Ltd., Ocean Energy, Inc./United Meridian Corporation, Atlantic Richfield Company/Union Texas Petroleum Holdings, Inc., USX-Marathon Group/Tarragon Oil & Gas Ltd., and British Petroleum Company plc/Amoco Corporation, together, the "Selected Transactions"). The following table presents the range of transaction values per BOE, as well as the mean and median transaction value per BOE indicated for the Selected Transactions, compared to the value indicated for the merger.

                   SELECTED TRANSACTIONS                          THE MERGER
------------------------------------------------------------   -----------------
RANGE OF TRANSACTION   MEAN TRANSACTION   MEDIAN TRANSACTION   TRANSACTION VALUE
   VALUES PER BOE       VALUE PER BOE       VALUE PER BOE           PER BOE
--------------------   ----------------   ------------------   -----------------
    $3.92-$12.47            $6.50               $5.85                $4.97

     In addition, Goldman Sachs analyzed certain information relating to nine selected merger transactions in the exploration and production industry since 1995 (Barrett Resources Corporation/Plains Petroleum Company, Seagull Energy Corporation/Global Natural Resources, Inc., Burlington Resources Inc./ Louisiana Land & Exploration Company, Parker & Parsley Petroleum Company/MESA Inc., Pioneer Natural Resources Company/Chauvco Resources Ltd., Chesapeake Energy Corporation/Hugoton Energy Corporation, Ocean Energy, Inc./United Meridian Corporation, Devon Energy Corporation/Northstar Energy Corporation, and British Petroleum Company plc/Amoco Corporation, together, the "Selected Mergers"). The following table presents the ranges, the mean and the median indicated for the Selected Mergers of each of the premium to the price the day prior to announcement, the premium to the prior 30-day average price and the percentage of the board of directors under the survivor's control, compared to the values indicated for the merger.

                                                                                   THE MERGER
                                                         SELECTED MERGERS       -----------------
                                                     ------------------------     (PREMIUMS TO
                                                      RANGE     MEAN   MEDIAN   ORYX SHARE PRICE)
                                                     --------   ----   ------   -----------------
Premiums to Day Prior Price........................   7%-26%    18%     21%            51%
Premium to 30 Days Prior Average Price.............   3%-46%    26%     26%            33%
Board of Directors Under Survivor's Control........  50%-100%   71%     72%            64%

     Goldman Sachs also analyzed certain information relating to five selected acquisitions in the exploration and production industry since 1997 (USX-Marathon Group/Tarragon Oil & Gas Ltd., Atlantic Richfield Company/Union Texas Petroleum Holdings, Inc., Union Pacific Resources Group, Inc./Norcen Energy Resources Ltd., Sonat Inc./Zilkha Energy Company, and Texaco Inc./Monterey Resources, Inc., (together, the "Selected Acquisitions"). The following table presents the ranges, the mean and the median indicated for the Selected Acquisitions of each of the premium to the price the day prior to announcement and the premium to the prior 30-day average price, compared to the values indicated for the merger.

                                                                                   THE MERGER
                                                       SELECTED ACQUISITIONS    -----------------
                                                      -----------------------     (PREMIUMS TO
                                                       RANGE    MEAN   MEDIAN   ORYX SHARE PRICE)
                                                      -------   ----   ------   -----------------
Premiums to Day Prior Price.........................  25%-45%   36%     38%            51%
Premium to 30 Days Prior Average Price..............  32%-53%   40%     37%            33%

     Oryx Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Oryx to corresponding financial information, ratios and public market multiples for 11 publicly traded corporations: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil and Gas Company, Noble Affiliates Inc., Pioneer National Resources Corporation, Santa Fe Energy Resources Inc., Seagull Energy Corporation, Union Pacific Resources

Group Inc., Unocal Corporation and Vastar Resources Inc. (the "Oryx Selected Companies"). The Oryx Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Oryx. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Oryx were calculated using an implied transaction value of $17.44 per share based on a 0.369 exchange ratio and the per share closing price of Kerr-McGee common stock at October 12, 1998 of $47.25. The multiples and ratios for Oryx and the multiples for each of the Oryx Selected Companies were based on the most recent publicly available information and estimates provided by Goldman Sachs published research and IBES. The following table presents the ranges, the mean and the median indicated for the Oryx Selected Companies of each of estimated calendar year 1999 price/earnings ("P/E") multiples, estimated calendar year 1999 equity value/discretionary cash flow multiples, enterprise value as a multiple of unlevered discretionary cash flow and enterprise value per BOE, compared to the values indicated for Oryx.

                                                    ORYX SELECTED COMPANIES
                                                            (1999E)                     ORYX
                                                  ----------------------------     (1999E ASSUMING
                                                     RANGE      MEAN    MEDIAN   THE EXCHANGE RATIO)
                                                  -----------   -----   ------   -------------------
P/E.............................................  14.1x-45.8x   23.2x   18.8x           17.1X
Equity Value/Discretionary Cash Flow............   2.2x-12.3x    4.5x    4.0x            3.2X
Enterprise Value/Unlevered Discretionary Cash
  Flow..........................................    2.8x-6.3x    4.7x    4.7x            4.8X
Enterprise Value per BOE........................  $4.39-$9.51   $6.97   $6.92           $4.97

     Breakup/Segment Valuation for Oryx. Goldman Sachs performed separate breakup analyses of the valuation of Oryx's business by geographical segments based on Oryx management data. The following table presents the ranges of minimum structure values per share for Oryx's geographical segments on a combined basis and "improved structure" values per share indicated by the breakup analysis. The "improved structures" values per share assume that segments are sold through a sale of Oryx, thereby triggering no gain on the sale.

                                                                 COMBINED          IMPROVED
                                                              MINIMUM VALUES   STRUCTURE VALUES
                                                              --------------   ----------------
Maximum.....................................................      $15.45            $20.23
Minimum.....................................................      $ 4.92            $ 6.80

     Kerr-McGee Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Kerr-McGee to corresponding financial information, ratios and public market multiples for seventeen publicly traded corporations: Amerada Hess Corporation, Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Canadian Occidental Petroleum Ltd., Enron Oil and Gas Company, Murphy Oil Corporation, Noble Affiliates Inc., Occidental Petroleum Corporation, Oryx, Pennzoil Company, Pioneer National Resources Corporation, Santa Fe Energy Resources Inc., Seagull Energy Corporation, Union Pacific Resources Group Inc., Unocal Corporation and Vastar Resources Inc. (the "Kerr-McGee Selected Companies"). The Kerr-McGee Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to those of Kerr-McGee. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Kerr-McGee were calculated using a price of $47.25 per share of Kerr-McGee common stock, the per share closing price of the Kerr-McGee common stock on October 12, 1998. The multiples and ratios for Kerr-McGee were based on Goldman Sachs published research estimates and the multiples for each of the Kerr-McGee Selected Companies were based on the most recent publicly available information and estimates provided by Goldman Sachs published research and IBES. The following table presents the ranges, the mean and the median indicated for the Kerr-McGee Selected Companies of each of estimated calendar year 1999 P/E multiples, estimated calendar year 1999 equity value/discretionary cash flow multiples and enterprise value as a multiple of unlevered discretionary cash flow, compared to the values indicated for Kerr-McGee.

                                               KERR-MCGEE SELECTED COMPANIES
                                                          (1999E)                    KERR-MCGEE
                                               ------------------------------     (1999E ASSUMING
                                                  RANGE       MEAN     MEDIAN    THE EXCHANGE RATIO
                                               -----------    -----    ------    ------------------
P/E..........................................  11.3x-45.8x    21.1x    17.0x           13.9X
Equity Value/Discretionary Cash Flow.........   2.1x-12.3x     4.2x     4.0x            4.2X
Enterprise Value/Unlevered Discretionary Cash
  Flow.......................................    2.8x-7.6x     5.2x     5.3x            4.3X

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs's opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Oryx or Kerr-McGee or the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Oryx Board as to the fairness from a financial point of view of the exchange ratio and do not purport to be appraisals or necessarily reflect the prices at which business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Oryx, Kerr-McGee, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs's opinion to the Oryx Board was one of many factors taken into consideration by the Oryx Board in making its determination to approve the merger agreement. The foregoing summary describes material financial analyses used by Goldman Sachs in connection with providing its opinion to the Oryx Board on October 14, 1998, but does not purport to be a complete description of the analysis performed by Goldman Sachs in connection with such opinion and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix D hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Oryx selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

     Goldman Sachs has provided certain investment banking services to Oryx from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also provided certain investment banking services to Kerr-McGee from time to time, including acting as co-managing underwriter of a public offering of $150 million 6 5/8% Notes due 2007 and a public offering of $150 million 7 1/8% Debentures due 2027, both on October 16, 1997. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions in and hold securities, including derivative securities, of Oryx or Kerr-McGee for its own account and for the accounts of customers. Goldman Sachs may provide investment banking services to Kerr-McGee and its subsidiaries in the future.

     Pursuant to a letter agreement dated September 21, 1998, Oryx engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving Kerr-McGee or another third party. Pursuant to the terms of this engagement letter, Oryx has agreed to pay Goldman Sachs upon consummation of the merger a transaction fee equal to 0.38% of the aggregate consideration paid in the transaction, based on the five-day average of the last sales prices of shares of Kerr-McGee common stock for the five trading days prior to the closing of the merger, plus the principal amount of all indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of Oryx prior to the consummation of the merger. This fee would be equal to approximately $10.6 million based on the five-day average of the last sales prices of shares of Kerr-McGee common stock for the five trading days prior to January 25, 1999 of $35.95 and total principal amount of indebtedness as of December 31, 1998 of approximately $1.4 billion. Oryx has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees and disbursements plus any sales, use or similar taxes, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

ACCOUNTING TREATMENT

     The merger will be accounted for as a "pooling-of-interests" in accordance with generally accepted accounting principles. The companies have conditioned the merger on the receipt of letters from their independent accountants as to the ability of Kerr-McGee and Oryx to enter into a merger to be accounted for as a pooling-of-interests and of an opinion from Kerr-McGee's independent accountants as to the appropriateness of accounting for the merger as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of Kerr-McGee and Oryx will be carried forward to the combined company's consolidated financial statements at their historical amounts, the consolidated earnings of the combined company will include the earnings of Kerr-McGee and Oryx for the entire fiscal year in which the merger occurs and for all prior years presented, and the reported retained earnings of Kerr-McGee and Oryx for prior periods will be combined and restated as consolidated retained earnings of the combined company. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 50.

     Pooling-of-interests accounting treatment requires the sharing of rights and risks among the affiliates of each of the parties to a business combination. Accordingly, sales of stock by affiliates cannot occur in the period commencing 30 days prior to the consummation of the merger and ending on the date on which the combined company publicly announces financial results covering at least 30 days of combined operations. To ensure that such pooling requirements are satisfied, each of Kerr-McGee and Oryx has agreed in the merger agreement to use its reasonable best efforts to obtain written agreements from its affiliates relating to these trading restrictions, among other things.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     General. The following discusses the material United States federal income tax consequences of the reverse stock split and the merger to United States persons who hold shares of Oryx common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. It does not discuss the tax consequences that might be relevant to Oryx stockholders entitled to special treatment under United States federal income tax law, including, without limitation, dealers in securities, tax-exempt entities, banks, insurance companies, persons that hold Oryx common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction and foreign persons. It also does not discuss tax consequences that might be relevant to Oryx stockholders who acquired shares of Oryx common stock or Kerr-McGee common stock through the exercise or cancellation of employee stock options or as compensation through other means. This discussion also does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     Consummation of the merger is conditioned upon, among other things, the receipt of opinions of Simpson Thacher and Jones Day, each dated as of the date of the merger, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions:

          (1) the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

          (2) Kerr-McGee and Oryx will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

     This conclusion is based on the Internal Revenue Code, regulations promulgated thereunder and rulings in effect as of the date hereof, current administrative rulings and practice and judicial precedent, all of which are subject to change, and certain representations as to factual matters to be made by, among others, Kerr-McGee and Oryx. If either company waives this condition and will not receive an opinion on the date of the merger and there has been a material change in the tax consequences from that described in this section, the company will recirculate revised disclosure and resolicit proxies to approve the merger.

     Subject to the foregoing, in the opinion of Simpson Thacher and Jones Day, the following are the material United States federal income tax consequences of the reverse stock split and the merger:

          (1) no gain or loss will be recognized by the stockholders of Oryx upon the reclassification of their shares as a result of the reverse stock split or with respect to the shares of Oryx common stock exchanged for Kerr-McGee common stock in the merger, except for cash received in lieu of fractional shares;

          (2) no gain or loss will be recognized by Kerr-McGee or Oryx as a result of the merger;

          (3) the aggregate tax basis of the shares of Kerr-McGee common stock received by an Oryx stockholder will be equal to such stockholder's aggregate tax basis in the Oryx common stock reclassified in the reverse stock split, reduced by the amount of basis properly allocated to fractional shares for which cash was received;

          (4) a holder's holding period with respect to the shares of Kerr-McGee common stock received pursuant to the merger will include the holding period of the Oryx common stock reclassified in the reverse stock split and exchanged therefor; and

          (5) the receipt of cash in lieu of fractional shares of stock by a stockholder of Oryx will result in taxable gain or loss to such stockholder for United States federal income tax purposes based on the difference between the amount of cash received by such stockholder and such stockholder's adjusted tax basis allocated to such fractional share as set forth above.

     Such gain or loss will constitute capital gain or loss if such stockholder's Oryx common stock is a capital asset within the meaning of Section 1221 of the Internal Revenue Code on the date of the reverse stock split and the merger and will constitute long-term capital gain or loss, if the holder's holding period is greater than 12 months as of the date of the reverse stock split and the merger. For noncorporate holders, any such long-term capital gain generally will be taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

     Kerr-McGee Stockholders. No gain or loss will be recognized as a result of the merger by stockholders of Kerr-McGee with respect to the shares of Kerr-McGee common stock they hold.

     Backup Withholding. Certain noncorporate holders of Oryx common stock may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares. Backup withholding will not apply, however, to a stockholder who:

          (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to Oryx stockholders following consummation of the merger,

          (2) provides a certification of foreign status on Form W-8 (or successor form) or

          (3) is otherwise exempt from backup withholding.

     BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR ORYX STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH ORYX STOCKHOLDER IS URGED TO CONSULT A PERSONAL TAX ADVISOR CONCERNING THE APPLICABILITY OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND THE MERGER.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. Kerr-McGee and Oryx filed notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on November 5, 1998. The Hart-Scott-Rodino Act waiting period expired 30 days after the filing date of such notification and report forms on December 5, 1998. Nevertheless, the Federal Trade Commission and the Antitrust Division retain the authority to challenge the merger on antitrust grounds. In addition, each state in which Kerr-McGee or Oryx operates may also seek to review the merger. It is possible that some of these authorities may seek to challenge the merger.

     Kerr-McGee and Oryx each conduct business outside the United States. Although the merger does not require notification to or approval of regulatory authorities outside the United States, those regulatory authorities could seek to challenge the merger. Neither Kerr-McGee nor Oryx expects the consummation of the merger to be delayed by any such challenge.

NO APPRAISAL RIGHTS

     Holders of Oryx common stock are not entitled to dissenters' appraisal rights under Delaware law in connection with the merger because the Oryx common stock was listed on the New York Stock Exchange on the record date for the Oryx meeting and the shares of Kerr-McGee common stock that such holders will be entitled to receive in the merger will be listed on the New York Stock Exchange at the effective time of the merger. Holders of Kerr-McGee common stock are not entitled to dissenters' appraisal rights under Delaware law in connection with the merger because the Kerr-McGee common stock was listed on the New York Stock Exchange on the record date for the Kerr-McGee meeting.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION

     All shares of Kerr-McGee common stock received by Oryx stockholders in the merger will be freely transferable, except that shares of Kerr-McGee common stock received by persons who are deemed to be affiliates of Oryx under the Securities Act of 1933, as amended, at the time of the Oryx meeting may be resold by them only in transactions permitted by Rule 145 or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Oryx for such purposes generally include individuals or entities that control, or are controlled by or are under common control with Oryx and may include certain officers, directors and principal stockholders of Oryx. The merger agreement requires Oryx to provide Kerr-McGee with a letter identifying such persons and to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Kerr-McGee common stock issued to such persons in the merger in violation of the Securities Act or the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Affiliates of Kerr-McGee and Oryx will also be subject to trading restrictions imposed by the pooling-of-interests accounting rules. See "-- Accounting Treatment" on page 40.

     This document does not cover any resales of the Kerr-McGee common stock to be received by the stockholders of Oryx upon consummation of the merger, and no person is authorized to make any use of this document in connection with any such resale.

                         THE KERR-MCGEE SPECIAL MEETING

PURPOSE, TIME AND PLACE

     This document is being furnished to stockholders of Kerr-McGee in connection with the solicitation of proxies by Kerr-McGee from holders of Kerr-McGee common stock for use at the Kerr-McGee meeting to be held on February 26, 1999 at 9:00 a.m., local time, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, and at any adjournments or postponements thereof. At the Kerr-McGee meeting, holders of Kerr-McGee common stock will be asked to consider and vote upon the Kerr-McGee proposal to adopt the merger agreement.

     THE BOARD OF DIRECTORS OF KERR-MCGEE HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF KERR-MCGEE AND ITS STOCKHOLDERS, APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE KERR-MCGEE PROPOSAL.

RECORD DATE; QUORUM; VOTE REQUIRED

     Record Date. Kerr-McGee has established the close of business on January 13, 1999 as the record date to determine the holders of Kerr-McGee common stock entitled to notice of, and to vote at, the Kerr-McGee meeting. Only holders of record of Kerr-McGee common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Kerr-McGee meeting. At the close of business on the record date, 47,169,210 shares of Kerr-McGee common stock were outstanding and were held by approximately 10,924 holders of record. The Kerr-McGee common stock constitutes the only outstanding class of voting securities of Kerr-McGee. Each share of Kerr-McGee common stock is entitled to one vote on the Kerr-McGee proposal. Votes may be cast at the Kerr-McGee meeting in person or by proxy.

     Quorum. The presence at the Kerr-McGee meeting of the holders of a majority of the shares of Kerr-McGee common stock, either in person or by proxy, is necessary to constitute a quorum to transact business at the Kerr-McGee meeting. In the event that a quorum is not present at the Kerr-McGee meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

     Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the Kerr-McGee meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.

     Vote Required. Approval of the Kerr-McGee proposal requires the affirmative vote by the holders of a majority of the outstanding shares of Kerr-McGee common stock, excluding shares held by subsidiaries, as of the record date. Abstentions may be specified with respect to the Kerr-McGee proposal by properly marking the "ABSTAIN" box on the proxy for such proposal. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the Kerr-McGee proposal.

     Voting Power of Kerr-McGee Directors and Executive Officers. As of the close of business on the record date and excluding shares underlying stock options, Kerr-McGee's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and had the power to vote, 140,804 outstanding shares of Kerr-McGee common stock, representing approximately 0.3% of the then outstanding shares of Kerr-McGee common stock. Kerr-McGee believes that each of its directors and executive officers intends to vote for approval of the Kerr-McGee proposal.

PROXIES

     Shares of Kerr-McGee common stock represented by properly executed proxies received in time for the Kerr-McGee meeting will be voted at the Kerr-McGee meeting in the manner specified on such proxies. Proxies that are properly executed but which do not contain voting instructions will be voted FOR the Kerr-McGee proposal. No other matter other than the Kerr-McGee proposal may be brought before the Kerr-McGee meeting.

     In the event that a quorum is not present at the time the Kerr-McGee meeting is convened, or if for any other reason Kerr-McGee believes that additional time should be allowed for the solicitation of proxies, Kerr-McGee may adjourn the Kerr-McGee meeting with or without a vote of the stockholders. If Kerr-McGee proposes to adjourn the Kerr-McGee meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Kerr-McGee common stock for which they have voting authority in favor of an adjournment.

     The grant of a proxy on the enclosed Kerr-McGee proxy card does not preclude a stockholder from voting in person at the Kerr-McGee meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

          (1) delivering, prior to the Kerr-McGee meeting, to 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Secretary, a written notice of revocation bearing a later date or time than the revoked proxy;

          (2) completing and submitting a new later-dated proxy card; or

          (3) attending the Kerr-McGee meeting and voting in person.

     Attendance at the Kerr-McGee meeting will not by itself constitute revocation of a proxy -- a stockholder must vote in person at the meeting. If a broker has been instructed to vote a stockholder's shares, the stockholder must follow directions received from the broker in order to change the stockholder's vote.

     Kerr-McGee will bear the cost of solicitation of proxies from its stockholders, except that Kerr-McGee and Oryx will share equally the cost of printing this document and filing it with the Securities and Exchange Commission. In addition to solicitation by mail, the directors, officers and employees of Kerr-McGee and its subsidiaries may solicit proxies from Kerr-McGee stockholders by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Kerr-McGee will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     In addition, Kerr-McGee has retained Georgeson Company, Inc. to assist Kerr-McGee in the solicitation of proxies from stockholders in connection with the Kerr-McGee meeting. Georgeson will receive a fee of $15,000 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Kerr-McGee has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

                            THE ORYX SPECIAL MEETING

PURPOSE, TIME AND PLACE

     This document is being furnished to stockholders of Oryx in connection with the solicitation of proxies by Oryx from holders of Oryx common stock for use at the Oryx meeting to be held on February 26, 1999 at 9:00 a.m., local time, at Room 882, Oryx Energy Center, 13155 Noel Road, Dallas, Texas, and at any adjournments or postponements thereof. At the Oryx meeting, holders of Oryx common stock will be asked to consider and vote upon the Oryx proposal to adopt the merger agreement and to approve an amendment to the certificate of incorporation of Oryx to effect the reverse stock split, the text of which is attached as Appendix B to this document.

     THE BOARD OF DIRECTORS OF ORYX HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER, THE REVERSE STOCK SPLIT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF ORYX AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND THE REVERSE STOCK SPLIT, AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ORYX PROPOSAL.

RECORD DATE; QUORUM; VOTE REQUIRED

     Record Date. Oryx has established the close of business on January 13, 1999 as the record date to determine the holders of Oryx common stock entitled to notice of, and to vote at, the Oryx meeting. Only holders of record of Oryx common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Oryx meeting. At the close of business on the record date, 106,248,554 shares of Oryx common stock were outstanding and entitled to vote at the Oryx meeting, and were held by approximately 24,200 holders of record. In addition, there were 3,001,876 outstanding shares of Oryx common stock held by a subsidiary of Oryx. Under Delaware law, these shares are not entitled to be voted at the Oryx meeting. The Oryx common stock constitutes the only outstanding class of voting securities of Oryx. Each share of Oryx common stock is entitled to one vote on the Oryx proposal. Votes may be cast at the Oryx meeting in person or by proxy.

     Quorum. The presence at the Oryx meeting of the holders of a majority of the shares of Oryx common stock, either in person or by proxy, is necessary to constitute a quorum to transact business at the Oryx meeting. In the event that a quorum is not present at the Oryx meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

     Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the Oryx meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.

     Vote Required. Approval of the Oryx proposal requires the affirmative vote by the holders of a majority of the outstanding shares of Oryx common stock, excluding shares held by subsidiaries, as of the record date. Abstentions may be specified with respect to the Oryx proposal by properly marking the "ABSTAIN" box on the proxy for such proposal. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the Oryx proposal.

     Voting Power of Oryx Directors and Executive Officers. As of the close of business on the record date and excluding shares underlying stock options, Oryx's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and had the power to vote, 346,036 outstanding shares of Oryx common stock, representing approximately 0.3% of the then outstanding shares of Oryx common stock. Oryx believes that each of its directors and executive officers intends to vote for approval of the Oryx proposal.

     Confidential Voting Policy. Oryx has a confidential voting policy which provides that all votes will be kept confidential and will not be disclosed to Oryx, its affiliates, directors, officers or employees except when disclosure is expressly requested by a stockholder, which may include written comment on proxy cards, in the case of a contested proxy solicitation or in the event disclosure is required by law. As part of the policy, Oryx will employ an independent tabulator to receive and tabulate the proxies and will appoint one or more independent inspectors of election to act at the Oryx meeting and to make a written report thereof.

     Prior to the Oryx meeting, the tabulator and inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will determine the number of shares outstanding and the voting power of each, determine the shares represented at the Oryx meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

PROXIES

     Shares of Oryx common stock represented by properly executed proxies received in time for the Oryx meeting will be voted at the Oryx meeting in the manner specified on such proxies. Proxies that are properly executed but which do not contain voting instructions will be voted FOR the Oryx proposal. No other matter other than the Oryx proposal will be brought before the Oryx meeting.

     In the event that a quorum is not present at the time the Oryx meeting is convened, or if for any other reason Oryx believes that additional time should be allowed for the solicitation of proxies, Oryx may adjourn the Oryx meeting with or without a vote of the stockholders. If Oryx proposes to adjourn the Oryx meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Oryx common stock for which they have voting authority in favor of an adjournment.

     The grant of a proxy on the enclosed Oryx proxy card does not preclude a stockholder from voting in person at the Oryx meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

          (1) delivering, prior to the Oryx meeting, to P.O. Box 2880, Dallas, Texas 75221-2880, Attention: Secretary a written notice of revocation bearing a later date or time than the revoked proxy;

          (2) completing and submitting a new later-dated proxy card; or

          (3) attending the Oryx meeting and voting in person.

     Attendance at the Oryx meeting will not by itself constitute revocation of a proxy -- a stockholder must vote in person at the meeting. If a broker has been instructed to vote a stockholder's shares, the stockholder must follow directions received from the broker in order to change the stockholder's vote.

     Oryx will bear the cost of solicitation of proxies from its stockholders, except that Kerr-McGee and Oryx will share equally the cost of printing this document, mailing it and filing it with the Securities and Exchange Commission. In addition to solicitation by mail, the directors, officers and employees of Oryx and its subsidiaries may solicit proxies from Oryx stockholders by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Oryx will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     In addition, Oryx has retained ChaseMellon Shareholder Services, L.L.C. to assist Oryx in the solicitation of proxies from stockholders in connection with the Oryx meeting. ChaseMellon will receive a fee of $8,500 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Oryx has agreed to indemnify ChaseMellon against certain liabilities arising out of or in connection with its engagement.

VOTING PROCEDURES FOR ORYX CAPITAL ACCUMULATION PLAN

     The enclosed proxy card allows participants in the Oryx Energy Company Capital Accumulation Plan ("CAP") to give voting instructions to the CAP trustees. If a properly signed and returned proxy card does not specify how the shares are to be voted with respect to any of the items to be voted on, shares held in CAP will be voted, in accordance with the terms of CAP, by the CAP trustee in the same proportion as the shares for which instructions have been received from other participants in the same fund. Unallocated shares of Oryx common stock in Fund L of CAP will be voted in the same proportion as the allocated shares. IF A PLAN PARTICIPANT DOES NOT WISH TO ASSUME THE RESPONSIBILITY OF GIVING VOTING INSTRUCTIONS WITH RESPECT TO UNALLOCATED SHARES, SUCH PARTICIPANT MAY AVOID THIS RESPONSIBILITY BY NOT SIGNING AND RETURNING A PROXY CARD.

                       COMPARATIVE PER SHARE INFORMATION

COMPARATIVE PER SHARE FINANCIAL DATA

     The following table sets forth certain historical, pro forma combined and equivalent pro forma combined per share data of Kerr-McGee and Oryx. The pro forma comparative per share data, which is derived from the unaudited pro forma combined condensed financial statements and notes thereto beginning on page 50 of this document, does not purport to represent what the financial position or results of operations of Kerr-McGee, Oryx or the combined company would actually have been had the merger occurred at the beginning of the relevant periods or to project Kerr-McGee's, Oryx's or the combined company's financial position or results of operations for any future date or period. The data set forth below should be read in conjunction with the pro forma financial statements and the separate historical financial statements and notes thereto of Kerr-McGee and Oryx, which are included elsewhere in, or incorporated by reference into, this document.

                                                         NINE MONTHS
                                                            ENDED       YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,   ------------------------
                                                            1998         1997     1996     1995
                                                        -------------   ------   ------   ------
HISTORICAL KERR-MCGEE
  Diluted earnings (loss) per common share from
     continuing operations(a).........................     $  .40       $ 3.36   $ 3.30   $(1.12)
  Diluted earnings (loss) per common share(a).........       6.21         4.04     4.43     (.60)
  Cash dividends declared per common share............       1.35         1.80     1.64     1.55
  Book value per common share(b)......................      35.13        30.20    28.31    27.73
HISTORICAL ORYX
  Diluted earnings (loss) per common share(a).........       (.23)        1.62     1.55     1.54
  Cash dividends declared per common share............         --           --       --       --
  Book value (deficit) per common share(b)............       1.34         1.48     (.35)   (2.00)
PRO FORMA COMBINED PER KERR-MCGEE SHARE
  Diluted earnings (loss) per common share from
     continuing operations(c).........................       (.23)        4.03     4.05     1.23
  Diluted earnings per common share(c)................       2.96         4.39     4.69     1.27
  Cash dividends declared per common share(d)(f)......        .74          .99      .92      .90
  Book value per common share.........................      19.27        16.18
EQUIVALENT PRO FORMA COMBINED PER ORYX SHARE(E)
  Diluted earnings (loss) per common share from
     continuing operations............................       (.08)        1.49     1.49      .45
  Diluted earnings per common share...................       1.09         1.62     1.73      .47
  Cash dividends declared per common share(f).........        .27          .37      .34      .33
  Book value per common share.........................       7.11         5.97

-------------------------

(a) Based upon the weighted average number of shares of common stock and common stock equivalents of Kerr-McGee and Oryx outstanding for each period.

(b) Computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(c) Based upon the weighted average number of shares of common stock and common stock equivalents outstanding of Kerr-McGee and Oryx for each period at the exchange ratio of 0.369 shares of Kerr-McGee common stock for each share of Oryx common stock.

(d) Calculated based upon the historical cash dividends declared by Kerr-McGee and Oryx.

(e) Calculated by multiplying the Pro Forma Combined per Kerr-McGee Share data by the exchange ratio of 0.369 shares.

(f) The current Kerr-McGee quarterly cash dividend is $.45 per share. Under the dividend policy in effect, the pro forma quarterly dividend per share of Kerr-McGee common stock is $.45. The pro forma equivalent quarterly dividend per share of Oryx common stock is $.17, computed by applying the exchange ratio of 0.369 to the Kerr-McGee quarterly dividend.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

     Kerr-McGee. The shares of Kerr-McGee common stock are listed for trading on the New York Stock Exchange under the symbol "KMG." The following table sets forth the quarterly high and low market prices of Kerr-McGee common stock as reported by the New York Stock Exchange and dividends declared, in each case based on published financial sources. Kerr-McGee intends to continue paying its regular quarterly dividend of $.45 per share after the merger, although all dividends are subject to approval and declaration by the Kerr-McGee Board. As a result, the total amount of the quarterly cash dividend payment after the merger would increase from $22 million to $39 million.

                                                                       KERR-MCGEE COMMON STOCK
                                                              ------------------------------------------
                                                                                              DIVIDENDS
                                                                                               DECLARED
                                                                 HIGH            LOW          PER SHARE
                                                              ----------      ----------      ----------
1997
     First Quarter..........................................     $75             $61 7/8        $ .45
     Second Quarter.........................................      67 1/4          55 1/2          .45
     Third Quarter..........................................      69 15/16        59 13/16        .45
     Fourth Quarter.........................................      71 1/2          60 1/8          .45
1998
     First Quarter..........................................      73 3/16         55 7/8          .45
     Second Quarter.........................................      70 1/4          56 5/8          .45
     Third Quarter..........................................      60 1/2          38              .45
     Fourth Quarter.........................................      47 9/16         36 3/16         .45
1999
     First Quarter (through January 26, 1999)...............      47 7/16         33 7/8          .45

     Oryx. The shares of Oryx common stock are listed for trading on the New York Stock Exchange under the symbol "ORX." The following table sets forth the quarterly high and low market prices of Oryx common stock as reported by the New York Stock Exchange, in each case based on published financial sources. No dividends were paid to holders of the Oryx common stock during the indicated periods.

                                                                         ORYX COMMON STOCK
                                                                        -------------------
                                                                        HIGH            LOW
                                                                        ----            ---
1997
     First Quarter..........................................            $27 1/8         $18 1/2
     Second Quarter.........................................             23 3/4          17 1/4
     Third Quarter..........................................             28 1/4          20 3/8
     Fourth Quarter.........................................             30 11/16        22
1998
     First Quarter..........................................             27 7/16         21 13/16
     Second Quarter.........................................             27 1/2          20 3/4
     Third Quarter..........................................             22 3/4          10 9/16
     Fourth Quarter.........................................             15 3/4          11
1999
     First Quarter (through January 26, 1999)...............             14 11/16        12 1/16

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger using the pooling-of-interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Kerr-McGee and Oryx, which are incorporated by reference in this document.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies.

     The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the merger as if it had occurred on September 30, 1998, combining the balance sheets of Kerr-McGee and Oryx at September 30, 1998. The Unaudited Pro Forma Combined Condensed Statements of Income give effect to the merger as if it had occurred at the beginning of the earliest period presented, combining the results of Kerr-McGee and Oryx for each year in the three-year period ended December 31, 1997, and for the nine-month period ended September 30, 1998.

     As a result of the merger, Kerr-McGee and Oryx expect the combined company to incur cash and non-cash pre-tax charges to operations currently estimated to be approximately $155 million. This estimate includes:

          (1) an anticipated one-time pre-tax charge of approximately $30 million for direct incremental merger-related transaction costs which will be recorded in the quarter in which the merger is consummated; and

          (2) certain other one-time transition costs, currently estimated at $125 million (pre-tax) that Kerr-McGee and Oryx expect the combined company to incur in connection with integrating the operations of Kerr-McGee and Oryx.

     The transition costs consist principally of costs associated with the elimination and consolidation of duplicate facilities, employee severance and other costs resulting from the merger. The exact timing, nature and amount of these transition costs are subject to change; however, the companies expect that the majority of these transition costs will be recorded upon consummation of the merger. The estimated $155 million of anticipated costs attributable to the merger have been reflected as current and noncurrent accrued liabilities and the $111 million after-tax estimated cost of the anticipated charge has been reflected as a reduction in retained earnings in the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1998. See note (g) of Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

     The unaudited pro forma combined condensed financial statements do not reflect any of the recurring cost savings synergies or future cost avoidance expected to result from the merger. These amounts are estimated to be in excess of $100 million annually on a pre-tax basis. These synergies will be achieved principally by reduced general and administrative costs, reduced exploration costs, consolidation of operations in the Gulf of Mexico and the U.K. sector of the North Sea and reductions in the cost of financing Oryx's operations.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                    PRO FORMA      PRO FORMA
                                       KERR-MCGEE   ORYX    RECLASSIFICATIONS(J)   ADJUSTMENTS     COMBINED
                                       ----------   -----   --------------------   -----------     ---------
                                                  (Millions of dollars, except per share amounts)
Sales................................    $1,045     $ 630           $(11)             $             $1,664
                                         ------     -----           ----              ----          ------
Costs and Expenses
  Costs and operating expenses.......       598       167              6                10(d)(e)       781
  General and administrative
     expenses........................       102        40             25                (8)(d)         159
  Depreciation and depletion.........       206       225             (4)                              427
  Exploration, including dry holes
     and amortization of undeveloped
     leases..........................        57        95                                8(f)          160
  Production taxes...................                  42            (42)                               --
  Taxes, other than income taxes.....        15        --             30                                45
  Interest and debt expense..........        43        86            (15)                              114
  Interest capitalized...............        --       (15)            15                                --
  Provision for restructuring........        --        25            (25)                               --
                                         ------     -----           ----              ----          ------
          Total Costs and Expenses...     1,021       665            (10)               10           1,686
                                         ------     -----           ----              ----          ------
                                             24       (35)            (1)              (10)            (22)
Other Income.........................        (2)       --             16                                14
                                         ------     -----           ----              ----          ------
Income (Loss) from Continuing
  Operations before Income Taxes.....        22       (35)            15               (10)             (8)
Provision (Benefit) for Income
  Taxes..............................         3       (13)            17                 5(e)(h)        12
Remeasurement of Foreign Deferred
  Income Taxes.......................        --         2             (2)                               --
                                         ------     -----           ----              ----          ------
Income (Loss) from Continuing
  Operations.........................    $   19     $ (24)          $ --              $(15)         $  (20)
                                         ======     =====           ====              ====          ======
Earnings (Loss) per Common Share from
  Continuing Operations --
  Basic..............................    $  .40     $(.23)                                          $ (.23)
  Diluted............................       .40      (.23)                                            (.23)

 See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

                                                                                     PRO FORMA     PRO FORMA
                                       KERR-MCGEE    ORYX    RECLASSIFICATIONS(J)   ADJUSTMENTS    COMBINED
                                       ----------   ------   --------------------   -----------    ---------
                                                  (Millions of dollars, except per share amounts)
Sales................................    $1,388     $1,197           $ 20              $            $2,605
                                         ------     ------           ----              ----         ------
Costs and Expenses
  Costs and operating expenses.......       739        255              5                14 (d)(e    1,013
  General and administrative
     expenses........................       136         58                               (1)(d)        193
  Depreciation and depletion.........       239        311             (4)                             546
  Exploration, including dry holes
     and amortization of undeveloped
     leases..........................        65         80                                6 (d)(f      151
  Production taxes...................                  161           (161)                              --
  Taxes, other than income taxes.....        20         --             82                              102
  Interest and debt expense..........        47        111            (16)                             142
  Interest capitalized...............        --        (16)            16                               --
                                         ------     ------           ----              ----         ------
          Total Costs and Expenses...     1,246        960            (78)               19          2,147
                                         ------     ------           ----              ----         ------
                                            142        237             98               (19)           458
Other Income.........................        90         --            (16)                              74
                                         ------     ------           ----              ----         ------
Income from Continuing Operations
  before Income Taxes................       232        237             82               (19)           532
Provision for Income Taxes...........        71         68             79               (37)(e)(h)     181
Remeasurement of Foreign Deferred
  Income Taxes.......................        --         (3)             3                               --
                                         ------     ------           ----              ----         ------
Income from Continuing Operations....    $  161     $  172           $ --              $ 18         $  351
                                         ======     ======           ====              ====         ======
Earnings per Common Share from
  Continuing Operations --
     Basic...........................    $ 3.38     $ 1.63                                          $ 4.04
     Diluted.........................      3.36       1.62                                            4.03

 See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                     PRO FORMA      PRO FORMA
                                       KERR-MCGEE    ORYX    RECLASSIFICATIONS(J)   ADJUSTMENTS     COMBINED
                                       ----------   ------   --------------------   -----------     ---------
                                                  (Millions of dollars, except per share amounts)
Sales................................    $1,566     $1,147           $ 27              $             $2,740
                                         ------     ------           ----              ----          ------
Costs and Expenses
  Costs and operating expenses.......       804        239             10                 7(d)(e)     1,060
  General and administrative
     expenses........................       197         58                               (1)(d)         254
  Depreciation and depletion.........       267        276             (8)                              535
  Asset impairment...................        25         --                                               25
  Exploration, including dry holes
     and amortization of undeveloped
     leases..........................        74         56                                2(d)(f)       132
  Production taxes...................                  160           (160)                               --
  Taxes, other than income taxes.....        30         --             81                               111
  Interest and debt expense..........        52        110            (17)                              145
  Interest capitalized...............        --        (17)            17                                --
                                         ------     ------           ----              ----          ------
       Total Costs and Expenses......     1,449        882            (77)                8           2,262
                                         ------     ------           ----              ----          ------
                                            117        265            104                (8)            478
Other Income.........................       132         --            (21)                              111
                                         ------     ------           ----              ----          ------
Income from Continuing Operations
  before Income Taxes................       249        265             83                (8)            589
Provision for Income Taxes...........        85         96             89               (39)(e)(h)      231
Remeasurement of Foreign Deferred
  Income Taxes.......................        --          6             (6)                               --
                                         ------     ------           ----              ----          ------
Income from Continuing Operations....    $  164     $  163           $ --              $ 31          $  358
                                         ======     ======           ====              ====          ======
Earnings per Common Share from
  Continuing Operations --
     Basic...........................    $ 3.32     $ 1.56                                           $ 4.07
     Diluted.........................      3.30       1.55                                             4.05

 See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

                                                                                    PRO FORMA       PRO FORMA
                                      KERR-MCGEE    ORYX    RECLASSIFICATIONS(J)   ADJUSTMENTS      COMBINED
                                      ----------   ------   --------------------   -----------      ---------
                                                  (Millions of dollars, except per share amounts)

Sales...............................    $1,401     $1,129          $(111)             $              $2,419
                                        ------     ------          -----              ----           ------
Costs and Expenses
  Costs and operating expenses......       745        330             17                 1(d)(e)      1,093
  General and administrative
     expenses.......................       147         64             25               (17)(d)          219
  Depreciation and depletion........       275        276            (15)                               536
  Asset impairment..................       204         --                                               204
  Exploration, including dry holes
     and amortization of undeveloped
     leases.........................        80         59                                               139
  Production taxes..................                  105           (105)                                --
  Taxes, other than income taxes....        29         --             81                                110
  Interest and debt expense.........        60        144            (10)                               194
  Interest capitalized..............        --        (10)            10                                 --
  Provision for restructuring.......        --         25            (25)                                --
                                        ------     ------          -----              ----           ------
          Total Costs and
            Expenses................     1,540        993            (22)              (16)           2,495
                                        ------     ------          -----              ----           ------
                                          (139)       136            (89)               16              (76)
Other Income........................        29         --            115                                144
                                        ------     ------          -----              ----           ------
Income (Loss) from Continuing
  Operations before Income Taxes....      (110)       136             26                16               68
Provision (Benefit) for Income
  Taxes.............................       (52)       (22)            26                 6(h)           (42)
                                        ------     ------          -----              ----           ------
Income (Loss) from Continuing
  Operations........................    $  (58)    $  158          $  --              $ 10           $  110
                                        ======     ======          =====              ====           ======
Earnings (Loss) per Common Share
  from Continuing Operations --
     Basic..........................    $(1.12)    $ 1.54                                            $ 1.23
     Diluted........................     (1.12)      1.54                                              1.23

 See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                                    PRO FORMA       PRO FORMA
                                      KERR-MCGEE    ORYX    RECLASSIFICATIONS(J)   ADJUSTMENTS      COMBINED
                                      ----------   ------   --------------------   -----------      ---------
                                                  (Millions of dollars, except per share amount)
ASSETS
Current Assets
  Cash..............................    $  251     $    7           $                 $              $  258
  Accounts receivable, net of
     allowance for doubtful
     accounts.......................       276                       147                                423
  Accounts receivable and other
     current assets.................                  170           (170)                                --
  Inventories.......................       235                         1                                236
  Deposits and prepaid expenses.....        37                        14                                 51
                                        ------     ------           ----              ----           ------
          Total Current Assets......       799        177             (8)                               968
                                        ------     ------           ----              ----           ------
Property, Plant and Equipment.......     4,884      5,991                              (20)(g)       10,855
Less: Accumulated Depreciation and
  Depletion.........................     2,326      4,016           (122)               20(f)         6,240
                                        ------     ------           ----              ----           ------
                                         2,558      1,975            122               (40)           4,615
                                        ------     ------           ----              ----           ------
Investments and Other Assets........       374         58                                               432
                                        ------     ------           ----              ----           ------
            Total Assets............    $3,731     $2,210           $114              $(40)          $6,015
                                        ======     ======           ====              ====           ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable..................    $  241     $  117           $                 $              $  358
  Long-term debt due within one
     year...........................         7        119                                               126
  Other current liabilities.........       308        210             16                60(g)(h)        594
                                        ------     ------           ----              ----           ------
          Total Current
            Liabilities.............       556        446             16                60            1,078
                                        ------     ------           ----              ----           ------
Long-Term Debt......................       893      1,259                                             2,152
                                        ------     ------           ----              ----           ------
Deferred Credits and Reserves
  Income taxes......................       237        231            (24)              (58)(e)(h)       386
  Other.............................       388        132            122                93 (d)(e)(g     735
                                        ------     ------           ----              ----           ------
          Total Deferred Credits and
            Reserves................       625        363             98                35            1,121
                                        ------     ------           ----              ----           ------
Stockholders' Equity
  Common stock, $1.00 par value.....        54        124                              (85)(c)           93
  Capital in excess of par value....       349      1,821                             (854)(c)        1,316
  Preferred stock purchase rights...         1         --                                                 1
  Accumulated other comprehensive
     income.........................         1         --                                                 1
  Retained earnings (deficit).......     1,688       (772)                            (135)(i)          781
  Common stock in treasury, at
     cost...........................      (388)      (939)                             939(c)          (388)
  Loan to ESOP......................                  (92)            92                                 --
  Deferred compensation.............       (48)                      (92)                              (140)
                                        ------     ------           ----              ----           ------
          Total Stockholders'
            Equity..................     1,657        142             --              (135)           1,664
                                        ------     ------           ----              ----           ------
            Total Liabilities and
               Stockholders'
               Equity...............    $3,731     $2,210           $114              $(40)          $6,015
                                        ======     ======           ====              ====           ======

 See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                   NOTES TO THE UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

(a) The unaudited pro forma combined condensed financial statements reflect the conversion of each outstanding share of Oryx common stock into 0.369 shares of Kerr-McGee common stock, as provided in the merger agreement. The combined condensed financial statements are presented as if the companies were combined during all the periods included herein.

(b) The "successful efforts" method of accounting for oil and gas exploration and production activities has been followed by both Kerr-McGee and Oryx in preparation of the unaudited pro forma combined condensed balance sheet.

(c) Reflects the adjustment to common stock, capital in excess of par value and treasury stock for the effects of recording the merger using the pooling-of-interests accounting method and the cancellation of treasury stock held by Oryx. At September 30, 1998, there were approximately 106 million shares of Oryx common stock outstanding, which will result in the issuance of approximately 39 million additional Kerr-McGee shares at the effective date of the merger. The additional Kerr-McGee shares were determined based on the 0.369 exchange ratio. The pro forma adjustments are as follows:

                                                     COMMON   CAPITAL IN EXCESS   TREASURY
                                                     STOCK      OF PAR VALUE       STOCK
                                                     ------   -----------------   --------
                                                             (MILLIONS OF DOLLARS)
Oryx shares issued.................................  $(124)         $ 124           $ --
Additional Kerr-McGee shares issued in the
  merger...........................................     39            (39)            --
Cancellation of Oryx treasury stock................     --           (939)           939
                                                     -----          -----           ----
Pro forma adjustments..............................  $ (85)         $(854)          $939
                                                     =====          =====           ====

(d) Financial Accounting Standards (FAS) No. 106, "Accounting for Postretirement Benefits Other Than Pensions," allowed for recognition of the postretirement transition obligation either immediately in net income as a change in accounting principle in the period of adoption or on a delayed basis as a component of net periodic postretirement benefit cost. Kerr-McGee adopted FAS 106 in 1992 and elected immediate recognition of its transition obligation. Oryx adopted the statement at the beginning of 1993 and elected to delay recognition of its transition obligation, amortizing the amount on a straight-line basis over 20 years. Had Oryx elected immediate recognition of its transition obligation, pre-tax income for the nine months ended September 30, 1998, would have been $9 million higher. Pre-tax income would have been higher by $3 million in 1997, $4 million in 1996 and $19 million in 1995. At September 30, 1998, retained earnings would have been lower by $17 million and deferred taxes would have been lower by $9 million while other deferred credits would have been higher by $26 million. These amounts are shown as pro forma adjustments in order to conform Oryx to the method followed by Kerr-McGee.

(e) Kerr-McGee and Oryx use different methods to recognize Petroleum Revenue Tax (PRT) for U.K. operations. Kerr-McGee estimates the total PRT to be payable over the life of a field and charges this amount to income tax expense on a unit-of-production basis. Oryx uses the flow-through method, which recognizes PRT as a production tax in total costs and expenses as amounts become currently payable. Had Oryx provided for PRT using the life-of-field method, net income would have been $8 million lower for the nine months ended September 30, 1998, $31 million higher for 1997 and $36 million higher for 1996. There would have been no change in the amount of net income recognized by Oryx in 1995. Retained earnings of Oryx at September 30, 1998 would have been $20 million higher, and deferred income taxes would have been $20 million lower.

     Oryx reduces the amount of its estimated dismantlement and removal costs by the amount of PRT expected to be recovered when the field is abandoned. (Under the life-of-field method, this amount is included in the estimate of total PRT payable over the field life). Had Oryx provided for dismantlement costs similar to Kerr-McGee, operating expense would have been $11 million higher for the first nine months of 1998, and $15 million, $9 million and $2 million higher for the years ended 1997, 1996 and 1995, respectively. At September 30, 1998, other deferred credits would have been higher by $20 million, while retained earnings and deferred income taxes would have been lower by $14 million and $6 million, respectively.

     These amounts are shown as pro forma adjustments.

(f) Kerr-McGee and Oryx use different methods to provide for nonproducing leasehold cost impairment. Kerr-McGee capitalizes undeveloped acreage costs and amortizes the costs at rates that provide full amortization upon abandonment/expiration of unproductive leases. Oryx also capitalizes undeveloped acreage but recognizes abandonment of unproductive leaseholds when the lease expires or when circumstances indicate. Had Oryx amortized nonproducing leasehold cost similar to Kerr-McGee, exploration expense would have been higher by $8 million for the first nine months of 1998, $7 million in 1997, $3 million in 1996 and $1 million in 1995. At September 30, 1998, Oryx's accumulated depreciation and depletion would have been $20 million higher, retained earnings $13 million lower and deferred taxes $7 million lower. These amounts are shown as pro forma adjustments.

(g) Reflects the estimated direct costs associated with the merger which approximate $155 million before income taxes. These costs primarily consist of $30 million for professional services, registration and other regulatory costs. Severance costs and related charges for employee benefits are estimated at approximately $90 million. The remaining charges are for anticipated write-offs for duplicate facilities and office lease cancellations.

     These nonrecurring costs, which are subject to change, will be charged to operations in the quarter in which the merger is consummated. Excluding additional retirement benefits, it is expected that substantially all of the cash costs related to this transaction will be paid within one year after the merger is consummated.

     The after-tax merger costs are expected to be $111 million. The tax effect is computed by applying the Federal statutory rate of 35% to $125 million, the total merger costs less $30 million of anticipated nondeductible expenses.

(h)  Reflects the income tax effects of the adjustments discussed above.

(i) Reflects the retained earnings adjustments for the pro forma adjustments which are as follows:

                                                               (MILLIONS OF DOLLARS)
                                                               ---------------------
Direct merger-related costs, Note(g)........................           $(111)
Post-retirement transition obligation, Note(d)..............             (17)
PRT and related effect on dismantlement obligations,
  Note(e)...................................................               6
Nonproducing leasehold impairment, Note(f)..................             (13)
                                                                       -----
                                                                       $(135)
                                                                       =====

(j) Certain reclassification entries are necessary to adjust Oryx's and Kerr-McGee's condensed balance sheets and statements of income to be consistent with the presentation expected to be used after the merger is consummated. The following entries are reflected in the reclassification columns:

     - the reclassification of Oryx's dismantlement provision and reserves in depreciation and depletion and accumulated depreciation and depletion to Kerr-McGee's presentation;

     - the reclassification of Oryx's other income to Kerr-McGee's presentation;

     - the reclassification of Oryx's production taxes to Kerr-McGee's presentation;

     - the reclassification of Kerr-McGee's U.K. royalties to Oryx's presentation;

     - the reclassification of Oryx's capitalized interest to Kerr-McGee's presentation; and

     - the reclassification of Oryx's remeasurement of foreign deferred taxes to Kerr-McGee's presentation.

                       DIRECTORS AND SENIOR MANAGEMENT OF
                   THE COMBINED COMPANY FOLLOWING THE MERGER

DIRECTORS

     The merger agreement provides that, following the merger, the Board of Directors of the combined company will be classified into three classes with three-year terms of office. The Board of Directors of the combined company will initially consist of the nine current directors of Kerr-McGee, Robert L. Keiser, who is currently Oryx's Chairman and Chief Executive Officer, and the four other Oryx directors listed below. The following table lists the persons expected to serve as directors of the combined company, including their ages, initial terms, and current and recent business experience.

NAME, AGE                                   INITIAL TERM
AND CURRENT AFFILIATION                       EXPIRES      CURRENT AND RECENT BUSINESS EXPERIENCE
-----------------------                     ------------   --------------------------------------
William E. Bradford, 64                         2001       Chairman of Halliburton Company, a provider
Oryx Director                                              of energy and energy services, since 1998;
                                                           Chairman and Chief Executive Officer of
                                                           Dresser Industries, Inc., now merged with
                                                           Halliburton Company, from 1996 to 1998;
                                                           President and Chief Executive Officer from
                                                           1992 to 1995; President and Chief Executive
                                                           Officer of Dresser-Rand Company, a provider
                                                           of energy services, from 1988 to 1992.
                                                           Director, Ultramar/Diamond Shamrock, Inc.
Luke R. Corbett, 51                             2001       Chairman of the Board and Chief Executive
Kerr-McGee Director                                        Officer of Kerr-McGee since February 1997;
                                                           President and Chief Operating Officer from
                                                           May 1995 through January 1997; Group Vice
                                                           President from 1992 to May 1995. Director,
                                                           Devon Energy Corporation, OGE Energy Corp and
                                                           BOK Financial Corp.
Sylvia A. Earle, 63                             2000       Chair of Deep Ocean Exploration and Research,
Oryx Director                                              Inc. since 1992; Explorer-in-Residence for
                                                           the National Geographic Society since 1998;
                                                           Chair of the Sea Change Trust and Caribbean
                                                           Marine Research Center, a non-profit
                                                           scientific research organization from 1993 to
                                                           1995; Advisor to the Administrator from 1992
                                                           to 1993 and Chief Scientist from 1990 to 1992
                                                           of the National Oceanic and Atmospheric
                                                           Administration.
David G. Genever-Watling, 53                    2001       Managing Director of a private investment
Oryx Director                                              firm since 1997; President and Chief
                                                           Executive Officer of General Electric
                                                           Industrial and Power Systems from 1992 to
                                                           1995; Senior Vice President from 1990 to
                                                           1992.
Martin C. Jischke, 57                           2000       President of Iowa State University since
Kerr-McGee Director                                        1991. Director, Bankers Trust Corporation.
Robert L. Keiser, 56                            2000       Chairman of the Board and Chief Executive
Oryx Director                                              Officer of Oryx since 1994; President and
                                                           Chief Operating Officer from 1992 to 1994.

NAME, AGE                                   INITIAL TERM
AND CURRENT AFFILIATION                       EXPIRES      CURRENT AND RECENT BUSINESS EXPERIENCE
-----------------------                     ------------   --------------------------------------
Tom J. McDaniel, 60                             1999       Vice Chairman of Kerr-McGee since February
Kerr-McGee Director                                        1997; Senior Vice President and Corporate
                                                           Secretary from 1989 through January 1997.
                                                           Director, Devon Energy Corporation and UMB
                                                           Oklahoma Bank.
William C. Morris, 60                           2001       Chairman of the Board and President of J. &
Kerr-McGee Director                                        W. Seligman & Co., Inc., an investment firm;
                                                           Chairman of the Board of Tri-Continental
                                                           Corporation and Chairman of the Boards of the
                                                           companies in the Seligman family of
                                                           investment companies, all since December
                                                           1988. Chairman of the Board of Carbo
                                                           Ceramics, Inc. since 1987.
John J. Murphy, 67                              1999       Managing Director of a private investment
Kerr-McGee Director                                        firm since January 1997; Chairman of the
                                                           Board of Dresser Industries, Inc. from 1983
                                                           to November 1996; Chief Executive Officer
                                                           from 1983 to 1995. Director, Carbo Ceramics,
                                                           Inc.; PepsiCo Inc. and W. R. Grace & Co.
Leroy C. Richie, 57                             2000       President of Intrepid World Communications
Kerr-McGee Director                                        since September 1998; Vice President and
                                                           General Counsel for Automotive Legal Affairs,
                                                           Chrysler Corporation, 1990 to 1997.
Richard M. Rompala, 52                          2000       Chairman of the Board, President and Chief
Kerr-McGee Director                                        Executive Officer of The Valspar Corporation,
                                                           a manufacturer of paints and related
                                                           coatings, since February 1998; President and
                                                           Chief Executive Officer from 1995 to January
                                                           1998; President in 1994; Group Vice President
                                                           of PPG Industries, a manufacturer of glass,
                                                           industrial paints and chemicals, from 1987 to
                                                           1994. Director, Olin Corporation.
Matthew R. Simmons, 55                          1999       President of Simmons & Company International,
Kerr-McGee Director                                        a specialized investment banking firm that
                                                           exclusively serves the worldwide energy
                                                           service industry, since 1974.
Farah M. Walters, 54                            2001       President and Chief Executive Officer of
Kerr-McGee Director                                        University Hospitals of Cleveland since 1992.
                                                           Director, LTV Corporation and Geon Company.
Ian L. White-Thomson, 62                        1999       Chairman of U.S. Borax, Inc., a provider of
Oryx Director                                              borax and borate technology, since 1996;
                                                           President and Chief Executive Officer since
                                                           1988; Chief Executive Officer, Rio Tinto
                                                           Borax Ltd. since 1995. Director, 3D Systems
                                                           Corp. and KCET Community Television of
                                                           Southern California.

     If any of the four additional directors from Oryx are not serving on the Oryx Board immediately prior to the merger or are otherwise unable to serve on the Board of Directors of the combined company, Oryx will be entitled to nominate substitute nominees, provided the substitutes are not and have not been employees of Oryx and are serving on the Oryx Board immediately prior to the merger. If any of the

Kerr-McGee directors listed above are not serving as directors of Kerr-McGee prior to the merger, their successors will become directors of the combined company in their places.

OFFICERS

     The merger agreement provides that Robert L. Keiser will be appointed Chairman of the Board of the combined company following the merger and Luke R. Corbett will continue as Chief Executive Officer. Set forth below is a table of the persons expected to serve as senior executive officers of the combined company immediately following the merger, together with their ages, current positions, and recent business experience.

                                         POSITION IN
NAME, AGE                              COMBINED COMPANY        CURRENT POSITIONS AND RECENT BUSINESS EXPERIENCE
---------                              ----------------        ------------------------------------------------
Robert L. Keiser, 56             Chairman of the Board         Chairman of the Board and Chief Executive
                                                               Officer of Oryx since 1994; President and Chief
                                                               Operating Officer from 1992 to 1994.
Luke R. Corbett, 51              Chief Executive Officer       Chairman of the Board and Chief Executive
                                                               Officer of Kerr-McGee since February 1997;
                                                               President and Chief Operating Officer from May
                                                               1995 through January 1997; Group Vice President
                                                               from 1992 to May 1995. Director, Devon Energy
                                                               Corporation, OGE Energy Corp. and BOK Financial
                                                               Corp.
Tom J. McDaniel, 60              Vice Chairman                 Vice Chairman of the Board of Kerr-McGee since
                                                               February 1997. Senior Vice President and
                                                               Corporate Secretary from 1989 through January
                                                               1997. Director, Devon Energy Corporation and UMB
                                                               Oklahoma Bank.
John C. Linehan, 59              Executive Vice President and  Executive Vice President of Kerr-McGee since
                                 Chief Financial Officer       1997. Chief Financial Officer since 1987. Senior
                                                               Vice President from 1987 to 1997. Director,
                                                               BancFirst Oklahoma City.
Kenneth W. Crouch, 55            Senior Vice President         Senior Vice President of Kerr-McGee since 1996.
                                                               Senior Vice President, Exploration, Kerr-McGee
                                                               Oil & Gas Corporation since 1996. Senior Vice
                                                               President, North America and International
                                                               Exploration, Exploration and Production Division
                                                               during 1996. Vice President, Gulf of Mexico and
                                                               International Exploration, Exploration and
                                                               Production Division from 1995 to 1996. Vice
                                                               President and Managing Director of Exploration
                                                               for North Sea Operations, Exploration and
                                                               Production Division from 1993 to 1995.
Russell G. Horner, Jr., 59       Senior Vice President,        Senior Vice President and Corporate Secretary of
                                 General Counsel and           Kerr-McGee since 1997. General Counsel since
                                 Corporate Secretary           1986. Vice President from 1986 to 1997.

                                         POSITION IN
NAME, AGE                              COMBINED COMPANY        CURRENT POSITIONS AND RECENT BUSINESS EXPERIENCE
---------                              ----------------        ------------------------------------------------
Michael G. Webb, 51              Senior Vice President         Senior Vice President of Kerr-McGee since 1993.
                                                               Senior Vice President, Exploration, Exploration
                                                               and Production Division from 1993 to 1996. Vice
                                                               President, Exploration from 1992 to 1993.
W. Peter Woodward, 50            Senior Vice President         Senior Vice President of Kerr-McGee since June
                                                               1997. Senior Vice President of Kerr-McGee
                                                               Chemical Corporation since June 1997. Senior
                                                               Vice President, Chemical Marketing of Kerr-McGee
                                                               Chemical Corporation from May 1996 through May
                                                               1997. Director, Pigment Business Management of
                                                               Kerr-McGee Chemical Corporation from 1993
                                                               through April 1996.

           OTHER INFORMATION REGARDING DIRECTORS, EXECUTIVE OFFICERS
                         AND FIVE PERCENT STOCKHOLDERS

     Information concerning directors and officers of Kerr-McGee, executive compensation and ownership of Kerr-McGee common stock by management and principal stockholders is contained in Kerr-McGee's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and is incorporated herein by reference.

     Information concerning directors and officers of Oryx, executive compensation and ownership of Oryx common stock by management and principal stockholders is contained in Oryx's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and is incorporated herein by reference.

     See "Where You Can Find More Information" on page 91.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the Kerr-McGee Board of Directors and the Oryx Board of Directors with respect to the merger, stockholders of Kerr-McGee and Oryx should be aware that certain officers of Kerr-McGee and Oryx, including some officers who are also directors, have certain interests in the merger that are different from, or in addition to, the interests of stockholders of Kerr-McGee and Oryx in general.

DIRECTORS AND EXECUTIVE OFFICERS

     Two executive officers of Kerr-McGee, Luke R. Corbett and Tom J. McDaniel, were also members of Kerr-McGee's nine-person Board of Directors when the Board approved the merger and will remain as directors and executive officers of the combined company. Three executive officers of Oryx, Robert L. Keiser, Jerry W. Box and Edward W. Moneypenny, were also members of Oryx's ten-person Board of Directors when the Oryx Board approved the merger. Mr. Keiser will become a director and the Chairman of the Board of Kerr-McGee after the merger, Mr. Box has elected to retire and Mr. Moneypenny has chosen to seek other employment opportunities. Four other directors of Oryx, William E. Bradford, Sylvia A. Earle, David G. Genever-Watling and Ian L. White-Thomson, will join the Kerr-McGee Board following the merger.

ORYX'S CHANGE OF CONTROL ARRANGEMENTS

     Special Executive Severance Plan. The Oryx Energy Company Amended and Restated Special Executive Severance Plan provides severance benefits to certain executive officers in the event of their "termination of employment" within two years of a "corporate change." The merger will be considered a "corporate change" for purposes of the executive severance plan.

     Under the executive severance plan, each executive officer covered by the plan whose employment is terminated following a corporate change other than for "just cause" (as defined in individual agreements between Oryx and the executive officer) or who voluntarily terminates employment as the result of a determination by the officer that the officer is unable to effectively discharge the officer's duties as a result of the corporate change is entitled to a payment of an amount equal to the officer's final annual compensation multiplied by the lesser of (a) three years or (b) the number of full and fractional years remaining until the officer reaches age 65. Final annual compensation is the sum of final annualized base salary, plus the product of such base salary multiplied by the guideline target incentive (bonus) percentage, all as applicable just prior to the corporate change or at the time of termination of employment, whichever is more favorable to the officer. The terms of the executive severance plan further provide that if any payments made or benefits provided to the officer upon or after a corporate change, whether or not made or provided under the executive severance plan, would cause the officer to be subject to an excise tax because the payments are parachute payments (as defined in the Internal Revenue Code), then the officer would be entitled to an excise tax premium in a sufficient amount to make the officer whole with respect to any additional tax that would not have been payable except due to the payments constituting "parachute payments." The executive officers would also be entitled to supplemental benefits such as the continuation of health, life and disability insurance, the cost of which would not be significant in relation to the aggregate payments and to the reimbursement of all legal fees and expenses relating to determining validity of or enforcing the severance arrangements.

     On October 14, 1998, Oryx amended its executive severance plan to modify the definition of "termination of employment" to include resignation by the executive officer as a result of certain actions taken by the combined company, such as a change in duties inconsistent with the officer's previous duties or relocation without the officer's written consent, a reduction in the officer's base annual salary or bonus compensation in effect immediately prior to the merger and a failure by the combined company to continue to provide the officer with the opportunity to participate in employee benefit plans and compensation programs on terms no less favorable than those in effect with respect to the officer immediately prior to the merger. Oryx also amended the executive severance plan to:

          (1) provide for a cash lump sum payment of benefits under the plan rather than 36 monthly installments;

          (2) modify the provisions regarding the payment of fees and expenses incurred as a result of any litigation, arbitration or similar proceeding, whether instituted by Kerr-McGee (as successor to Oryx) or the officer, with respect to the interpretation or enforcement of any provision under the executive severance plan; and

          (3) provide severance benefits if the employment of the executive officer is terminated within 90 days prior to a corporate change without "just cause" or by the executive officer for "good reason".

     Each executive officer covered by the executive severance plan executed an amendment to such officer's severance agreement incorporating the preceding amendments to the executive severance plan.

     The payments under the executive severance plan to Oryx's five most highly compensated executive officers would be approximately $2,846,000 for Robert L. Keiser, $1,697,000 for Jerry W. Box, $1,431,000 for Edward W. Moneypenny, $851,000 for William C. Lemmer, and $802,000 for Marion E. Anglin, and would be approximately $4,206,000 in the aggregate for the other executive officers of Oryx eligible under the executive severance plan.

     Involuntary Termination Program. On October 14, 1998, with certain limited transitional exceptions, Oryx discontinued its current non-executive employee severance plans, the Involuntary Termination Program and Special Employee Severance Plan, and adopted a new plan, the 1998-99 Involuntary Termination Program. Eligible employees under the new termination plan consist of all regular employees selected by Oryx for participation in the new termination plan and do not include:

          (1) employees on final leave or vacation not expected to return to active employment,

          (2) seasonal employees,

          (3) temporary employees,

          (4) employees who have another continuing severance arrangement with Oryx (e.g., the executive severance plan),

          (5) employees covered by a collective bargaining agreement unless an agreement with the employees' bargaining agent provides for coverage, and

          (6) employees who are nonresident aliens with respect to the United States.

     Eligible employees under the new termination plan will receive benefits in the event of involuntary termination through no fault of the employee during the period beginning October 14, 1998 and, in general, ending on December 31, 1999 due to:

          (a) permanent closing or relocation of an employer's facility or operation,

          (b) elimination of a position or group of positions, or

          (c) restructuring of an organizational unit resulting in a restaffing of the unit.

     No benefits will be provided to an employee who is offered and declines a position that is "comparable" (as defined in the new termination plan) to the employee's current position.

     Two levels of severance pay benefits will be provided in a lump sum cash payment under the new termination plan. For those who sign a waiver and release of employment claims, the benefit is a lump sum calculated by multiplying final weekly base pay by a number of weeks of base pay not to exceed 104 and equal to the sum of:

          (1) three weeks, plus three weeks for each year of service, with a minimum of 18 weeks and a maximum of 78 weeks, plus

          (2) one week for each $10,000 of annual base pay.

     For those who do not sign a waiver and release, the benefit is a lump sum calculated by multiplying final weekly base pay by a number of weeks of base pay equal to one week for each year of service, with a minimum of 6 weeks and a maximum of 12 weeks. Benefits and payments under the new termination plan are limited to an amount that, when added to other payments and benefits provided to the employee on account of a change of control, will not result in a "parachute payment". Eligible employees will also be entitled to supplemental benefits such as the continuation of insurance, the cost of which will not be significant in relation to the aggregate payments.

     Executive Retirement and Pension Plans. Oryx's retirement and pension plans provide enhanced benefits for certain retirement age participants who terminate employment during 1998 or 1999 under an outplacement program. Under the enhanced benefit, an eligible participant receives credit for additional years of age and service for purposes of calculating the participant's retirement benefit. On October 14, 1998, Oryx amended the plans' outplacement provisions to increase the additional age and service credit from two years to three years in order to harmonize the terms of Oryx's and Kerr-McGee's retirement and pension plans, thereby increasing participants' benefits in the event they are eligible for the outplacement provisions.

TRANSITION AGREEMENT WITH ROBERT L. KEISER

     Pursuant to an employment letter agreement with Kerr-McGee dated October 14, 1998, Robert L. Keiser will be employed by Kerr-McGee following the merger as Chairman of the Board with responsibilities to be defined during the transition period. He will be paid approximately $48,000 per month and will be entitled to participate in all benefit plans that are maintained for the benefit of Oryx employees in which he was entitled to participate as of October 14, 1998. His employment will continue until March 1, 2000, unless he or Kerr-McGee decides that his employment should be terminated earlier. Upon the termination of his employment, Mr. Keiser will resign his positions as an executive officer and a director of Kerr-McGee.

     Mr. Keiser is currently a participant in Oryx's executive severance plan. Upon the ultimate termination of his employment, Kerr-McGee has agreed to pay Mr. Keiser the benefits contemplated by the Executive Severance Plan.

AGREEMENTS WITH CERTAIN OTHER ORYX EXECUTIVE OFFICERS

     Executive Officers to be Relocated. Kerr-McGee has entered into letter agreements dated October 16, 1998 with certain Oryx executive officers who are participants in Oryx's executive severance plan, pursuant to which such officers will be relocated from Dallas, Texas and will be employed by Kerr-McGee following the merger. In the letter agreements, the individuals agree that they would not make a determination that, as a result of the merger, their relocations and their employment with Kerr-McGee in the positions that they were offered would cause them to be unable to effectively discharge their present duties or the duties of the position they occupied prior to the merger, thereby triggering any payments under the executive severance plan, and Kerr-McGee acknowledged that any subsequent relocation or change in their position with Kerr-McGee within the two-year period following the merger will be subject to the individuals' rights under the executive severance plan.

     Executive Officers to be Employed Until September 1, 1999. Kerr-McGee has entered into employment letter agreements, dated October 16, 1998, with Jerry W. Box, Edward W. Moneypenny, William C. Lemmer, Marion E. Anglin and certain other Oryx executive officers, pursuant to which such individuals will be employed by Kerr-McGee during a transition period following the merger with responsibilities to be defined. They will be paid employees of Kerr-McGee with monthly salaries of $30,415 for Mr. Box, $26,500 for Mr. Moneypenny, $17,502 for Mr. Lemmer, $16,750 for Mr. Anglin and $43,050 in the aggregate for such other Oryx executives officers, and will be entitled to participate in benefit plans that are maintained for the benefit of Oryx employees. Their employment will continue until September 1, 1999, unless Kerr-McGee decides that their employment should be terminated earlier. Upon the termination of their employment, they will resign their positions as executive officers of Kerr-McGee. The individuals are currently participants in the executive severance plan. Upon the ultimate termination of their employment, Kerr-McGee will pay them the benefits contemplated by the executive severance plan.

KERR-MCGEE CHANGE OF CONTROL ARRANGEMENTS

     Kerr-McGee Change of Control Agreements. Kerr-McGee has previously agreed to provide certain executive officers with benefits in the event of a "change in control" of Kerr-McGee. Approval of the merger by the Kerr-McGee stockholders will constitute a "change of control" for purposes of such agreements. Therefore, if, within two years following such approval the officer's employment is terminated by Kerr-McGee for any reason other than death, disability or "cause", e.g., willful and gross misconduct or felony conviction, or by the officer for "good reason", e.g., assignment to duties inconsistent with the officer's previous duties, removal of the officer from current positions within Kerr-McGee, reduction of pay or benefits, or relocation of the officer without the officer's consent, such officer will be entitled to receive a maximum lump sum cash payment equal to three times the officer's annual base salary. If the payment made to the officer would cause the officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the payment shall be reduced to the extent necessary so that no portion thereof is subject to the excise tax, but only if such reduction would increase the net after tax benefit received by the officer. In addition, upon such termination, the officer will be entitled to receive amounts that such officer would otherwise have been entitled to receive under Kerr-McGee's Supplemental Executive Retirement Plan (SERP). Generally, the SERP benefit at retirement is calculated by determining the officer's final average monthly compensation multiplied by a percentage based upon years of Kerr-McGee service minus the sum of the anticipated monthly amounts payable to the officer as a primary social security benefit and monthly amounts payable under Kerr-McGee's qualified and nonqualified defined benefit plans. The SERP provisions establish a minimum benefit for officers who were participants before May 3, 1994, regardless of their years of Kerr-McGee service. The percentage of final average monthly compensation used to determine the SERP benefit prior to offsets, ranges from 40% to 70% depending on when the officer became a participant in the SERP, the age at which the officer retires and the reason for the retirement. That monthly amount is in the form of a monthly income for life, payable in an actuarially equivalent tax-equalized cash lump sum. The agreements also provide for the acceleration of stock options upon a change in control.

     In the event of such person's termination of employment within the two-year period for one of the reasons described above, the payments under the Kerr-McGee change of control agreements to Kerr-McGee's five most highly compensated executive officers would be approximately $1,980,000 for Luke R. Corbett, $930,000 for Tom J. McDaniel, $930,000 for John C. Linehan, $810,000 for Russell
G. Horner, Jr. and $720,000 for Kenneth W. Crouch, and would be approximately $1,818,000 in the aggregate for the other eligible executive officers of Kerr-McGee.

STOCK OPTIONS AND RESTRICTED STOCK HELD BY ORYX DIRECTORS AND EXECUTIVE OFFICERS

     Under the merger agreement, all stock options issued under Oryx stock option plans will be converted based on the exchange ratio into similar options with respect to shares of Kerr-McGee common stock. In accordance with the terms of the applicable stock option agreements and restricted stock agreements, stock options held by Oryx directors and executive officers with respect to an aggregate of 261,077 shares of Kerr-McGee common stock, on a pro forma basis after giving effect to the reverse stock split and the merger, will become exercisable at the time of the merger and restrictions on 68,088 shares of Kerr-McGee common stock, on a pro forma basis after giving effect to the reverse stock split and the merger, that constitute "restricted" stock held by Oryx directors and executive officers will lapse at the time of the merger, including certain of the options and all of the restricted stock held as of October 31, 1998 by the five most highly compensated executive officers of Oryx, as indicated in the following table:

                                                     NUMBER OF                                  NUMBER OF
                                                 KERR-MCGEE SHARES                          KERR-MCGEE SHARES
                                                   WHICH WILL BE          VALUE OF         OF RESTRICTED STOCK
                                                    SUBJECT TO        OPTIONS FOR WHICH         FOR WHICH
                                                    ACCELERATED      EXERCISABILITY WILL    RESTRICTIONS WILL
NAME                                               ORYX OPTIONS        BE ACCELERATED             LAPSE
----                                             -----------------   -------------------   -------------------
Robert L. Keiser...............................        93,529                 $0                  26,053
Jerry W. Box...................................        41,205                  0                   3,296
Edward W. Moneypenny...........................        29,520                  0                   3,124
William C. Lemmer..............................        12,915                  0                   1,456
Marion E. Anglin...............................         9,249                  0                     222
All executive officers and directors as a
  group........................................       261,077                  0                  68,088

STOCK OPTIONS HELD BY KERR-MCGEE DIRECTORS AND EXECUTIVE OFFICERS

     In accordance with the terms of the applicable Kerr-McGee change of control agreements, stock options held by Kerr-McGee directors and executive officers with respect to an aggregate of 240,339 shares of Kerr-McGee common stock will become exercisable at the time of the merger, including all of the options held as of October 31, 1998 by the five most highly compensated executive officers of Kerr-McGee, as indicated in the following table:

                                                                  NUMBER OF
                                                              KERR-MCGEE SHARES
                                                                WHICH WILL BE           VALUE OF
                                                                  SUBJECT TO        OPTIONS FOR WHICH
                                                                 ACCELERATED       EXERCISABILITY WILL
NAME                                                          KERR-MCGEE OPTIONS     BE ACCELERATED
----                                                          ------------------   -------------------
Luke R. Corbett.............................................       100,668                  $0
Tom J. McDaniel.............................................        29,334                   0
John C. Linehan.............................................        31,667                   0
Russell G. Horner, Jr.......................................        19,668                   0
Kenneth W. Crouch...........................................        17,000                   0
All executive officers and directors as a group.............       240,339                   0

OWNERSHIP OF COMMON STOCK; STOCK OPTIONS

     As of October 31, 1998, directors and executive officers of Oryx beneficially owned an aggregate of 383,364 shares of Oryx common stock, as well as options to purchase 1,742,592 shares of Oryx common stock exercisable within 60 days.

     As of October 31, 1998, directors and executive officers of Kerr-McGee beneficially owned an aggregate of 165,945 shares of Kerr-McGee common stock, as well as options to purchase 338,394 shares of Kerr-McGee common stock exercisable within 60 days.

DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

     The merger agreement provides that following the merger, the combined company will indemnify, hold harmless and provide advancement of expenses to all past and present directors, officers and employees of Kerr-McGee, Oryx and their respective subsidiaries for acts and omissions occurring at or prior to the merger, to the extent those individuals were protected under Kerr-McGee's or Oryx's or their respective subsidiaries' certificates of incorporation, by-laws or other indemnification agreements in existence at the time the merger agreement was signed. The merger agreement also provides that Kerr-McGee will maintain the current or equivalent policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Kerr-McGee, Oryx and their respective subsidiaries for six years after the merger, but Kerr-McGee will not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Kerr-McGee and Oryx for such insurance. See "The Merger Agreement -- Indemnification and Insurance" on page 74.

                              THE MERGER AGREEMENT

GENERAL

     The merger agreement contemplates the merger of Oryx into Kerr-McGee, with Kerr-McGee continuing as the surviving corporation. This section of the document describes material provisions of the merger agreement. Because the description of the merger agreement contained in this document is a summary, it does not contain all the information that may be important to you. You should read carefully the entire copy of the merger agreement attached as Appendix A to this document before you decide how to vote.

CLOSING OF THE MERGER; EFFECTIVE TIME OF THE MERGER; SURVIVING CORPORATION

     Closing of the Merger. Unless the parties agree otherwise, the closing of the merger will take place on the second business day after the date on which all closing conditions have been satisfied or waived. The closing of the merger is expected to take place shortly after the approval of the stockholders of both companies at the special meetings.

     Effective Time of the Merger. At the closing of the merger, Kerr-McGee and Oryx will file a certificate of merger with the Delaware Secretary of State. Unless the parties agree otherwise, the merger will become effective at the time the certificate of merger is duly filed with the Delaware Secretary of State.

     Surviving Corporation. Kerr-McGee will be the surviving corporation. In the merger, the certificate of incorporation and by-laws of Kerr-McGee will be amended and restated to read as set forth in Exhibits 1.5 and 1.6 of Appendix A to this document. See "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights" on page 81. The initial directors and senior executive officers of Kerr-McGee following the merger will be as described in "Directors and Senior Management of the Combined Company Following the Merger" on page 58.

THE REVERSE STOCK SPLIT

     Immediately prior to the merger, Oryx will amend its certificate of incorporation to effect the reverse stock split. Each share of Oryx common stock will be reclassified as 0.369 shares of Oryx common stock. See "The Reverse Stock Split" on page 80.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     In the merger:

          (a) each share of Oryx common stock outstanding immediately prior to the merger and after giving effect to the reverse stock split will be converted into the right to receive one share of Kerr-McGee common stock;

          (b) each share of Oryx common stock owned or held by Kerr-McGee or Oryx, including treasury stock, will not be converted into the right to receive Kerr-McGee common stock, but instead will cease to be outstanding and will be canceled and retired; and

          (c) each share of Kerr-McGee common stock outstanding immediately prior to the merger will remain outstanding following the merger and will continue to represent one share of the combined company.

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

TREATMENT OF ORYX STOCK OPTIONS

     As a result of the merger and the reverse stock split, each outstanding and unexercised option or right to purchase a share of Oryx common stock issued under Oryx's employee benefit plans will be converted into an option to or right to purchase 0.369 shares of Kerr-McGee common stock. Such new option or right will otherwise have the same terms and conditions that were applicable to the Oryx stock options. Because the merger constitutes a change in control, many of the Oryx stock options will become immediately exercisable as a result of the merger.

     For a further discussion of the treatment of Oryx stock options and other stock-based employee benefit plans under the merger agreement, see "-- Employee Benefits Matters" on page 73, and "Interests of Certain Persons in the Merger" on page 61.

EXCHANGE OF SHARES; FRACTIONAL SHARES

     Exchange Agent. Prior to the merger, Kerr-McGee will appoint an exchange agent reasonably acceptable to Oryx to effect the exchange of certificates representing shares of Oryx common stock for certificates representing shares of Kerr-McGee common stock and cash to be paid in lieu of fractional shares. From time to time as needed, Kerr-McGee will deposit, in trust for the holders of Oryx common stock, certificates representing Kerr-McGee common stock and cash with the exchange agent for conversion of shares as described under "-- Consideration to be Received in the Merger" on page 67.

     Exchange of Shares. As soon as reasonably practicable after the merger, the exchange agent will mail to each holder of certificates of Oryx common stock a letter of transmittal and instructions explaining how to surrender such certificates to the exchange agent.

     Oryx stockholders who surrender their stock certificates to the exchange agent, together with a properly completed and signed letter of transmittal and any other documents required by the instructions to the letter of transmittal, will receive Kerr-McGee common stock certificates representing such number of shares as such holders are entitled in accordance with the exchange ratio, with cash being paid in lieu of fractional shares. Holders of unexchanged Oryx stock certificates will not receive any dividends or other distributions made by Kerr-McGee after the merger until their stock certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive all dividends and distributions made on the related shares of Kerr-McGee common stock subsequent to the merger, without interest, together with cash in lieu of fractional shares. Any shares of Kerr-McGee common stock to be issued in the merger or funds set aside by the combined company to pay cash in lieu of fractional shares in connection with the merger or to pay dividends or other distributions on shares of Kerr-McGee common stock to be issued in the merger that are not claimed three years after the merger will become property of the combined company to the extent permitted under applicable law. If such unclaimed shares or funds would by law become property of a governmental entity prior to three years following the merger, then they shall become property of the combined company at that prior time, to the extent permitted under applicable law.

     ORYX STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT EXCEPT WITH A SIGNED LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS THAT MAY BE REQUIRED BY THE EXCHANGE AGENT, AS PROVIDED IN THE INSTRUCTIONS THAT WILL ACCOMPANY THE LETTER OF TRANSMITTAL, WHICH WILL BE PROVIDED TO ORYX STOCKHOLDERS FOLLOWING THE MERGER.

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

     Fractional Shares. No fractional shares of Kerr-McGee common stock will be issued to holders of Oryx common stock. In lieu of such fractional shares, each holder of shares of Oryx common stock will receive cash in an amount equal to the product of;

          (1) such fractional part of a share multiplied by

          (2) the closing price for a share of Kerr-McGee common stock on the New York Stock Exchange on the trading day following the date of the merger.

     No interest will be paid in connection with the exchange of such fractional shares.

     Kerr-McGee Stockholders. STOCKHOLDERS OF KERR-MCGEE WILL NOT BE REQUIRED TO EXCHANGE THEIR KERR-MCGEE STOCK CERTIFICATES. THESE STOCK CERTIFICATES WILL, AFTER THE MERGER, AUTOMATICALLY REPRESENT CERTIFICATES FOR SHARES OF THE COMBINED COMPANY.

CONDITIONS TO THE MERGER

     Conditions to Each Company's Obligation to Effect the Merger. The obligations of each company to effect the merger are subject to the following conditions, unless any such condition is waived by both companies:

          (1) the approval by the Kerr-McGee stockholders of the Kerr-McGee proposal and by the Oryx stockholders of the Oryx proposal;

          (2) the absence of any law, order, injunction or other legal restraint or prohibition enjoining or preventing the consummation of the merger;

          (3) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act;

          (4) the receipt of all material consents and approvals from, and making of all material filings with and notices to, any governmental entity required to consummate the merger and other transactions contemplated by the merger agreement;

          (5) the approval of the shares of Kerr-McGee common stock to be issued in or reserved for issuance in connection with the merger for listing on the New York Stock Exchange, subject to official notice of issuance;

          (6) the effectiveness of the registration statement on Form S-4 of which this document is a part and the Securities and Exchange Commission not having issued a stop order suspending the effectiveness, or initiated or threatened any proceedings for such purpose;

          (7) the receipt of letters from Oryx's independent accountants stating that Oryx is an entity eligible to engage in a pooling-of-interests transaction, and the receipt of letters from Kerr-McGee's independent accountants stating that accounting for the merger as a pooling-of-interests is appropriate; and

          (8) the completion of the reverse stock split.

     Additional Conditions to Obligations of Kerr-McGee. The obligations of Kerr-McGee to effect the merger are further subject to the following additional conditions, unless any such condition is waived by Kerr-McGee:

          (1) the representations and warranties of Oryx set forth in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date, or if the representation or warranty speaks as of another date, such representation or warranty being true as of such date;

          (2) compliance by Oryx with its agreements and covenants under the merger agreement;

          (3) the receipt by Kerr-McGee of a written opinion of Simpson Thacher that:

           - the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and

           - Kerr-McGee and Oryx will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code; and

          (4) the absence of any triggering of Oryx's Rights Agreement dated as of September 11, 1990.

     Additional Conditions to Obligations of Oryx. The obligations of Oryx to effect the merger are further subject to the following additional conditions, unless any such condition is waived by Oryx:

          (1) the representations and warranties of Kerr-McGee set forth in the merger agreement being true and correct both as of the date of the merger agreement and as of the closing date, or if the representation or warranty speaks as of another date, such representation or warranty being true as of such date;

          (2) compliance by Kerr-McGee with its agreements and covenants under the merger agreement;

          (3) the receipt by Oryx of a written opinion of Jones Day that:

           - the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and

           - Kerr-McGee and Oryx will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code; and

          (4) the absence of any triggering of Kerr-McGee's Rights Agreement dated as of July 9, 1996.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The merger agreement contains certain substantially identical representations and warranties, subject to certain qualifications, made by Kerr-McGee and Oryx to each other as to, among other things:

     - their organization and the organization of their subsidiaries;

     - their capital structures;

     - corporate authorization to enter into and consummate the contemplated transactions and consents and filings needed in connection therewith;

     - accuracy of recent reports filed with the Securities and Exchange Commission;

     - accuracy of financial statements and information supplied for use in the registration statement on Form S-4 of which this document is a part;

     - required board and stockholder approvals;

     - the absence of litigation;

     - compliance with laws;

     - the absence of certain changes or events;

     - environmental matters;

     - intellectual property;

     - amendments of the companies' rights agreements to permit the contemplated transactions;

     - broker's and finder's fees;

     - opinions of financial advisors;

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

     - accounting matters;

     - taxes;

     - certain contracts;

     - employee benefits and labor matters; and

     - ownership of the other company's stock.

       CERTAIN COVENANTS

     Operating Covenants. The merger agreement provides that prior to the merger Kerr-McGee and Oryx will carry on their businesses in the ordinary course consistent with past practice, and will use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them. Subject to certain exceptions, the merger agreement places specific restrictions on the ability of each of Kerr-McGee and Oryx to:

          (a) enter into any new material lines of business or incur or commit any capital expenditures or liabilities in connection with such capital expenditures outside the ordinary course of business;

          (b) pay dividends beyond current levels or make other distributions in respect of any of its capital stock, or change its share capital, including, among other things, a stock split, combination, or reclassification and the repurchase or redemption of its stock;

          (c) issue its securities;

          (d) amend its certificate of incorporation or bylaws;

          (e) acquire other entities, businesses or (other than in the ordinary course) assets, except that Kerr-McGee is permitted to make acquisitions for cash or debt in existing or related lines of business which the Kerr-McGee Board deems in its best interests;

          (f) dispose of assets outside the ordinary course;

          (g) make loans, advances, capital contributions or investments in any other person other than in the ordinary course or incur additional indebtedness other than in the ordinary course;

          (h) take actions that would prevent or impede the merger from qualifying as a pooling-of-interests for accounting purposes and as a reorganization under Section 368 of the Internal Revenue Code;

          (i) increase the compensation of directors and executive officers other than in the ordinary course or as required by an existing agreement, or otherwise increase employee benefits;

          (j) make changes in its accounting methods other than as required by GAAP, change its fiscal year or make any material tax election other than in the ordinary course consistent with past practice;

          (k) enter into any agreement or arrangement that would limit or restrict such party or, after the merger, the combined company from engaging or competing in any line of business or geographic area; and

          (l) amend, modify or waive any provision of its rights agreement or take any action to redeem such rights or render them inapplicable to any transaction, other than to permit the transactions contemplated by the merger agreement and the option agreements.

     The merger agreement contains additional agreements relating to, among other things:

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

     - the preparation, filing, and distribution of this document and Kerr-McGee's filing of the registration statement on Form S-4 of which this document is a part;

     - the recommendation of the merger by each company's Board of Directors;

     - convening and holding the Kerr-McGee meeting and the Oryx meeting within 45 days of the effectiveness of the registration statement;

     - access to information and cooperation regarding certain filings with governmental and other agencies and organizations;

     - public announcements; and

     - the delivery of the letters from each company's independent accountants and mutual notification of certain matters.

     In addition, the merger agreement contains a general covenant requiring each company to use its reasonable best efforts to effect the consummation of the merger.

     Affiliate Agreements. Each of Kerr-McGee and Oryx has agreed to provide the other party not less than 45 days prior to the merger a letter identifying all persons who, in the opinion of Kerr-McGee or Oryx, as the case may be, may be deemed an affiliate of such party for purposes of Rule 145 under the Securities Act of 1933, as amended, or for purposes of the applicable Securities and Exchange Commission accounting releases with respect to pooling-of-interest accounting treatment. Each of Kerr-McGee and Oryx has further agreed to use its reasonable best efforts to deliver to the other party, not less than 30 days prior to the merger, a letter from each such affiliate agreeing, among other things, to abide by certain transfer restrictions pursuant to Rule 145 and the accounting releases. Kerr-McGee has agreed to use its best reasonable efforts to publish, no later than 90 days after the end of the first full month following the merger, certain combined sales and net income figures of the surviving corporation.

     Listing of the Kerr-McGee Common Stock. Kerr-McGee has agreed to use its best reasonable efforts to cause the shares of Kerr-McGee common stock to be issued in or reserved for issuance in connection with the merger to be listed on the New York Stock Exchange.

OTHER ACQUISITION PROPOSALS

     Pursuant to the merger agreement and except as described below, each of Kerr-McGee and Oryx has agreed that it will not, directly or indirectly, initiate, solicit or knowingly facilitate, including by way of furnishing information, any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal as defined below, have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, engage in any negotiations concerning an Acquisition Proposal, knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal.

     "Acquisition Proposal", with respect to a party, means a proposal or offer for a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its subsidiaries, or any purchase or sale of the consolidated assets (including stock of subsidiaries and majority owned affiliates) of such party and its subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the consolidated asset value of such party, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party.

     Notwithstanding the foregoing, each of Kerr-McGee and Oryx or its respective Board of Directors is permitted under the merger agreement, subject in certain cases to the other company's right to terminate the merger agreement and/or receive a termination fee as described in "-- Termination Fees and Expenses" on page 75 to:

          (a) comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal, which rules require a target company to publicly respond to a tender offer;

          (b) to the extent required by its fiduciary duties, recommend or approve of an Acquisition Proposal to its stockholders or effect an adverse change in its recommendation of the merger and other transactions contemplated by the merger agreement; or

          (c) engage in any discussions or negotiations with, or provide any information to, any person in response to an unsolicited bona fide written Acquisition Proposal, if and only to the extent that:

             (1) its stockholders have not approved the merger;

             (2) its Board of Directors determines that such Acquisition Proposal constitutes a Superior Proposal as defined below; and

             (3) prior to providing any information or data to any person in connection with an Acquisition Proposal, its Board of Directors receives from such person an executed confidentiality agreement containing confidentiality terms at least as favorable to it as those previously entered into by Kerr-McGee and Oryx.

     "Superior Proposal" means with respect to Kerr-McGee or Oryx, as the case may be, a written proposal made by a person other than either such party which:

          (a) is for:

             (1) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which such party's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the ultimate parent entity surviving or resulting from such transaction; or

             (2) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of such party and its subsidiaries, taken as a whole; and

          (b) is otherwise on terms which the Board of Directors of such party determines after consultation with its financial advisors and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal:

             (1) would, if consummated, result in a transaction that is more favorable to its stockholders, in their capacities as stockholders, from a financial point of view, than the merger; and

             (2) is reasonably likely to be completed.

     Each company agrees to promptly inform the other of any Acquisition Proposals or any communications which could reasonably be expected to lead to an Acquisition Proposal, and to keep the other company updated regarding any developments with respect thereto. In addition, each of Kerr-McGee and Oryx has the right under certain circumstances to terminate the merger agreement in order to accept a Superior Proposal, subject to the payment of a termination fee and expenses. See "-- Termination Fees and Expenses" on page 75.

EMPLOYEE BENEFITS MATTERS

     Pursuant to the merger agreement, from the merger and until December 31, 1999, the combined company will provide compensation and employee benefits to the present and former employees and directors of Oryx and its subsidiaries that are in the aggregate substantially comparable to those provided to such persons as of October 14, 1998, the date of the merger agreement. Following the merger, the combined company will honor all employment, change-in-control, severance, termination, consulting and unfunded retirement or benefit agreements disclosed by Oryx in the merger agreement, subject to the combined company's rights to amend, modify, suspend, revoke or terminate any such agreements. Notwithstanding the foregoing, the combined company will maintain any Oryx defined benefit pension plans without amendment through December 31, 1999, other than amendments required by law. Until December 31, 1999, no individual who was an Oryx employee immediately prior to the merger will be terminated without two weeks prior written notice. None of the preceding provisions will apply to employees or former employees covered by any collective bargaining agreements.

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

     In addition, Oryx agreed to terminate its Executive Variable Incentive Plan, its Variable Incentive Plan and its 1997 Long-Term Incentive Plan effective on or prior to December 31, 1998, except that variable incentive awards with respect to 1998 may be paid during 1999 and outstanding awards under the Long-Term Incentive Plan will remain in effect.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that following the merger, Kerr-McGee will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Kerr-McGee, Oryx and their subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses pursuant to Kerr-McGee's, Oryx's or such subsidiary's certificate of incorporation, by-laws or other indemnification agreements as of October 14, 1998, for acts or omissions occurring at or prior to the merger including for acts or omissions occurring in connection with the approval of the merger agreement and the merger and other transactions contemplated thereby.

     Following the merger, Kerr-McGee will maintain for a period of six years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Kerr-McGee, Oryx and their subsidiaries, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the merger. In no event will the combined company or any successor be required to spend in any one year an amount more than 200% of the annual premiums currently paid by Kerr-McGee and Oryx for such insurance, and if the annual premiums of such insurance coverage exceed such amount, the combined company will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

TRANSITION MANAGEMENT

     Following the execution of the merger agreement, Kerr-McGee and Oryx created a special transition management task force comprised of Luke R. Corbett, Robert L. Keiser and Tom J. McDaniel to examine alternatives regarding the manner to best organize the business of the combined company. This task force also oversees any communications with the employees of Kerr-McGee and Oryx and their respective subsidiaries regarding the merger.

TERMINATION

     The merger agreement provides that prior to the merger, the merger agreement may be terminated:

          (a) by mutual written consent of Kerr-McGee and Oryx;

          (b) by either Kerr-McGee or Oryx if:

             (1) the merger is not consummated by June 30, 1999, so long as the party seeking to terminate did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

             (2) any court or other governmental authority issues a non-appealable final order, decree or ruling which prohibits the merger or has adopted a law, rule or regulation which makes the merger illegal or otherwise prohibits the merger, so long as the party seeking termination has used its reasonable best efforts to prevent such action;

             (3) at any time prior to its required stockholders approval, and upon five business days' prior notice to the other party (which notice will entitle the other party to terminate the merger agreement and receive a termination fee and expenses), its Board of Directors decides to accept a Superior Proposal; provided, among other things, that;

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

                (a) the financing for such proposal is committed for the full amount required,

                (b) the terminating party has complied with its obligations described under "-- Other Acquisition Proposals" on page 72,

                (c) the terminating party negotiates in good faith with the non-terminating party during the five business day period if the non-terminating party so requests in connection with a revised proposal by it in response to the Superior Proposal,

                (d) the Board of Directors of the terminating party determines after such five business day period that the Superior Proposal remains superior to the revised merger terms, if any, proposed by the non-terminating party,

                (e) immediately following such termination of the merger agreement, the terminating party enters into definitive and binding documentation with respect to such Superior Proposal, and

                (f) the terminating party pays the required termination fee and expenses to the non-terminating party;

             (4) the stockholders of Kerr-McGee fail to approve the Kerr-McGee proposal or the stockholders of Oryx fail to approve the Oryx proposal;

             (5) the Board of Directors of the other party, prior to the other party's required stockholders' approval, approves, recommends or resolves to approve or recommend another Acquisition Proposal, or adversely modifies or resolves to adversely modify, or fails to reconfirm its recommendation regarding the merger;

             (6) the other party delivers notice that it intends to terminate the merger agreement to accept a Superior Proposal;

             (7) the other party takes action with respect to its rights agreement in connection with another transaction; or

             (8) the other party's rights agreement is triggered.

TERMINATION FEES AND EXPENSES

     The merger agreement provides for the payment by either party to the other of a termination fee of $60 million, plus $5 million for expenses, if the merger agreement is terminated in the following circumstances:

     Payment of a Termination Fee by Kerr-McGee. Kerr-McGee will pay Oryx a termination fee if the merger agreement is terminated:

          (1) by Oryx due to an adverse change in or failure to reconfirm the recommendation of the Kerr-McGee Board, or due to the approval or recommendation by the Kerr-McGee Board of another Acquisition Proposal, or due to the trigger of or action taken with respect to Kerr-McGee's rights agreement;

          (2) by Kerr-McGee in order to accept a Superior Proposal or by Oryx following notice from Kerr-McGee that it intends to do so; or

          (3) by either party due to the failure of Kerr-McGee's stockholders to approve the Kerr-McGee proposal, if:

             (x) prior to the termination of the merger agreement Oryx was entitled to terminate the merger agreement and receive a termination fee under any of the circumstances set forth above, other than due to a trigger of Kerr-McGee's rights agreement, or

             (y) prior to the stockholder vote another Acquisition Proposal for Kerr-McGee had been publicly communicated, and Kerr-McGee enters into a definitive agreement with respect to an Acquisition Proposal with the entity who made such prior proposal, or enters into a definitive agreement with any entity with respect to any other Acquisition Proposal involving 25% or more of Kerr-McGee's stock or assets, in each case within twelve months of the termination of the merger agreement, and such other transaction is ultimately consummated.

     Payment of a Termination Fee by Oryx. Oryx will pay Kerr-McGee a termination fee if the merger agreement is terminated:

          (1) by Kerr-McGee due to an adverse change in or failure to reconfirm the recommendation of the Oryx Board, or due to the approval or recommendation by the Oryx Board of another Acquisition Proposal, or due to the trigger of or action taken with respect to Oryx's rights agreement;

          (2) by Oryx in order to accept a Superior Proposal or by Kerr-McGee following notice from Oryx that it intends to do so; or

          (3) by either party due to the failure of Oryx's stockholders to approve the Oryx proposal, if:

             (x) prior to the termination of the merger agreement Kerr-McGee was entitled to terminate the merger agreement and receive a termination fee under any of the circumstances set forth above, other than due to a trigger of Oryx's rights agreement; or

             (y) prior to the stockholder vote another Acquisition Proposal for Oryx had been publicly communicated, and Oryx enters into a definitive agreement with respect to an Acquisition Proposal with the entity who made such prior proposal, or enters into a definitive agreement with any entity with respect to any other Acquisition Proposal involving 25% or more of Oryx's stock or assets, in each case within twelve months of the termination of the merger agreement, and such other transaction is ultimately consummated.

OTHER EXPENSES

     The merger agreement provides that whether or not the merger is consummated, all out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except:

          (a) if the merger is consummated, the combined company will pay any and all property or transfer taxes imposed on Oryx or its subsidiaries;

          (b) Kerr-McGee and Oryx will share equally the Securities Exchange Commission filing fee and printer's fees in connection with this document; and

          (c) if applicable, as described above in "-- Termination Fees and Expenses" on page 75.

AMENDMENT; EXTENSION AND WAIVER

     Kerr-McGee and Oryx may amend the merger agreement by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Kerr-McGee and Oryx, but, after any such approval, the parties will make no amendment which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. At any time prior to the merger, either party to the merger agreement may, to the extent legally allowed:

          (1) extend the time for the performance of any of the obligations or other acts of the other party thereto;

          (2) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto; and

          (3) waive compliance by the other party with any of the agreements or conditions contained therein.

                          THE STOCK OPTION AGREEMENTS
GENERAL

     As an inducement and condition to entering into the merger agreement, Kerr-McGee and Oryx granted to each other identical options to purchase shares of their common stock equal to approximately 19.9% of their currently outstanding shares pursuant to substantially identical option agreements. Because the description of the option agreements contained in this document is a summary, it does not contain all the information that may be important to you. You should read carefully the entire copies of the option agreements attached as Appendices E and F to this document before you decide how to vote.

TERMS OF THE OPTIONS

     Number of Shares and Exercise Price. Under the Kerr-McGee option agreement, Kerr-McGee has granted to Oryx an option to purchase 9,434,181 shares of Kerr-McGee common stock at a price per share equal to $46.94, the closing price for Kerr-McGee common stock on the New York Stock Exchange immediately prior to the execution of the option agreements. Under the Oryx option agreement, Oryx has granted to Kerr-McGee an option to purchase 21,140,482 shares of Oryx common stock at a price per share equal to $11.50, the closing price for Oryx common stock on the New York Stock Exchange immediately prior to execution of the option agreements.

     The number and type of securities subject to each option and the exercise price therefor will be adjusted for any change in or distribution in respect of the issuer's common stock by reason of a reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend payable in any other securities, or any similar event so as to fully preserve the economic benefits provided under the option agreements. The number of shares of issuer's common stock subject to the option will also be adjusted in the event the issuer issues additional shares of its common stock such that the number of shares of issuer's common stock subject to the option, together with shares previously purchased pursuant thereto, represents 19.9% of the issuer's common stock then issued and outstanding, without giving effect to shares subject to or issuable pursuant to the option.

     Exercise Rights. Each party holding an option may exercise its option in the event that the merger agreement is terminated under circumstances which entitle the optionholder to receive a termination fee, as described above in "The Merger Agreement -- Termination Fees and Expenses" on page 75 (each such circumstance, a "Purchase Event"). These circumstances generally involve:

          (1) an adverse change in, or failure to reconfirm, the recommendation of a party's Board of Directors to such party's stockholders to approve the merger;

          (2) the approval or recommendation by a party's Board of Directors of another Acquisition Proposal;

          (3) the triggering of a party's rights agreement;

          (4) the acceptance by a party of a Superior Proposal, or notice that it intends to do so; or

          (5) the failure of a party's stockholders to approve the merger after a competing proposal has been publicly communicated, if such party enters into a definitive agreement for a transaction within 12 months of such termination and such transaction is later consummated.

     Expiration. To the extent an option has not been exercised, it will expire upon the earliest of:

          (1) the merger,

          (2) twelve months after the first Purchase Event and

          (3) the termination of the merger agreement prior to a Purchase Event.

REPURCHASE AT THE OPTION OF THE GRANTEE

     Pursuant to each option agreement, the optionholder thereunder has the right to require the issuer to repurchase the option and any shares of the issuer's common stock purchased by the optionholder pursuant to the option for a period of twelve months after the occurrence of a Purchase Event followed by the consummation of an alternative transaction pursuant to an Acquisition Proposal. See "The Merger Agreement -- Other Acquisition Proposals" on page 72.

     Repurchase Price. The price per share the issuer will pay upon such an event is equal to:

          (1) the higher of:

             (x) the highest price offered in a tender offer or exchange offer or paid or to be paid by a third party in connection with an Acquisition Proposal for shares of the issuer's common stock and

             (y) the highest closing price of the issuer's common stock for the 60 prior business days, minus

          (2) in the case of repurchase of the option, the exercise price.

REGISTRATION RIGHTS

     Pursuant to each option agreement, the optionholder thereunder has the right to require the issuer to file up to two registration statements under the Securities Act in order to permit the sale or other disposition of any shares of the issuer's common stock purchased by the optionholder pursuant to the option. In addition, if the issuer files a registration statement for other shares of its common stock, the issuer will allow the optionholder to participate in such registration, subject to certain limitations. In connection with any registration described above, the issuer and optionholder will provide to each other and any underwriter of the offering customary representations, warranties, covenants, indemnifications and contributions.

SUBSTITUTE OPTION

     If the issuer under an option agreement enters into an agreement to:

          (1) consolidate with or merge into any person in a transaction in which it is not the surviving corporation or in which its common stock represents less than 50% of the voting securities of the surviving corporation; or

          (2) sell all or substantially all of its assets,

then the option shall be converted into an option for shares of, at the election of the optionholder, either the surviving or acquiring entity. The terms of this substitute option would be substantially identical to the terms of the option, except that the substitute option would be immediately exercisable and subject to immediate repurchase by the issuer at the election of the optionholder, in each case at the price specified in the applicable option agreement.

LIMITATION OF PROFIT

     Each optionholder's total profit under the applicable option agreement may not exceed $70 million. The total profit under each option agreement is the sum of:

          (1) all termination fees and expenses received under the merger agreement, see "The Merger Agreement -- Termination Fees and Expenses" on page 75;

          (2) any net cash proceeds from the transfer of the option; and

          (3) any net cash proceeds of the sale of the option shares to a third party.

EFFECT OF STOCK OPTION AGREEMENTS

     The option agreements are intended to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The option agreements would have the effect of making an acquisition or other combination of either company by or with a third party more costly because of the need in any such transaction to acquire or otherwise provide for the shares of the issuer's common stock purchased by the optionholder pursuant to the option. Moreover, following consultation with each of their respective independent accountants, the management of each of Kerr-McGee and Oryx believe that if either option becomes exercisable it is likely during the following two years to prohibit any other acquiror of the company which issued such option from accounting for any such acquisition by using the pooling-of-interests accounting method. Accordingly, the option agreements may discourage a third party from proposing a competing transaction, including one that might be more favorable to stockholders than the merger.

                            THE REVERSE STOCK SPLIT

GENERAL

     In connection with the merger, the Oryx Board has approved a resolution authorizing an amendment to the certificate of incorporation of Oryx to effect a reverse stock split of the outstanding shares of Oryx common stock, subject to the approval of the Oryx stockholders. As a result of this reverse stock split, immediately prior to the merger each outstanding share of Oryx common stock would be reclassified into 0.369 shares of Oryx common stock. The reverse stock split would only be effected in connection with the merger. If the merger is not consummated, the reverse stock split will not occur. The text of the amendment to Oryx's certificate of incorporation to effect the reverse stock split is attached to this document as Appendix B.

REASONS FOR THE REVERSE STOCK SPLIT

     Through the reverse stock split and the merger, each Oryx stockholder will effectively receive 0.369 shares of Kerr-McGee common stock for each share of Oryx common stock such stockholder currently owns. The reverse stock split is being effected in order to ensure that the conversion price of Oryx's 7 1/2% Convertible Subordinated Debentures due 2014 is adjusted so that the debentureholders will be entitled to receive the same number of shares of Kerr-McGee common stock regardless of whether they convert their debentures before or after the merger.

EXCHANGE OF SHARES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

     Exchange of Shares. Because the reverse stock split will occur immediately prior to the merger, stockholders of Oryx will not automatically receive new stock certificates in connection with the reverse stock split. Instead, the effect of the reverse stock split will be taken into account when issuing stock certificates representing shares of Kerr-McGee common stock upon surrender of stock certificates representing shares of Oryx common stock following the merger. See "The Merger Agreement -- Exchange of Shares; Fractional Shares" on page 68.

     Elimination of Fractional Shares. No fractional shares of Oryx common stock or Kerr-McGee common stock will be issued in the reverse stock split or the merger. Oryx stockholders will be entitled to receive cash in lieu of any such fractional shares, as described above in "The Merger Agreement -- Exchange of Shares; Fractional Shares" on page 68.

                          AMENDMENT AND RESTATEMENT OF
             KERR-MCGEE'S CERTIFICATE OF INCORPORATION AND BY-LAWS
                     AND COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

     Kerr-McGee is incorporated under the laws of Delaware and, accordingly, the rights of the Kerr-McGee stockholders are governed by the certificate of incorporation and by-laws of Kerr-McGee and the laws of the state of Delaware. Oryx is also incorporated under the laws of Delaware and, accordingly, the rights of the Oryx stockholders are governed by the certificate of incorporation and by-laws of Oryx and the laws of the state of Delaware.

     In the merger, Oryx will merge into Kerr-McGee, stockholders of Oryx will become stockholders of Kerr-McGee and the certificate of incorporation and by-laws of Kerr-McGee will be amended and restated to read as set forth in Exhibits 1.5 and 1.6 to the merger agreement, which is attached as Appendix A to this document. Accordingly, following the merger, the rights of the Kerr-McGee stockholders and of the Oryx stockholders who become Kerr-McGee stockholders in the merger will be governed by the certificate of incorporation and by-laws of the combined company and the laws of the state of Delaware.

     The changes to the certificate of incorporation and by-laws of Kerr-McGee which will result in the certificate of incorporation and by-laws of the combined company generally incorporate certain governance provisions from the certificate of incorporation and by-laws of Oryx as negotiated by the parties in connection with the merger (see "The Proposed Merger -- Background of the Merger" on page 18) or reflect revisions in Delaware law.

COMPARISON OF STOCKHOLDERS' RIGHTS

     Set forth on the following pages is a summary comparison of material differences among the rights of a Kerr-McGee stockholder under the current certificate of incorporation and by-laws of Kerr-McGee (left column), the rights of an Oryx stockholder under the current certificate of incorporation and by-laws of Oryx (right column), and the rights of a stockholder of the combined company following the merger under the certificate of incorporation and by-laws of the combined company (middle column).

     The summary set forth below highlights the material distinctions among the governing documents of Kerr-McGee, Oryx and the combined company and is not intended to provide a comprehensive summary of each of such company's governing documents. The form of certificate of incorporation and by-laws of the combined company are included as Exhibits 1.5 and 1.6, respectively, to the merger agreement, which is attached as Appendix A to this document. Copies of the certificate of incorporation and by-laws of Kerr-McGee, and the certificate of incorporation and by-laws of Oryx, will be sent to Kerr-McGee and Oryx stockholders upon request. See "Where You Can Find More Information" on page 91.

--------------------------------------------------------------------------------------------------------------
         CURRENT KERR-MCGEE                    COMBINED COMPANY                       CURRENT ORYX
--------------------------------------------------------------------------------------------------------------
                                                CAPITAL STOCK
                                                  Authorized
--------------------------------------------------------------------------------------------------------------
 150,000,000 shares of Kerr-McGee     300,000,000 shares of Kerr-McGee     250,000,000 shares of Oryx common
     common stock                         common stock                         stock
 40,000,000 shares of preferred       40,000,000 shares of preferred       7,740,606 shares of cumulative
     stock, no par value                  stock, no par value                  preference stock, par value
                                                                               $1.00 per share
                                                                           15,000,000 shares of preferred
                                                                               stock, par value $1.00 per
                                                                           share
--------------------------------------------------------------------------------------------------------------
                                              Preemptive Rights
--------------------------------------------------------------------------------------------------------------
 None.                               None.                                None.


--------------------------------------------------------------------------------------------------------------
                                              STOCKHOLDER ACTION
                                               Annual Meetings
--------------------------------------------------------------------------------------------------------------
 To be held within 150 days of the    To be held within 150 days of the    As set by the Board of Directors.
 end of each fiscal year, as set by   end of each fiscal year, as set by
 the Board of Directors.              the Board of Directors.
--------------------------------------------------------------------------------------------------------------
                                               Special Meetings
--------------------------------------------------------------------------------------------------------------
 Can be called only by the Chairman,  Can be called only by the Chief      Can be called only by the Board of
 a majority of the directors or the   Executive Officer or the Board of    Directors or a 20% stockholder who
 holders of a majority of the voting  Directors.                           was also such on Nov. 1, 1988 and
 capital stock.                                                            was a 20% stockholder of Sun
                                                                           Company, Inc. on July 6, 1988.
--------------------------------------------------------------------------------------------------------------
                                          Action by Written Consent
--------------------------------------------------------------------------------------------------------------
 Can be taken by the holders of the  Prohibited.                          Prohibited.
 requisite percentage of all voting
 capital stock.
--------------------------------------------------------------------------------------------------------------
                                          Advance Notice of Director
                                       Nominations and Other Proposals
--------------------------------------------------------------------------------------------------------------
 For an annual meeting, a             For an annual meeting, a             For an annual meeting, a
 stockholder must give notice of      stockholder must give notice of      stockholder must give notice of
 nominations or proposals to the      nominations or proposals to the      nominations or proposals to the
 Secretary between 70 and 90 days     Secretary between 70 and 90 days     Secretary between 60 and 90 days
 before the one-year anniversary of   before the one-year anniversary of   before the one-year anniversary of
 the previous annual meeting.         the previous annual meeting.         the previous annual meeting.
 For a special meeting at which       For a special meeting at which
 directors are to be elected, a       directors are to be elected, a
 stockholder must give notice of      stockholder must give notice of
 nominations to the Secretary         nominations to the Secretary
 between 90 days and 70 days before   between 90 days and 70 days before
 the meeting, or 10 days after the    the meeting, or 10 days after the
 delivery of notice of the meeting,   delivery of notice of the meeting,
 if later.                            if later.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         CURRENT KERR-MCGEE                    COMBINED COMPANY                       CURRENT ORYX
--------------------------------------------------------------------------------------------------------------
                                              BOARD OF DIRECTORS
                                                Classification
--------------------------------------------------------------------------------------------------------------
 All directors are elected annually.  Directors are divided into three     Directors are divided into three
                                      classes. Each class serves a         classes. Each class serves a
                                      three-year term and is as nearly     three-year term and is as nearly
                                      equal in size as possible. One       equal in size as possible. One
                                      class is elected at each annual      class is elected at each annual
                                      meeting of stockholders.             meeting of stockholders.
                                      (Additional directors elected
                                      pursuant to the terms of any future
                                      preferred stock of the combined
                                      company may be governed by
                                      different provisions.)
--------------------------------------------------------------------------------------------------------------
                                       Cumulative Voting for Directors
--------------------------------------------------------------------------------------------------------------
 No.                                 No.                                  No.
--------------------------------------------------------------------------------------------------------------
                                             Number of Directors
--------------------------------------------------------------------------------------------------------------
 3 to 20, as fixed by the Board of    Minimum of 3 (no maximum), as fixed  5 to 11, as fixed by the Board of
 Directors from time to time          by the Board of Directors from time  Directors from time to time
 (currently 9).                       to time (initially 14 following the  (currently 10).
                                      merger).
--------------------------------------------------------------------------------------------------------------
                                                   Removal
--------------------------------------------------------------------------------------------------------------
 Directors may be removed, with or    Directors may only be removed for    Directors may only be removed for
 without cause, by a majority         cause, and only by a 75%             cause, and only by a majority
 stockholder vote.                    stockholder vote.                    stockholder vote.
--------------------------------------------------------------------------------------------------------------
                                                  Vacancies
--------------------------------------------------------------------------------------------------------------
 Filled by the vote of a majority of  Filled only by the vote of a         Filled only by the vote of a
 the remaining directors.             majority of the remaining            majority of the remaining
                                      directors.                           directors.
--------------------------------------------------------------------------------------------------------------
                                                Qualifications
--------------------------------------------------------------------------------------------------------------
 Anyone 64 or older must have         Anyone 64 or older must have         No specific requirements.
 previously served on the Kerr-McGee  previously served on either the
 Board to be qualified for election.  Kerr- McGee Board or the Oryx Board
 Anyone 70 or older or who has        to be qualified for election.
 retired as an employee is not        Anyone 70 or older or who has
 eligible for re-election.            retired as an employee is not
                                      eligible for continued service.
--------------------------------------------------------------------------------------------------------------
                                        Special Meetings of the Board
--------------------------------------------------------------------------------------------------------------
 Can be called by the Chairman of     Can be called by the Chief           Can be called by the Chairman,
 the Board or any two directors.      Executive Officer or a majority of   certain executive officers, or a
                                      the directors.                       majority of the directors.
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
          CURRENT KERR-MCGEE                       COMBINED COMPANY                           CURRENT ORYX
------------------------------------------------------------------------------------------------------------------------

                                       TRANSACTIONS WITH INTERESTED STOCKHOLDERS
                                  Extraordinary Transactions and Securities Issuances
------------------------------------------------------------------------------------------------------------------------
 Generally prohibits certain transactions between the company and any 10%
 stockholder (or any company affiliate who has been a 10% stockholder within     Generally prohibits certain
 preceding two years) unless either:                                             transactions between company and any
                                                                                 10% stockholder (excluding 10%
 i)  approved by majority vote of the other stockholders or                      stockholders on Nov. 1, 1988 who also
                                                                                 were 10% stockholders of Sun Company,
 ii) approved by a majority of unaffiliated directors elected prior to the       Inc. on July 6, 1988) unless:
     interested stockholder becoming such or nominated by such directors and,
     if the transaction involves any payments to the other stockholders for      i)  approved by 75% vote of the other
     their shares, such payments must satisfy minimum fair price requirements        stockholders or
     and certain other conditions must be met.
                                                                                 ii)   2/3 of directors elected prior to
 Prohibited transactions include:                                                the interested stockholder becoming
                                                                                 such approve either the interested
 - mergers and consolidations                                                    stockholder becoming such or the
 - transfers of company assets with a fair market value greater than $10         prohibited transaction or
   million
 - liquidation or dissolution                                                    iii) any payments to the other
 - issuances of securities with a fair market value greater than $10 million          stockholders for their shares are
 - recapitalizations and similar transactions which increase the percentage           no less than the highest per share
   ownership by the interested stockholder                                            price paid by the interested
                                                                                      stockholder

                                                                                 Prohibited transactions include:

                                                                                 - mergers and consolidations
                                                                                 - transfers of assets with a fair
                                                                                   market value greater than 10% of
                                                                                   company's total assets
                                                                                 - securities issuances other than on a
                                                                                   pro rata basis to all stockholders
                                                                                 - recapitalizations which increase the
                                                                                   voting power of an interested
                                                                                   stockholder
------------------------------------------------------------------------------------------------------------------------
                                                Repurchase of Securities
------------------------------------------------------------------------------------------------------------------------
 Generally prohibits repurchases of any common stock held for less than two      Generally prohibits repurchases of any
 years by any 5% stockholder (or any company affiliate who has been a 5%         common stock held for less than two
 stockholder within preceding two years) unless:                                 years by any 5% stockholder (excluding
 i)   at a price not in excess of fair market value; or                          a 5% holder on Nov. 1, 1988 who was
                                                                                 also a 5% holder of the common stock of
 ii)  approved by majority vote of the other stockholders; or                    Sun Company, Inc. on July 6, 1988)
                                                                                 unless:
 iii) pursuant to a tender offer made to all stockholders or in open-market
      purchases at prevailing prices                                             i)  at a price not in excess of fair
                                                                                     market value; or
                                                                                 ii)  approved by majority vote of other
                                                                                      stockholders; or
                                                                                 iii) pursuant to a tender offer made to
                                                                                      all stockholders or in open-market
                                                                                      purchases not
                                                                                      privately-negotiated; or
                                                                                 iv) pursuant to optional or mandatory
                                                                                     redemption provisions.
------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
          CURRENT KERR-MCGEE                        COMBINED COMPANY                           CURRENT ORYX
-------------------------------------------------------------------------------------------------------------------------
                                                       AMENDMENTS
                                                         Charter
-------------------------------------------------------------------------------------------------------------------------
 Requires majority stockholder            Requires majority stockholder            Requires majority stockholder
 approval, except that:                   approval, except that:                   approval, except that:
 i) majority approval of disinterested    i)  majority approval of disinterested   i)  75% approval of disinterested
     stockholders required for                stockholders required for                stockholders required for
     amendment of provisions described        amendment of provisions described        amendment of provisions described
     on the previous page regarding           on the previous page regarding           on the previous page regarding
     transactions with interested             transactions with interested             transactions with interested
     stockholders.                            stockholders; and                        stockholders; and
                                          ii) 75% stockholder approval required    ii) 75% stockholder approval required
                                              for amendment of provisions              for amendment of provisions
                                              described above regarding:               described above regarding:
                                             - classification, number and             - classification and number of
                                               removal of directors and filling         directors, and filling of
                                               of director vacancies                    director vacancies
                                             - ability of board of directors to       - this limitation on charter
                                               amend by-laws (see below)                amendments
                                             - special meetings of and written
                                               consent by stockholders
                                             - these limitations on charter
                                               amendments
-------------------------------------------------------------------------------------------------------------------------
                                                         By-Laws
-------------------------------------------------------------------------------------------------------------------------
 Can be amended by majority vote of the   Can be amended by majority vote of the   Can be amended by majority vote of the
 Board of Directors or by majority        Board of Directors. Can also be          Board of Directors or by majority
 stockholder vote.                        amended by majority stockholder vote,    stockholder vote.
                                          except a 75% stockholder vote is
                                          required for amendment of provisions
                                          regarding:
                                          - classification, number and removal
                                            of directors and filling of director
                                            vacancies
                                          - special meetings of stockholders
                                          - advance notice of nominations or
                                            proposals made at annual meetings of
                                            stockholders
                                          - these limitations on by-law
                                            amendments
-------------------------------------------------------------------------------------------------------------------------

DISCUSSION OF AMENDMENTS

General

     The changes to the certificate of incorporation and by-laws of Kerr-McGee highlighted above generally incorporate certain governance provisions from the current certificate of incorporation and by-laws of Oryx as negotiated by the parties in connection with the merger agreement. See "The Proposed
Merger -- Background of the Merger" on page 18. Other changes to the certificate of incorporation and by-laws of Kerr-McGee, which are not highlighted above, generally reflect changes in Delaware law since the amended provisions were last amended or revise the documents in technical manners not material to the stockholders. In addition, certain indemnification provisions were added to the certificate of incorporation of the combined company to parallel those contained in the current by-laws of Kerr-McGee and retained in the by-laws of the combined company.

Increase in Authorized Shares

     The increase in the authorized number of shares of Kerr-McGee common stock is intended to ensure that, following the issuance of shares in the merger, the combined company retains approximately the same ratio of shares available for issuance to shares outstanding as Kerr-McGee had before the merger. The Kerr-McGee Board believes that maintaining the availability of shares for issuance is advisable to provide the combined company with flexibility to take advantage of opportunities to issue common stock to obtain capital, as consideration for possible acquisitions and for other corporate purposes. Kerr-McGee currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Kerr-McGee common stock, other than in connection with the merger, employee benefit plans and the rights Agreement. If any plans, understandings, agreements or arrangements are made concerning the issuance of additional shares, holders of the Kerr-McGee common stock outstanding at that time may or may not be given the opportunity to vote upon the issuance of the shares, depending on the nature of the transaction, the law applicable thereto, the policy of the New York Stock Exchange and the judgement of the Kerr-McGee Board as to whether the stockholders should vote on the issuance.

Anti-Takeover Considerations

     General. Certain of the amendments made to the certificate of incorporation and by-laws of Kerr-McGee, such as the creation of a staggered board of directors, the requirement of stockholder action by meeting only, the restrictions on who may call special meetings of the stockholders, and the requirement of a 75% stockholder vote to amend certain provisions, may have certain anti-takeover effects. These amendments may discourage attempts by others to acquire control of the combined company without negotiation with its Board of Directors. This would enhance the Board's ability to attempt to promote the interests of all of the combined company's stockholders. However, to the extent that these provisions make the combined company a less attractive takeover candidate, they may not always be in the best interests of the combined company or its stockholders. None of these amendments is the result of any specific effort to accumulate securities of the combined company or to obtain control by means of merger, tender offer, solicitation in opposition to management or otherwise.

     Classified Board and Removal of Directors. The provisions providing for the classification of the Board of Directors, which parallel the provisions in the certificate of incorporation and by-laws of Oryx, will have the effect of making it more difficult to change the overall composition of the combined company's Board of Directors. At least two stockholders' meetings will be required for stockholders to effect a change in a majority of the combined company's Board of Directors, as is currently the case with the Oryx Board.

     Under Delaware law, unless the certificate of incorporation provides otherwise, directors may be removed at any time with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, unless the board of directors is classified. The amendment instituting a classified board of directors will eliminate the stockholders' right to remove a director without cause, as is the case with the Oryx Board. In addition, the certificate of incorporation of the combined company requires a 75% stockholder vote to remove a director with cause.

     Although there has been no problem in the past with the continuity or stability of the Kerr-McGee Board, the Kerr-McGee Board believes that the longer time required to elect a majority of the combined company's Board of Directors and the higher stockholder vote requirement to remove a director with cause will help assure continuity and stability in the management of the business and affairs of the combined company in the future.

     Stockholder Meetings. The limitation of parties authorized to call a special meeting of the stockholders and the requirement that stockholder action be taken only pursuant to a meeting, which parallel provisions in the certificate of incorporation and by-laws of Oryx, are intended to ensure that any action taken by the stockholders is not taken precipitously, and is only taken after giving opportunity for reasoned discussion among the stockholders and the management and directors of the combined company.

     Supermajority Amendment Provisions. The amendments to require a vote of 75% of the stockholders to amend certain provisions of the certificate of incorporation and by-laws of the combined company, many of which parallel similar stockholder vote requirements in the certificate of incorporation and by-laws of Oryx, are intended to prevent a large minority of the stockholders of the combined company from being adversely affected by the amendment of key governance provisions.

RIGHTS AGREEMENTS

     Kerr-McGee before the Merger. Kerr-McGee has adopted a rights agreement, which provides for the issuance of a right to the holder of each share of Kerr-McGee common stock. Upon any person or group acquiring 15% or more of the outstanding Kerr-McGee common stock (a "Kerr-McGee Acquiring Person"), each right will entitle the holder to purchase additional shares of Kerr-McGee common stock or, in certain cases, other securities of Kerr-McGee or cash or other property, having a current market value of two times the exercise price of $215. A Kerr-McGee Acquiring Person would not be entitled to exercise rights. Alternatively, prior to a Kerr-McGee Acquiring Person acquiring 50% or more of the outstanding Kerr-McGee common stock, the Kerr-McGee Board may elect to issue a share of Kerr-McGee common stock in exchange for each right other than rights held by the Kerr-McGee Acquiring Person. In addition, if Kerr-McGee is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to there being a Kerr-McGee Acquiring Person, Kerr-McGee can redeem the rights in whole, but not in part, for $0.01 per right, or may amend the rights agreement in any way without the consent of the holders of the rights. In connection with the merger agreement, Kerr-McGee amended its rights agreement to provide that it will not be triggered by reason of the approval, execution or delivery of the merger agreement or the Kerr-McGee option agreement, or the consummation of the merger or other transactions contemplated thereby.

     Oryx. Oryx has adopted a rights agreement, which provides for the issuance of a right to the holder of each share of Oryx common stock. Upon any person or group acquiring 20% or more of the outstanding Oryx common stock (an "Oryx Acquiring Person"), or any person or group (an "Oryx Adverse Person") acquiring 10% or a greater percentage of outstanding Oryx common stock determined by the Oryx Board to apply to such person or group (an "Ownership Limitation"), each right will entitle the holder to purchase additional shares of Oryx common stock (or, in certain cases, other securities of Oryx or cash or other property) having a current market value of two times the exercise price of $150 or, in the case of an Oryx Adverse Person, such number of shares multiplied by the Ownership Limitation divided by 20%. An Oryx Acquiring Person or Oryx Adverse Person would not be entitled to exercise rights. Alternatively, prior to an Oryx Acquiring Person or Oryx Adverse Person acquiring 50% or more of the outstanding Oryx common stock, the Oryx Board may elect to issue in exchange for each right, other than rights held by the Oryx Acquiring Person or Oryx Adverse Person, one-half of the number of shares of Oryx common stock for which such right is then exercisable. In addition, if Oryx is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to there being an Oryx Acquiring Person or Oryx Adverse Person, Oryx can redeem the rights in whole, but not in part, for $0.01 per right, or may amend the rights agreement in any way without the consent of the holders of the rights. However, if there is a change in a majority of the Oryx Board as a result of a proxy solicitation by a person seeking to become an Oryx Acquiring Person or Oryx Adverse Person or to acquire Oryx or 50% or more of its assets or earnings power, then any redemption or amendment requires the concurrence of a majority of the Oryx directors unaffiliated with such person who were directors prior to September 11, 1990 or who were nominated by such directors. In connection with the merger agreement, Oryx amended its rights agreement to provide that it will not be triggered by reason of the approval, execution or delivery of the merger agreement or the Oryx option agreement, or the consummation of the merger or other transactions contemplated thereby.

     Combined Company. The combined company will retain Kerr-McGee's rights agreement.

                     DESCRIPTION OF THE COMBINED COMPANY'S
                       CAPITAL STOCK FOLLOWING THE MERGER

     The summary of the terms of the capital stock of the combined company set forth below is qualified by reference to the forms of the certificate of incorporation and by-laws of the combined company included as Exhibits 1.5 and
1.6 to the merger agreement, which is attached as Appendix A hereto. The following discussion is of the capital stock of the combined company following the merger, and unless otherwise indicated reflects the changes to the current certificate of incorporation and by-laws of Kerr-McGee that will be effected in the merger. See "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights" on page 81.

AUTHORIZED CAPITAL STOCK

     The combined company's authorized capital stock will consist of 300,000,000 shares of Kerr-McGee common stock, par value $1.00 per share, and 40,000,000 shares of preferred stock, no par value per share.

COMMON STOCK

     As of January 13, 1999, 47,169,210 shares of Kerr-McGee common stock were outstanding. In addition, 7,010,790 shares of Kerr-McGee common stock were held in the treasury of Kerr-McGee, and 5,900,000 shares of Kerr-McGee common stock were reserved for issuance pursuant to Kerr-McGee's employee benefit plans. As of January 13, 1999, 109,250,430 shares of Oryx common stock were outstanding, 3,001,876 of which are held by a subsidiary and are non-voting, 17,453,120 shares of Oryx common stock were held in the treasury of Oryx, 4,478,463 shares of Oryx common stock were reserved for issuance pursuant to Oryx's employee benefit plans, and 5,111,438 shares of Oryx common stock were reserved for issuance upon conversion of Oryx's 7 1/2% Convertible Subordinated Debentures due 2014. On a pro forma basis, assuming no change in the capital stock of Kerr-McGee and Oryx as of January 13, 1999, immediately following the merger approximately 87,482,619 shares of Kerr-McGee common stock will be outstanding, 1,107,692 of which will be held by a subsidiary and will be non-voting, 7,552,553 shares of Kerr-McGee common stock will be reserved for issuance pursuant to Kerr-McGee's employee benefit plans, and 1,886,121 shares of Kerr-McGee common stock will be reserved for issuance upon conversion of such convertible debentures, which will become obligations of the combined company following the merger.

     The holders of Kerr-McGee common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Kerr-McGee Board, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Kerr-McGee Board. In the event of liquidation, each share of Kerr-McGee common stock is entitled to share pro rata in any distribution of Kerr-McGee's assets after payment or providing for the payment of liabilities and any liquidation preference of any preferred stock authorized and issued by the Kerr-McGee Board. Each holder of Kerr-McGee common stock is entitled to one vote for each share of Kerr-McGee common stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors.

     Holders of Kerr-McGee common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to Kerr-McGee common stock. The outstanding shares of

Kerr-McGee common stock are, and the shares of Kerr-McGee common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     As of January 13, 1999, no shares of Kerr-McGee preferred stock were outstanding. One million shares are designated Series B Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights distributed to the holders of Kerr-McGee common stock pursuant to Kerr-McGee's rights agreement. For a description of the rights agreement, see "Amendment and Restatement of Kerr-McGee's Certificate of Incorporation and By-Laws and Comparison of Stockholders' Rights -- Rights Agreements" on page 87.

     The Kerr-McGee Board has the authority, without further stockholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

TRANSFER AGENT AND REGISTRAR

     UMB Bank, N.A. is the transfer agent and registrar for Kerr-McGee common stock.

STOCK EXCHANGE LISTING

     Kerr-McGee common stock is listed on the New York Stock Exchange. Kerr-McGee will cause the shares of Kerr-McGee common stock issuable in the merger to be approved for listing on the New York Stock Exchange on or prior to the merger, subject to official notice of issuance.

TREATMENT OF ORYX CONVERTIBLE SUBORDINATED DEBENTURES

     Kerr-McGee and Oryx will take such steps as are necessary to ensure that the holders of the Oryx 7 1/2% Convertible Subordinated Debentures due 2014 will, after the merger, have the right to convert the debentures into shares of Kerr-McGee common stock on the terms and conditions set forth in the indenture relating thereto, including modifying the conversion price specified therein to reflect the reverse stock split. The merger does not constitute a "Risk Event" under the indenture for these convertible debentures, and will not give the holders of these convertible debentures the right to require Oryx or Kerr-McGee to purchase the convertible debentures.

                                 LEGAL MATTERS

     The validity of Kerr-McGee common stock to be issued in connection with the merger will be passed upon by Simpson Thacher & Bartlett, counsel to Kerr-McGee. Certain tax matters relating to the merger will be passed upon by Simpson Thacher & Bartlett, New York, New York, for Kerr-McGee and by Jones, Day, Reavis & Pogue, New York, New York, for Oryx. See "The Proposed Merger -- Material United States Federal Income Tax Consequences" on page 40.

                                    EXPERTS

     The financial statements of Kerr-McGee incorporated in this document by reference to its Current Report on Form 8-K filed on November 13, 1998, restating its financial statements for 1997 and prior years for discontinued operations, have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Oryx included in its Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their reports thereto, and are incorporated by reference in this document in reliance upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, incorporated by reference in this document, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Oryx's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     Representatives of Arthur Andersen LLP are expected to be present at the Kerr-McGee meeting and representatives of PricewaterhouseCoopers LLP are expected to be present at the Oryx meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                          FUTURE STOCKHOLDER PROPOSALS

     Any Kerr-McGee stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1999 annual meeting of Kerr-McGee was required to submit such proposal to the Secretary of Kerr-McGee by November 19, 1998. Under Kerr-McGee's current by-laws, any Kerr-McGee stockholder who intends to submit a proposal for consideration at the 1999 annual meeting of Kerr-McGee is required to submit such proposal to the Secretary of Kerr-McGee by March 3, 1999, unless the 1999 annual meeting of Kerr-McGee occurs prior to April 22, 1999 or later than July 21, 1999, in which case such proposal must be submitted by the 70th day prior to such meeting date or, if later, the 10th day following the announcement of such meeting date.

     Oryx expects to hold an annual meeting of stockholders in 1999 only if the merger is not consummated. In the event of such a meeting, any Oryx stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1999 annual meeting of Oryx was required to submit such proposal to the Secretary of Oryx by November 23, 1998. In the event of such a meeting, under Oryx's current by-laws, any Oryx stockholder who intends to submit a proposal for consideration at the 1999 annual meeting of Oryx is required to submit such proposal to the Secretary of Oryx by March 8, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     Kerr-McGee and Oryx each file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     Kerr-McGee has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Kerr-McGee common stock to be issued to Oryx stockholders in the merger. This document is a part of the registration statement and constitutes a prospectus of Kerr-McGee in addition to being a proxy statement of Kerr-McGee and Oryx for the Kerr-McGee meeting and the Oryx meeting. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

KERR-MCGEE SEC FILINGS (FILE NO. 1-3939)        PERIOD
----------------------------------------        ------
Annual Report on Form 10-K                      Year ended December 31, 1997
Quarterly Report on Form 10-Q                   Quarters ended March 31, 1998, June 30, 1998
                                                     and September 30, 1998
Current Reports on Form 8-K                     Filed on February 2, 1998, March 12, 1998,
                                                     March 18, 1998, April 15, 1998, June 9,
                                                     1998, October 20, 1998, November 13,
                                                     1998 and January 26, 1999

ORYX SEC FILINGS (FILE NO. 1-10053)             PERIOD
-----------------------------------             ------
Annual Report on Form 10-K, as amended          Year ended December 31, 1997
Quarterly Report on Form 10-Q                   Quarters ended March 31, 1998, June 30, 1998
                                                     and September 30, 1998
Current Reports on Form 8-K                     Filed on October 22, 1998 and January 26,
                                                     1999

     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this document and the date of the meetings.

     Kerr-McGee has supplied all information contained or incorporated by reference in this document relating to Kerr-McGee and Oryx has supplied all such information relating to Oryx.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

KERR-MCGEE CORPORATION                          ORYX ENERGY COMPANY
----------------------                          -------------------
123 Robert S. Kerr Avenue                       13155 Noel Road
Oklahoma City, Oklahoma 73102                   Dallas, Texas 75240-5067
Attention: Secretary                            Attention: Director of Investor Relations
(800) 786-2556                                  (972) 715-3778

     If you would like to request documents from us, please do so by February 19, 1999 in order to receive them before the meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE KERR-MCGEE PROPOSAL AND THE ORYX PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED JANUARY 27, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS OF KERR-MCGEE AND ORYX NOR THE ISSUANCE OF KERR-MCGEE COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 14, 1998

                                    BETWEEN

                             KERR-MCGEE CORPORATION

                                      AND

                              ORYX ENERGY COMPANY

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
                                  Article I
      THE MERGER.......................................................   A-1
1.1   The Merger.......................................................   A-1
1.2   Closing..........................................................   A-2
1.3   Effective Time...................................................   A-2
1.4   Effects of the Merger............................................   A-2
1.5   Certificate of Incorporation.....................................   A-2
1.6   By-Laws..........................................................   A-2
1.7   Officers and Directors of Surviving Corporation..................   A-2
1.8   Reverse Stock Split..............................................   A-3
1.9   Effect of Merger on Capital Stock................................   A-3
1.10  Stock Options....................................................   A-3
1.11  Certain Adjustments..............................................   A-4

                                 Article II
      EXCHANGE OF CERTIFICATES.........................................   A-4
2.1   Exchange Fund....................................................   A-4
2.2   Exchange and Distribution Procedures.............................   A-4
2.3   Distributions with Respect to Unexchanged Shares.................   A-5
2.4   No Further Ownership Rights in Oryx Common Stock.................   A-5
2.5   No Fractional Shares.............................................   A-5
2.6   Termination of Exchange Fund.....................................   A-5
2.7   No Liability.....................................................   A-6
2.8   Investment of the Exchange Fund..................................   A-6
2.9   Lost Certificates................................................   A-6
2.10  Withholding Rights...............................................   A-6
2.11  Further Assurances...............................................   A-6
2.12  Stock Transfer Books.............................................   A-6
2.13  Affiliates.......................................................   A-6

                                 Article III
      REPRESENTATIONS AND WARRANTIES...................................   A-7
3.1   Representations and Warranties of Kerr-McGee.....................   A-7
      (a)  Organization, Standing and Power; Subsidiaries..............   A-7
      (b)  Capital Structure...........................................   A-7
      (c)  Authority; No Conflicts.....................................   A-8
      (d)  Reports and Financial Statements............................   A-9
      (e)  Information Supplied........................................  A-10
      (f)  Board Approval..............................................  A-10
      (g)  Vote Required...............................................  A-10
      (h)  Litigation; Compliance with Laws............................  A-11
      (i)  Absence of Certain Changes or Events........................  A-11
      (j)  Environmental Matters.......................................  A-11
      (k)  Intellectual Property.......................................  A-12
      (l)  Rights Agreement............................................  A-12
      (m)  Brokers or Finders..........................................  A-13
      (n)  Opinion of Kerr-McGee Financial Advisor.....................  A-13
      (o)  Accounting Matters..........................................  A-13
      (p)  Taxes.......................................................  A-13
      (q)  Certain Contracts...........................................  A-13
      (r)  Employee Benefits...........................................  A-13
      (s)  Labor Matters...............................................  A-14

                                                                         PAGE
                                                                         ----
      (t)  Ownership of Oryx Common Stock..............................  A-14
3.2   Representations and Warranties of Oryx...........................  A-14
      (a)  Organization, Standing and Power; Subsidiaries..............  A-15
      (b)  Capital Structure...........................................  A-15
      (c)  Authority; No Conflicts.....................................  A-16
      (d)  Reports and Financial Statements............................  A-17
      (e)  Information Supplied........................................  A-17
      (f)  Board Approval..............................................  A-18
      (g)  Vote Required...............................................  A-18
      (h)  Litigation; Compliance with Laws............................  A-18
      (i)  Absence of Certain Changes or Events........................  A-19
      (j)  Environmental Matters.......................................  A-19
      (k)  Intellectual Property.......................................  A-19
      (l)  Rights Agreement............................................  A-19
      (m)  Brokers or Finders..........................................  A-19
      (n)  Opinion of Oryx Financial Advisor...........................  A-20
      (o)  Accounting Matters..........................................  A-20
      (p)  Taxes.......................................................  A-20
      (q)  Certain Contracts...........................................  A-20
      (r)  Employee Benefits...........................................  A-20
      (s)  Labor Matters...............................................  A-21
      (t)  Ownership of Kerr-McGee Common Stock........................  A-21
      (u)  Devon Stock.................................................  A-21

                                 Article IV
      COVENANTS RELATING TO CONDUCT OF BUSINESS........................  A-21
4.1   Covenants of Kerr-McGee..........................................  A-21
      (a)  Ordinary Course.............................................  A-21
      (b)  Dividends; Changes in Capital Stock.........................  A-22
      (c)  Issuance of Securities......................................  A-22
      (d)  Governing Documents.........................................  A-22
      (e)  No Acquisitions.............................................  A-22
      (f)  No Dispositions.............................................  A-22
      (g)  Investments; Indebtedness...................................  A-23
      (h)  Pooling; Tax-Free Qualification.............................  A-23
      (i)  Compensation................................................  A-23
      (j)  Accounting Methods; Income Tax Elections....................  A-23
      (k)  Certain Agreements..........................................  A-23
      (l)  Rights Agreement............................................  A-23
4.2   Covenants of Oryx................................................  A-23
      (a)  Ordinary Course.............................................  A-23
      (b)  Dividends; Changes in Capital Stock.........................  A-24
      (c)  Issuance of Securities......................................  A-24
      (d)  Governing Documents.........................................  A-24
      (e)  No Acquisitions.............................................  A-24
      (f)  No Dispositions.............................................  A-24
      (g)  Investments; Indebtedness...................................  A-24
      (h)  Pooling; Tax-Free Qualification.............................  A-25
      (i)  Compensation................................................  A-25
      (j)  Accounting Methods; Income Tax Elections....................  A-25
      (k)  Certain Agreements..........................................  A-25
      (l)  Rights Agreement............................................  A-25
4.3   Governmental Filings.............................................  A-25
4.4   Control of Other Party's Business................................  A-25

                                                                         PAGE
                                                                         ----
                                  Article V
      ADDITIONAL AGREEMENTS............................................  A-26
5.1   Preparation of Proxy Statement; Stockholders Meetings............  A-26
5.2   Access to Information............................................  A-27
5.3   Reasonable Best Efforts..........................................  A-28
5.4   Acquisition Proposals............................................  A-29
5.5   Employee Benefits Matters........................................  A-30
5.6   Fees and Expenses................................................  A-32
5.7   Directors' and Officers' Indemnification and Insurance...........  A-32
5.8   Public Announcements.............................................  A-33
5.9   Accountant's Letters.............................................  A-33
5.10  Listing of Shares of Company Common Stock........................  A-33
5.11  Affiliates.......................................................  A-33
5.12  Oryx Partnership Name............................................  A-34
5.13  Reverse Stock Split..............................................  A-34
5.14  Transition Management............................................  A-34

                                 Article VI
      CONDITIONS PRECEDENT.............................................  A-35
6.1   Conditions to Each Party's Obligation to Effect the Merger.......  A-35
      (a)  Stockholder Approval........................................  A-35
      (b)  No Injunctions or Restraints, Illegality....................  A-35
      (c)  HSR Act.....................................................  A-35
      (d)  Governmental and Regulatory Approvals.......................  A-35
      (e)  NYSE Listing................................................  A-35
      (f)  Effectiveness of the Form S-4...............................  A-35
      (g)  Pooling.....................................................  A-35
      (h)  Reverse Split...............................................  A-35
6.2   Additional Conditions to Obligations of Kerr-McGee...............  A-36
      (a)  Representations and Warranties..............................  A-36
      (b)  Performance of Obligations of Oryx..........................  A-36
      (c)  Tax Opinion.................................................  A-36
      (d)  Rights Agreement............................................  A-36
6.3   Additional Conditions to Obligations of Oryx.....................  A-36
      (a)  Representations and Warranties..............................  A-36
      (b)  Performance of Obligations of Kerr-McGee....................  A-36
      (c)  Tax Opinion.................................................  A-36
      (d)  Rights Agreement............................................  A-36

                                 Article VII
      TERMINATION AND AMENDMENT........................................  A-37
7.1   Termination......................................................  A-37
7.2   Effect of Termination............................................  A-38
7.3   Amendment........................................................  A-39
7.4   Extension; Waiver................................................  A-39

                                Article VIII
      GENERAL PROVISIONS...............................................  A-39
8.1   Non-Survival of Representations, Warranties and Agreements.......  A-39
8.2   Notices..........................................................  A-39
8.3   Interpretation...................................................  A-40
8.4   Counterparts.....................................................  A-40
8.5   Entire Agreement; No Third Party Beneficiaries...................  A-40
8.6   GOVERNING LAW....................................................  A-40

                                                                         PAGE
                                                                         ----
8.7   Severability.....................................................  A-40
8.8   Assignment.......................................................  A-41
8.9   Submission to Jurisdiction; Waivers..............................  A-41
8.10  Enforcement......................................................  A-41
8.11  Definitions......................................................  A-41

                                LIST OF EXHIBITS

EXHIBIT                              TITLE
-------                              -----
1.5       Form of Amended and Restated Certificate of Incorporation of
          Surviving Corporation
1.6       Form of By-Laws of Surviving Corporation
1.7       Directors of Surviving Corporation
5.5(e)    Actions with Respect to Certain Benefit Plans
5.11      Form of Affiliate Letter

     AGREEMENT AND PLAN OF MERGER, dated as of October 14, 1998 (this "Agreement"), between KERR-McGEE CORPORATION, a Delaware corporation ("Kerr-McGee"), and ORYX ENERGY COMPANY, a Delaware corporation ("Oryx").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Oryx and Kerr-McGee deem it advisable and in the best interests of each corporation and its respective stockholders that Oryx and Kerr-McGee engage in a business combination as peer firms in a merger of equals in order to advance the long-term strategic business interests of Oryx and Kerr-McGee;

     WHEREAS, the combination of Oryx and Kerr-McGee shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

     WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3), Oryx shall effect a reverse stock split (the "Reverse Split") of its common stock, par value $1.00 per share ("Oryx Common Stock"), as set forth in
Section 1.8;

     WHEREAS, the respective Boards of Directors of Oryx and Kerr-McGee have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Oryx Common Stock issued and outstanding after giving effect to the Reverse Split and immediately prior to the Effective Time, other than shares owned or held by Kerr-McGee or Oryx, will be converted into the right to receive one share of common stock, par value $1.00 per share, of the Surviving Corporation (as defined in Section 1.1) ("Company Common Stock") as set forth in Section 1.9, and each share of common stock, par value $1.00 per share, of Kerr-McGee ("Kerr-McGee Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one share of Company Common Stock;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of each party's willingness to enter into this Agreement, Oryx and Kerr-McGee are entering into stock option agreements, dated as of the date hereof (the "Stock Option Agreements"), pursuant to which, among other things, Oryx is granting Kerr-McGee an option to purchase shares of Oryx Common Stock (the "Oryx Stock Option Agreement") and Kerr-McGee is granting Oryx an option to purchase shares of Kerr-McGee Common Stock (the "Kerr-McGee Stock Option Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and the Stock Option Agreements, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Oryx shall be merged with and into Kerr-McGee at the Effective Time. Following the Merger, the separate corporate existence of Oryx shall cease and Kerr-McGee shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Subject to the terms and conditions hereof, the closing of the Merger and the transactions contemplated by this Agreement (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (other than any such conditions which by their terms cannot be satisfied until the Closing Date, which shall be required to be so satisfied or waived on the Closing Date), unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto.

     1.3 Effective Time. At the Closing, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Kerr-McGee and Oryx shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Oryx and Kerr-McGee shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Oryx and Kerr-McGee shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Certificate of Incorporation. The certificate of incorporation of Kerr-McGee, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read in its entirety in the form set forth as Exhibit 1.5 and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     1.6  By-Laws. At the Effective Time, the by-laws in the form attached as
Exhibit 1.6 shall be the amended and restated by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7 Officers and Directors of Surviving Corporation. The officers of Kerr-McGee as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Kerr-McGee as of the Effective Time shall be the directors of the Surviving Corporation for the initial terms set forth on Exhibit 1.7 hereto, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified. The Surviving Corporation will take all action necessary to (i) add to the Board of Directors of the Surviving Corporation, effective the day following the Effective Time, Robert L. Keiser and the four other persons indicated on Exhibit 1.7 hereto who are not and have not been employees of Oryx or its Subsidiaries and who are serving on the Oryx Board of Directors immediately prior to the Effective Time (or, if Mr. Keiser or any such person listed on Exhibit 1.7 hereto shall not be so serving on the Oryx Board of Directors immediately prior to the Effective Time or shall otherwise be unable to serve on the Board of Directors of the Surviving Corporation, Oryx shall be entitled to designate a substitute nominee from among the Oryx serving directors as of the date hereof, provided that such substitute nominee is not and has not been an employee of Oryx or its Subsidiaries and is serving on the Oryx Board of Directors immediately prior to the Effective Time), in each case for the initial terms set forth on Exhibit 1.7 hereto, and (ii) cause to be appointed promptly following the Effective Time: Luke R. Corbett as Chief Executive Officer of the Surviving Corporation and Robert L. Keiser as Chairman of the Surviving Corporation.

     1.8 Reverse Stock Split. Immediately prior to the Effective Time, Oryx shall effect the Reverse Split, pursuant to which each share of Oryx Common Stock issued and outstanding immediately prior to the Reverse Split shall, by virtue of the Reverse Split and without any action on the part of the holder thereof, become 0.369 shares (the "Exchange Ratio") of Oryx Common Stock, subject to Section 2.5.

     1.9  Effect of Merger on Capital Stock.

          (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Oryx Common Stock issued and outstanding after giving effect to the Reverse Split and immediately prior to the Effective Time (other than shares of Oryx Common Stock owned by Kerr-McGee or held by Oryx, all of which shall be canceled as provided in Section 1.9(c)) shall be converted into the right to receive one share of Company Common Stock (together with any cash in lieu of fractional shares to be paid pursuant to Section 2.5, the "Merger Consideration").

          (b) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Kerr-McGee Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of Company Common Stock.

          (c) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Oryx Common Stock issued and owned or held by Kerr-McGee or Oryx at the Effective Time shall cease to be outstanding and shall be canceled and retired and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

     1.10  Stock Options.

          (a) On or prior to the Reverse Split, Oryx will take all action necessary such that each Oryx Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the Oryx Stock Option Plans (as defined in Section 3.2(b)) prior to the Reverse Split and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Oryx Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Oryx Stock Option, that number of shares of Company Common Stock determined by multiplying the number of shares of Oryx Common Stock subject to such Oryx Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Company Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Oryx Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Oryx Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. On or prior to the Reverse Split, Oryx will amend the Oryx Stock Options and the Oryx Stock Option Plans to give effect to this Section 1.10 and Section 5.5 and to make such changes in phraseology and form to give effect to the Reverse Split and the Merger and to the substitution of the Surviving Corporation for Oryx and Company Common Stock for Oryx Common Stock.

          (b) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of Oryx Stock Options appropriate notices setting forth such holders' rights pursuant to the Oryx Stock Option Plans (including, as applicable, that, by virtue of the Merger and pursuant to the terms of the Oryx Stock Option Plans, the Oryx Stock Options have become fully vested and exercisable) and the agreements evidencing the grants of such Oryx Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.10 after giving effect to the Reverse Split and the Merger and the terms of the Oryx Stock Option Plans). To the extent permitted by law, the Surviving Corporation shall comply with the terms of the Oryx Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Oryx Stock Option Plans, to have the Oryx Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of the Surviving Corporation after the Effective Time.

          (c) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for delivery upon exercise of Oryx Stock Options in accordance with this Section 1.10. Promptly after the Effective Time, the Surviving Corporation shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     1.11 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Kerr-McGee Common Stock or Oryx Common Stock shall have been changed into a different number of shares or different class of stock by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred (in all cases, other than as contemplated by Section 1.8), the Exchange Ratio shall be appropriately adjusted to provide to the holders of Oryx Common Stock and Kerr-McGee Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                   Article II

                            EXCHANGE OF CERTIFICATES

     2.1 Exchange Fund. Prior to the Effective Time, Kerr-McGee shall appoint a commercial bank or trust company reasonably acceptable to Oryx having net capital of not less than $100,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging certificates which immediately prior to the Effective Time represented shares of Oryx Common Stock ("Certificates") for the Merger Consideration (the "Exchange Agent"). From time to time as needed, the Surviving Corporation shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Oryx Common Stock, certificates representing the Company Common Stock issuable pursuant to Section 1.9(a) in exchange for shares of Oryx Common Stock outstanding immediately prior to the Effective Time. The Surviving Corporation shall make available to the Exchange Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Company Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

     2.2 Exchange and Distribution Procedures. (a) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Surviving Corporation may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Company Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.9(a) (after taking into account all Certificates delivered by such holder) and (B) any cash and other property that such holder has the right to receive pursuant to the provisions of this Article II, including any cash in lieu of any fractional shares pursuant to Section 2.5, and dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash or other property payable pursuant to Section 2.3 or 2.5. In the event of a transfer of ownership of Oryx Common Stock which is not registered in the transfer records of Oryx, one or more shares of Company Common Stock evidencing, in the aggregate, the proper number of shares of Company Common Stock, any cash in lieu of any fractional shares pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3 may be issued and paid with respect to such Oryx Common Stock to such a transferee if the Certificate representing such shares of Oryx Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section
2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Company Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Company Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock.

     2.4 No Further Ownership Rights in Oryx Common Stock. All shares of Company Common Stock issued and cash and other property paid upon conversion of shares of Oryx Common Stock in accordance with the terms of Article I and this
Article II (including pursuant to Section 2.3) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Oryx Common Stock. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

     2.5  No Fractional Shares.

          (a) No certificates or scrip or shares of Oryx Common Stock or Company Common Stock representing fractional shares of Oryx Common Stock or Company Common Stock shall be issued pursuant to Section 1.8, 1.9 or 2.2 and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Oryx or the Surviving Corporation or a holder of shares of Oryx Common Stock or Company Common Stock.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of Oryx Common Stock affected by the Reverse Split and converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates delivered by such holder pursuant to Section 2.2) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Company Common Stock multiplied by (ii) the closing price for a share of Company Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape on the Business Day immediately following the date on which the Effective Time occurs.

     2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the shares of Oryx Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.9, 2.2 and 2.5 and any dividends or distributions with respect to shares of Company Common Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Certificates three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     2.7 No Liability. None of Kerr-McGee, Oryx, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Oryx Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

     2.10 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Oryx Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Oryx Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Oryx and Kerr-McGee, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Oryx or Kerr-McGee, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.12 Stock Transfer Books. The stock transfer books of Oryx shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Oryx Common Stock thereafter on the records of Oryx. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the shares of Oryx Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

     2.13 Affiliates. Notwithstanding anything to the contrary herein, no shares of Company Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of Oryx in accordance with Section 5.11 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.11) to the Surviving Corporation.

                                  Article III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Kerr-McGee. Except as set forth in the Kerr-McGee Disclosure Schedule delivered by Kerr-McGee to Oryx prior to the execution of this Agreement (the "Kerr-McGee Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except as disclosed in the Kerr-McGee SEC Reports (as defined in Section 3.1(d)) filed with the SEC prior to the date hereof, excluding the exhibits thereto (the "Current Kerr-McGee SEC Reports"), Kerr-McGee represents and warrants to Oryx as follows:

          (a) Organization, Standing and Power; Subsidiaries.

             (i) Each of Kerr-McGee and each of its Subsidiaries (as defined in Section 8.11) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee. The copies of the certificate of incorporation and by-laws of Kerr-McGee which were previously furnished or made available to Oryx are complete and correct copies of such documents as in effect on the date of this Agreement.

             (ii) Exhibit 21 to Kerr-McGee's Annual Report on Form 10-K for the year ended December 31, 1997 includes all the Subsidiaries of Kerr-McGee which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Kerr-McGee, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). As of the date of this Agreement, neither Kerr-McGee nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any other Person that is or would reasonably be expected to be material to Kerr-McGee and its Subsidiaries taken as a whole.

          (b) Capital Structure.

             (i) As of September 30, 1998 (the "Kerr-McGee Measurement Date"), the authorized capital stock of Kerr-McGee consisted of (A) 150,000,000 shares of Kerr-McGee Common Stock of which 47,407,948 shares were outstanding, 6,768,990 shares were held in the treasury of Kerr-McGee and 1,943,740 shares were reserved for issuance upon the exercise of the Kerr-McGee Stock Options and (B) 40,000,000 shares of Preferred Stock, no par value per share, of which no shares were outstanding and 1,000,000 shares of which have been designated Series B Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "Kerr-McGee Rights") distributed to the holders of Kerr-McGee Common Stock pursuant to the Rights Agreement dated as of July 9, 1996 between Kerr-McGee and Bank One Trust Company, N.A. (as successor by merger to The Liberty National Bank & Trust Co. of Oklahoma
        City), as Rights Agent (the "Kerr-McGee Rights Agreement"). Since the Kerr-McGee Measurement Date to the date of this Agreement, there have been no issuances of shares of the capital stock of

        Kerr-McGee or any other securities of Kerr-McGee other than issuances of shares (and accompanying Kerr-McGee Rights) pursuant to options or rights outstanding as of the Kerr-McGee Measurement Date under the Benefit Plans (as defined in Section 8.11) of Kerr-McGee. All issued and outstanding shares of the capital stock of Kerr-McGee are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of the Kerr-McGee Measurement Date no options, warrants or other rights to acquire capital stock from Kerr-McGee, directly or indirectly, other than (x) the Kerr-McGee Rights and (y) options representing in the aggregate the right to purchase 1,943,740 shares of Kerr-McGee Common Stock (collectively, the "Kerr-McGee Stock Options") under Kerr-McGee's 1984 Employee Stock Option Plan, 1987 Long Term Incentive Plan, Performance Share Plan and 1998 Long Term Incentive Plan (collectively, the "Kerr-McGee Stock Option Plans"). Section 3.1(b) of the Kerr-McGee Disclosure Schedule sets forth a complete and correct list, as of the Kerr-McGee Measurement Date, of the number of shares of Kerr-McGee Common Stock subject to Kerr-McGee Stock Options or other rights to purchase or receive Kerr-McGee Common Stock granted under the Kerr-McGee Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Kerr-McGee have been issued or granted since the Kerr-McGee Measurement Date to the date of this Agreement, other than pursuant to the Kerr-McGee Stock Option Agreement.

             (ii) No bonds, debentures, notes or other indebtedness of Kerr-McGee having the right to vote on any matters on which holders of capital stock of Kerr-McGee may vote ("Kerr-McGee Voting Debt") are issued or outstanding.

             (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.9 and Section 1.10, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Kerr-McGee or any of its Subsidiaries is a party or by which any of them is bound obligating Kerr-McGee or any of its Subsidiaries, directly or indirectly, to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of Kerr-McGee or any of its Subsidiaries or obligating Kerr-McGee or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Kerr-McGee or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Kerr-McGee or any of its Subsidiaries.

          (c) Authority; No Conflicts.

             (i) Kerr-McGee has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the stockholders of Kerr-McGee by the Required Kerr-McGee Vote (as defined in Section 3.1(g)). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Kerr-McGee, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the stockholders of Kerr-McGee by the Required Kerr-McGee Vote. Each of this Agreement and the Stock Option Agreements has been duly executed and delivered by Kerr-McGee and constitutes a valid and binding agreement of Kerr-McGee, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Kerr-McGee does not or will not, as the case may be, and the consummation by Kerr-McGee of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation, a right to require redemption or repurchase of or otherwise "put" securities, or the loss of a material benefit, under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation, acceleration, redemption or repurchase, "put" right, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or by-laws of Kerr-McGee, or any similar organizational documents of any material Subsidiary of Kerr-McGee, or (B) except as would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kerr-McGee or any Subsidiary of Kerr-McGee or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to Kerr-McGee or any Subsidiary of Kerr-McGee in connection with the execution and delivery of this Agreement or the Stock Option Agreements by Kerr-McGee or the consummation by Kerr-McGee of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses
        (A) through (G) are hereinafter referred to as "Necessary Consents".

          (d) Reports and Financial Statements.

             (i) Kerr-McGee has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997 (collectively, including all exhibits thereto, the "Kerr-McGee SEC Reports"). Since such date, no Subsidiary of Kerr-McGee has been required to file or has filed any form, report, registration statement, prospectus or other document with the SEC. None of the Kerr-McGee SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then as of the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Kerr-McGee SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Kerr-McGee and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Kerr-McGee SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Kerr-McGee SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (ii) Since December 31, 1997, Kerr-McGee and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of Kerr-McGee and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee.

          (e) Information Supplied.

             (i) None of the information supplied or to be supplied by Kerr-McGee for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to Oryx stockholders or Kerr-McGee stockholders or at the time of the Oryx Stockholders Meeting or the Kerr-McGee Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Form S-4 and the Joint Proxy Statement/Prospectus supplied by Kerr-McGee (whether by inclusion or by incorporation by reference therein) will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

             (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Kerr-McGee with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Oryx for inclusion or incorporation by reference therein.

          (f) Board Approval. The Board of Directors of Kerr-McGee, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Kerr-McGee Board Approval") (except as otherwise permitted following the date hereof pursuant to Section 5.1 or 5.4), has duly (i) determined that this Agreement and the Stock Option Agreements, and the Merger and the other transactions contemplated hereby and thereby, are advisable and are fair to and in the best interests of Kerr-McGee and its stockholders, (ii) approved this Agreement and the Stock Option Agreements, and the Merger and the other transactions contemplated hereby and thereby, (iii) recommended that the stockholders of Kerr-McGee adopt this Agreement and (iv) directed that this Agreement and the Merger be submitted for consideration by Kerr-McGee's stockholders at the Kerr-McGee Stockholders Meeting. The Kerr-McGee Board Approval constitutes approval of this Agreement and the Kerr-McGee Stock Option Agreement, and the Merger and other transactions contemplated hereby and thereby, for purposes of Section 203 of the DGCL and Article Thirteenth of Kerr-McGee's Certificate of Incorporation. To the knowledge of Kerr-McGee, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement or the Kerr-McGee Stock Option Agreement or the Merger or the other transactions contemplated hereby or thereby.

          (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Kerr-McGee Common Stock (excluding any shares owned or held by Kerr-McGee or any of its

     Subsidiaries) (the "Required Kerr-McGee Vote") is the only vote of the holders of any class or series of Kerr-McGee capital stock necessary to adopt this Agreement (assuming that Oryx is not an "interested stockholder" of Kerr-McGee under Section 203 of the DGCL immediately before the execution and delivery of this Agreement).

          (h) Litigation; Compliance with Laws.

             (i) There is no suit, action or proceeding pending or, to the knowledge of Kerr-McGee, threatened against or affecting Kerr-McGee or any Subsidiary of Kerr-McGee having, or which would reasonably be expected to have, a Material Adverse Effect on Kerr-McGee, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Kerr-McGee or any Subsidiary of Kerr-McGee having, or which reasonably would be expected to have, a Material Adverse Effect on Kerr-McGee.

             (ii) Except as would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee, Kerr-McGee and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Kerr-McGee and its Subsidiaries, taken as a whole (the "Kerr-McGee Permits"). Kerr-McGee and its Subsidiaries are in compliance with the terms of the Kerr-McGee Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee. The businesses of Kerr-McGee and its Subsidiaries are not being conducted in violation of, and Kerr-McGee and its Subsidiaries have not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee.

          (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and the Stock Option Agreements or the transactions contemplated hereby and thereby and except as permitted by Sections 4.1 and 5.5, since December 31, 1997, Kerr-McGee and its Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on Kerr-McGee or (ii) any action taken by Kerr-McGee or any of its Subsidiaries during the period from December 31, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1.

          (j) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee: (i) the operations of Kerr-McGee and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws (as defined below), (ii) there are no pending or, to the knowledge of Kerr-McGee, threatened actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against Kerr-McGee or its Subsidiaries or involving any real property currently or, to the knowledge of Kerr-McGee, formerly owned, operated or leased by Kerr-McGee or its Subsidiaries, (iii) Kerr-McGee and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of Kerr-McGee, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by Kerr-McGee or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities and (iv) all real property owned and, to the knowledge of Kerr-McGee, all real property operated or leased by Kerr-McGee or its Subsidiaries is free of contamination from Hazardous Material (as defined below) that would have an adverse effect on human health or the environment.

          As used in this Agreement, "Environmental Laws" means any and all federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or safety as relating to the environment or the workplace, or the protection of the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec.sec. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. sec.sec. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. sec.sec. 6901, et seq., the Clean Water Act, 33 U.S.C. sec.sec. 1251, et seq., the Clean Air Act, 33 U.S.C. sec.sec. 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. sec.sec. 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., sec.sec. 136, et seq., Occupational Safety and Health Act 29 U.S.C. sec.sec. 651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C. sec.sec. 2701, et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls and any other substance that could result in liability under any Environmental Laws.

          (k) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee: (a) Kerr-McGee and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Kerr-McGee and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Kerr-McGee or any Subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Kerr-McGee, no Person is challenging, infringing on or otherwise violating any right of Kerr-McGee or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Kerr-McGee or its Subsidiaries; and (d) neither Kerr-McGee nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Kerr-McGee and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Kerr-McGee or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          (l) Rights Agreement. The Board of Directors of Kerr-McGee has approved an amendment to the Kerr-McGee Rights Agreement to the effect that neither Oryx nor any of its affiliates shall become an "Acquiring Person", and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Kerr-McGee Rights Agreement) will occur, by reason of the approval, execution or delivery of this Agreement or the Kerr-McGee Stock Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, and will cause the trustee under the Kerr-McGee Rights Agreement to execute such amendment as soon as possible after the execution hereof.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements based upon arrangements made by or on behalf of Kerr-McGee, except Lehman Brothers Inc. (the "Kerr-McGee Financial Advisor"), whose fees and expenses will be paid by Kerr-McGee in accordance with Kerr-McGee's agreement with such firm, a copy of which has been provided to Oryx.

          (n) Opinion of Kerr-McGee Financial Advisor. Kerr-McGee has received the opinion of the Kerr-McGee Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Kerr-McGee, a copy of which opinion will be made available to Oryx.

          (o) Accounting Matters. Neither Kerr-McGee nor any of its affiliates has taken or agreed to take any action that would prevent Kerr-McGee from accounting for the Merger as a "pooling of interests". At or prior to the date hereof, Kerr-McGee has received a letter from its independent public accountants addressed to Kerr-McGee, with a copy to Oryx, to the effect that, based upon representations provided by Kerr-McGee and Oryx and a poolability letter from the independent public accountants of Oryx, accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated and closed as contemplated by this Agreement.

          (p) Taxes. Each of Kerr-McGee and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Kerr-McGee. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (q) Certain Contracts. As of the date hereof, except as set forth in the Current Kerr-McGee SEC Reports, neither Kerr-McGee nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts Kerr-McGee or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of Kerr-McGee, limit or restrict the Surviving Corporation or any of its Subsidiaries or any of their respective affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area.

          (r) Employee Benefits.

             (i) Except as set forth in Section 3.1(r) of the Kerr-McGee Disclosure Schedule (together, the "Kerr-McGee Plans"), Kerr-McGee has no material Benefit Plans. Copies or descriptions of the Kerr-McGee Plans have been made available to Oryx.

             (ii) Each Kerr-McGee Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations where the failure thereof would result in liability that would be reasonably expected to have a Material Adverse Effect on Kerr-McGee.

             (iii) Each Kerr-McGee Plan intended to be qualified has received a favorable determination from the Internal Revenue Service and to Kerr-McGee's knowledge, nothing has occurred since that would adversely affect such qualification.

             (iv) Except as would not be reasonably expected to have a Material Adverse Effect on Kerr-McGee: (x) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any Kerr-McGee Plan, and (ii) no "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has occurred during the last 5 years with respect to any Kerr-McGee Plan.

             (v) No litigation or administrative or other proceeding involving any Kerr-McGee Plans has occurred or, to the Kerr-McGee's knowledge, is threatened where an adverse determination would result in liability that would be reasonably expected to have a Material Adverse Effect on Kerr-McGee.

             (vi) Kerr-McGee has not contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither Kerr-McGee nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)) has incurred any withdrawal liability which remains unsatisfied in an amount which would result in liability that has had or would be reasonably expected to have a Material Adverse Effect on Kerr-McGee.

             (vii) No Kerr-McGee Plan or multiemployer plan to which the Kerr-McGee contributed has been terminated where such termination has resulted in liability under Title IV of ERISA that has had or would be reasonably expected to have a Material Adverse Effect on Kerr-McGee.

          (s) Labor Matters. Neither Kerr-McGee nor any of its Subsidiaries: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Kerr-McGee or its Subsidiaries, and, to the knowledge of Kerr-McGee, there are no campaigns being conducted to solicit cards from employees of Kerr-McGee or its Subsidiaries to authorize representation by any labor organization;
     (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which would reasonably be expected to have a Material Adverse Effect on Kerr-McGee; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Kerr-McGee, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Kerr-McGee or any of its Subsidiaries which, with respect to any event described in this clause (iii), would reasonably be expected to have a Material Adverse Effect on Kerr-McGee.

          (t) Ownership of Oryx Common Stock. Neither Kerr-McGee nor any of its Subsidiaries beneficially owns, directly or indirectly, any Oryx Common Stock other than pursuant to the Oryx Stock Option Agreement.

     3.2 Representations and Warranties of Oryx. Except as set forth in the Oryx Disclosure Schedule delivered by Oryx to Kerr-McGee prior to the execution of this Agreement (the "Oryx Disclosure

Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except as disclosed in the Oryx SEC Reports (as defined in Section 3.2(d)) filed with the SEC prior to the date hereof, excluding the exhibits thereto (the "Current Oryx SEC Reports"), Oryx represents and warrants to Kerr-McGee as follows:

          (a) Organization, Standing and Power; Subsidiaries.

             (i) Each of Oryx and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Oryx, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Oryx. The copies of the certificate of incorporation and by-laws of Oryx which were previously furnished or made available to Kerr-McGee are complete and correct copies of such documents as in effect on the date of this Agreement.

             (ii) Exhibit 21 to Oryx's Annual Report on Form 10-K for the year ended December 31, 1997 includes all the Subsidiaries of Oryx which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Oryx, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Neither Oryx nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any other Person that is or would reasonably be expected to be material to Oryx and its Subsidiaries taken as a whole.

          (b) Capital Structure.

             (i) As of October 8, 1998 (the "Oryx Measurement Date"), the authorized capital stock of Oryx consisted of (A) 250,000,000 shares of Oryx Common Stock, of which 106,233,579 shares were outstanding, 17,468,095 shares were held in the treasury of Oryx, 3,001,876 shares were held by a Subsidiary of Oryx, 5,111,438 shares were reserved for issuance upon the conversion of Oryx's 7 1/2% Convertible Subordinated Debentures due May 15, 2014 (the "Oryx Debentures") and 7,135,302 shares were reserved for issuance upon the exercise of the Oryx Stock Options or available for grant of other rights to purchase or receive Oryx Common Stock granted under the Oryx Plans (as defined below), (B) 7,740,606 shares of Cumulative Preference Stock, par value $1.00 per share, none of which were outstanding and 120,000 shares of which have been designated Series A Junior Cumulative Preference Stock and reserved for issuance upon exercise of the rights (the "Oryx Rights") distributed to the holders of Oryx Common Stock pursuant to the Rights Agreement dated as of September 11, 1990, between Oryx and Chase Manhattan Bank (as successor by merger to Manufacturers Hanover Trust Company), as Rights Agent, as amended (the "Oryx Rights Agreement"), and (C) 15,000,000 shares of Preferred Stock, par value $1.00 per share, none of which were outstanding, designated or reserved for issuance. Since the Oryx Measurement Date to the date of this Agreement, there have been no issuances of shares of the capital stock of Oryx or any other securities of Oryx other than issuances of shares (and accompanying Oryx Rights) pursuant to options or rights outstanding as of the Oryx Measurement Date under the Benefit Plans of Oryx. All issued and outstanding shares of the capital stock of Oryx are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of the Oryx

        Measurement Date no options, warrants or other rights to acquire capital stock, directly or indirectly, from Oryx other than (x) the Oryx Rights,
        (y) options representing in the aggregate the right to purchase no more than 2,659,709 shares of Oryx Common Stock (collectively, the "Oryx Stock Options") under Oryx's Long-Term Incentive Plan, 1992 Long-Term Incentive Plan and 1997 Long-Term Incentive Plan (collectively, the "Oryx Stock Option Plans") and (z) the Oryx Debentures. Section 3.2(b) of the Oryx Disclosure Schedule sets forth a complete and correct list, as of the Oryx Measurement Date, of the number of shares of Oryx Common Stock subject to Oryx Stock Options or other rights to purchase or receive Oryx Common Stock granted under the Oryx Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Oryx have been issued or granted since the Oryx Measurement Date to the date of this Agreement, other than pursuant to the Oryx Stock Option Agreement.

             (ii) No bonds, debentures, notes or other indebtedness of Oryx having the right to vote on any matters on which holders of capital stock may vote ("Oryx Voting Debt") are issued or outstanding.

             (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Oryx or any of its Subsidiaries is a party or by which any of them is bound obligating Oryx or any of its Subsidiaries, directly or indirectly, to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of Oryx or any of its Subsidiaries or obligating Oryx or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Oryx or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Oryx or any of its Subsidiaries.

             (iv) No action, consent or approval by any holder of Oryx Stock Options or Oryx Debentures is required in connection with the actions described in Sections 1.10(a) and 5.13.

          (c) Authority; No Conflicts.

             (i) Oryx has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Reverse Split and the Merger, to the approval of the Reverse Split and the adoption of this Agreement by the stockholders of Oryx by the Required Oryx Vote (as defined in Section 3.2(g)). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Oryx, subject, in the case of the consummation of the Reverse Split and the Merger, to the approval of the Reverse Split and the adoption of this Agreement by the stockholders of Oryx by the Required Oryx Vote. Each of this Agreement and the Stock Option Agreements has been duly executed and delivered by Oryx and constitutes a valid and binding agreement of Oryx, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Oryx does not or will not, as the case may be, and the consummation by Oryx of the Merger and the other transactions contemplated hereby and thereby will not, result in a Violation of or pursuant to: (A) any provision of the certificate of incorporation or by-laws of Oryx, or any similar organizational documents of any material Subsidiary of Oryx, or (B) except as would not reasonably be expected to have a Material Adverse Effect on Oryx, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Oryx or any Subsidiary of Oryx or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Oryx or any Subsidiary of Oryx in connection with the execution and delivery of this Agreement or the Stock Option Agreements by Oryx or the consummation by Oryx of the Merger and the other transactions contemplated hereby and thereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Oryx.

          (d) Reports and Financial Statements.

             (i) Each of Oryx and Sun Energy Partners, L.P. ("Oryx Partnership") has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997 (collectively, including all exhibits thereto, the "Oryx SEC Reports"). Since such date, no other Subsidiary of Oryx has been required to file or has filed any form, report, registration statement, prospectus or other document with the SEC. None of the Oryx SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then as of the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Oryx SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Oryx or Oryx Partnership, as the case may be, and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Oryx SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Oryx SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (ii) Since December 31, 1997, Oryx and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of Oryx or Oryx Partnership, as the case may be, and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not reasonably be expected to have a Material Adverse Effect on Oryx.

          (e) Information Supplied.

             (i) None of the information supplied or to be supplied by Oryx for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Oryx stockholders or Kerr-McGee stockholders or at the time of the Oryx Stockholders Meeting or the Kerr-McGee Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Form S-4 and the Joint Proxy Statement/Prospectus supplied by Oryx (whether by inclusion or by incorporation by reference therein) will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

             (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Oryx with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Kerr-McGee for inclusion or incorporation by reference therein.

          (f) Board Approval. The Board of Directors of Oryx, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Oryx Board Approval") (except as otherwise permitted following the date hereof pursuant to Section 5.1 or 5.4), has duly (i) determined that this Agreement and the Stock Option Agreements, and the Merger and other transactions contemplated hereby and thereby, are advisable and are fair to and in the best interests of Oryx and its stockholders, (ii) approved this Agreement and the Stock Option Agreements, and the Merger and other transactions contemplated hereby and thereby, (iii) recommended that the stockholders of Oryx adopt this Agreement and (iv) directed that this Agreement and the Merger be submitted for consideration by Oryx's stockholders at the Oryx Stockholders Meeting. The Oryx Board Approval constitutes approval of this Agreement and the Oryx Stock Option Agreement, and the Merger and other transactions contemplated hereby and thereby, for purposes of Section 203 of the DGCL and Article Sixth of Oryx's Certificate of Incorporation. To the knowledge of Oryx, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement or the Oryx Stock Option Agreement, or the Merger or the other transactions contemplated hereby or thereby.

          (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Oryx Common Stock (excluding any shares owned or held by Oryx or any of its Subsidiaries) (the "Required Oryx Vote") is the only vote of the holders of any class or series of Oryx capital stock necessary to adopt this Agreement and approve the Reverse Split (assuming that Kerr-McGee is not an "interested stockholder" of Oryx under Section 203 of the DGCL immediately before the execution and delivery of this Agreement).

          (h) Litigation; Compliance with Laws.

             (i) There is no suit, action or proceeding pending or, to the knowledge of Oryx, threatened against or affecting Oryx or any Subsidiary of Oryx having, or which would reasonably be expected to have, a Material Adverse Effect on Oryx, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Oryx or any Subsidiary of Oryx having, or which reasonably would be expected to have, a Material Adverse Effect on Oryx.

             (ii) Except as would not reasonably be expected to have a Material Adverse Effect on Oryx, Oryx and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Oryx and its Subsidiaries, taken as a whole (the "Oryx Permits"). Oryx and its Subsidiaries are in compliance with the terms of the Oryx Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on Oryx. The businesses of Oryx and its Subsidiaries are not being conducted in violation of, and Oryx and its Subsidiaries have not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on Oryx.

          (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and the Stock Option Agreements or the transactions contemplated hereby and thereby and except as permitted by Sections 4.2 and 5.5, since December 31, 1997, Oryx and its Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on Oryx or (ii) any action taken by Oryx or any of its Subsidiaries during the period from December 31, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2.

          (j) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on Oryx: (i) the operations of Oryx and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws (ii) there are no pending or, to the knowledge of Oryx, threatened Actions under or pursuant to Environmental Laws against Oryx or its Subsidiaries or involving any real property currently or, to the knowledge of Oryx, formerly owned, operated or leased by Oryx or its Subsidiaries, (iii) Oryx and its Subsidiaries are not subject to any Environmental Liabilities and, to the knowledge of Oryx, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by Oryx or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities and (iv) all real property owned and, to the knowledge of Oryx, all real property operated or leased by Oryx or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment.

          (k) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect on Oryx: (a) Oryx and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Oryx and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Oryx or any Subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Oryx, no Person is challenging, infringing on or otherwise violating any right of Oryx or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Oryx or its Subsidiaries; and (d) neither Oryx nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Oryx and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Oryx or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (l) Rights Agreement. The Board of Directors of Oryx has approved an amendment to the Oryx Rights Agreement to the effect that neither Kerr-McGee nor any of its affiliates shall become an "Acquiring Person" or an "Adverse Person", and that no "Shares Acquisition Date", "Distribution Date" or "Triggering Event" (as such terms are defined in the Oryx Rights Agreement) or any event otherwise specified in Section 11(a)(ii) or 13 of the Rights Agreement will occur, by reason of the approval, execution or delivery of this Agreement or the Oryx Stock Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, and will cause the trustee under the Oryx Rights Agreement to execute such amendment as soon as possible after the execution hereof.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements based upon arrangements made by or on behalf of Oryx except Goldman, Sachs & Co. (the "Oryx Financial Advisor"), whose fees and expenses will be paid by Oryx in accordance with Oryx's agreement with such firm, a copy of which has been provided to Kerr-McGee.

          (n) Opinion of Oryx Financial Advisor. Oryx has received the opinion of the Oryx Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Oryx Common Stock, a copy of which opinion will be made available to Kerr-McGee.

          (o) Accounting Matters. Neither Oryx nor any of its affiliates has taken or agreed to take any action that would prevent Kerr-McGee from accounting for the Merger as a "pooling of interests". At or prior to the date hereof, Oryx has received a letter from its independent public accountants addressed to Oryx, with a copy to Kerr-McGee and Kerr-McGee's independent public accountants, stating that Oryx qualifies as a "combining company" in accordance with the criteria set forth in Opinion 16 of the Accounting Principles Board and accordingly is a poolable entity.

          (p) Taxes. Each of Oryx and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Oryx.

          (q) Certain Contracts. As of the date hereof, except as set forth in the Current Oryx SEC Reports, neither Oryx nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts Oryx or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of Oryx, limit or restrict the Surviving Corporation or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area.

          (r) Employee Benefits.

             (i) Except as set forth in Section 3.2(r) of the Oryx Disclosure Schedule (together, the "Oryx Plans"), Oryx has no material Benefit Plans. Copies or descriptions of the Oryx Plans have been made available to Kerr-McGee.

             (ii) Each Oryx Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations where the failure thereof would result in liability that would be reasonably expected to have a Material Adverse Effect on Oryx.

             (iii) Each Oryx Plan intended to be qualified has received a favorable determination from the Internal Revenue Service and to Oryx's knowledge, nothing has occurred since that would adversely affect such qualification.

             (iv) Except as would not be reasonably expected to have a Material Adverse Effect on Oryx: (x) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any Oryx Plan, and (ii) no "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has occurred during the last 5 years with respect to any Oryx Plan.

             (v) No litigation or administrative or other proceeding involving any Oryx Plans has occurred or, to the Oryx's knowledge, is threatened where an adverse determination would result in liability that would be reasonably expected to have a Material Adverse Effect on Oryx.

             (vi) Oryx has not contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither Oryx nor any member of its Controlled Group has incurred any withdrawal liability which remains unsatisfied in an amount which would result in liability that has had or would be reasonably expected to have a Material Adverse Effect on Oryx.

             (vii) No Oryx Plan or multiemployer plan to which the Oryx contributed has been terminated where such termination has resulted in liability under Title IV of ERISA that has had or would be reasonably expected to have a Material Adverse Effect on Oryx.

          (s) Labor Matters. Neither Oryx nor any of its Subsidiaries: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Oryx or its Subsidiaries, and, to the knowledge of Oryx, there are no campaigns being conducted to solicit cards from employees of Oryx or its Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which would reasonably be expected to have a Material Adverse Effect on Oryx; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Oryx, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Oryx or any of its Subsidiaries which, with respect to any event described in this clause (iii), would reasonably be expected to have a Material Adverse Effect on Oryx.

          (t) Ownership of Kerr-McGee Common Stock. Neither Oryx nor any of its Subsidiaries beneficially owns, directly or indirectly, any Kerr-McGee Common Stock other than pursuant to the Kerr-McGee Stock Option Agreement.

          (u) Devon Stock. Neither Oryx nor any of its Subsidiaries beneficially owns, directly or indirectly, or has any rights with respect to the acquisition of beneficial ownership of, any common stock, par value $0.10 per share, of Devon Energy Corporation (an Oklahoma corporation) or any other securities having voting power under ordinary circumstances with respect to election of directors of Devon Energy Corporation.

                                   Article IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of Kerr-McGee. During the period from the date of this Agreement and continuing until the Effective Time, Kerr-McGee agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Kerr-McGee Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Oryx shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Ordinary Course.

             (i) Kerr-McGee and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Kerr-McGee or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
        4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

             (ii) Other than in connection with acquisitions permitted by
        Section 4.1(e), Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

          (b) Dividends; Changes in Capital Stock. Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.45 per share of Kerr-McGee Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice, and (B) for dividends by wholly owned Subsidiaries of Kerr-McGee, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Kerr-McGee which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Kerr-McGee Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Kerr-McGee Voting Debt, or enter into or modify any agreement with respect to any of the foregoing, other than (i) the issuance of Kerr-McGee Common Stock (and the associated Kerr-McGee Rights) upon the exercise of Kerr-McGee Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms, or as otherwise approved by the Kerr-McGee Board of Directors in connection with Benefit Plans, (ii) the granting of Kerr-McGee Stock Options in the ordinary course of business consistent with past practice or as otherwise approved by the Kerr-McGee Board of Directors, (iii) issuances by a wholly owned Subsidiary of Kerr-McGee of capital stock to such Subsidiary's parent, Kerr-McGee or another wholly owned Subsidiary of Kerr-McGee, or (iv) issuances in accordance with the Kerr-McGee Rights Agreement.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder, Kerr-McGee shall not amend or propose to so amend its certificate of incorporation or by-laws.

          (e) No Acquisitions. Other than acquisitions for cash or debt (other than debt convertible into or exchangeable for equity securities) principally in existing or related lines of business of Kerr-McGee which the Kerr-McGee Board of Directors determines to be in the best interests of Kerr-McGee, Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Kerr-McGee and its Subsidiaries in the ordinary course).

          (f) No Dispositions. Other than as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby (subject to Section 5.3(a)), Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries), other than dispositions in the ordinary course of business consistent with past practice, and dispositions of minority interests in joint ventures which the Kerr-McGee Board of Directors determines to be in the best interests of Kerr-McGee.

          (g) Investments; Indebtedness. Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section 4.1(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by Kerr-McGee or a Subsidiary of Kerr-McGee to or in Kerr-McGee or any wholly owned Subsidiary of Kerr-McGee, (y) pursuant to any contract or other legal obligation of Kerr-McGee or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

          (h) Pooling; Tax-Free Qualification. Kerr-McGee shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code.

          (i) Compensation. Other than as contemplated by Section 4.1(c) or as otherwise approved by the Kerr-McGee Board of Directors, Kerr-McGee shall not increase the amount or change the nature of compensation of any director or executive officer except in the ordinary course of business consistent with past practice or as required by an existing agreement, make any increase in or commitment to increase any employee benefits, issue any additional Kerr-McGee Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Kerr-McGee Benefit Plan.

          (j) Accounting Methods; Income Tax Elections. Kerr-McGee shall not change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP as concurred in by Kerr-McGee's independent public accountants. Kerr-McGee shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

          (k) Certain Agreements. Kerr-McGee shall not, and shall not permit any of its Subsidiaries to, enter into any agreement, arrangement or commitment
     (i) to take any of the foregoing prohibited actions or (ii) that limits or otherwise restricts Kerr-McGee or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Kerr-McGee or any of its Subsidiaries or any of their respective affiliates (including the Surviving Corporation and its Subsidiaries) or any successor thereto, from engaging or competing in any line of business or in any geographic area.

          (l) Rights Agreement. Kerr-McGee shall not amend, modify or waive any provision of the Kerr-McGee Rights Agreement, and shall not take any action to redeem the Kerr-McGee Rights or render the Kerr-McGee Rights inapplicable to any transaction (other than the transactions contemplated hereby and by the Kerr-McGee Stock Option Agreement).

     4.2 Covenants of Oryx. During the period from the date of this Agreement and continuing until the Effective Time, Oryx agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Oryx Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Kerr-McGee shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Ordinary Course.

             (i) Oryx and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore

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

        conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Oryx or its Subsidiaries with respect to matters specifically addressed by any other provision of this
        Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

             (ii) Oryx shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

          (b) Dividends; Changes in Capital Stock. Oryx shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by wholly owned Subsidiaries of Oryx,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Oryx which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. Oryx shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Oryx Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Oryx Voting Debt, or enter into or modify any agreement with respect to any of the foregoing, other than (i) the issuance of Oryx Common Stock (and the associated Oryx Rights) upon the exercise of Oryx Stock Options or in connection with other stock-based benefits plans outstanding on the date hereof, in each case in accordance with their present terms,
     (ii) issuances by a wholly owned Subsidiary of Oryx of capital stock to such Subsidiary's parent, Oryx or another wholly owned Subsidiary of Oryx,
     (iii) issuances upon the conversion of any of the Oryx Debentures in accordance with their terms, or (iv) issuances in accordance with the Oryx Rights Agreement.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder, Oryx shall not amend or propose to so amend its certificate of incorporation or by-laws.

          (e) No Acquisitions. Oryx shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Oryx and its Subsidiaries in the ordinary course).

          (f) No Dispositions. Other than as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby (subject to Section 5.3(a)), Oryx shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Oryx) other than dispositions in the ordinary course of business consistent with past practice.

          (g) Investments; Indebtedness. Oryx shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other

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

     than (x) by Oryx or a Subsidiary of Oryx to or in Oryx or any wholly owned Subsidiary of Oryx, (y) pursuant to any contract or other legal obligation of Oryx or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice or
     (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

          (h) Pooling; Tax-Free Qualification. Oryx shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code.

          (i) Compensation. Oryx shall not increase the amount of compensation of any director or executive officer except in the ordinary course of business consistent with past practice or as required by an existing agreement, make any increase in or commitment to increase any employee benefits, issue any additional Oryx Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Oryx Benefit Plan.

          (j) Accounting Methods; Income Tax Elections. Oryx shall not change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP as concurred in by Oryx's independent public accountants. Oryx shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

          (k) Certain Agreements. Oryx shall not, and shall not permit any of its Subsidiaries to, enter into any agreement, arrangement or commitment
     (i) to take any of the foregoing prohibited actions or (ii) that limits or otherwise restricts Oryx or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Kerr-McGee or any of its Subsidiaries or any of their respective affiliates (including the Surviving Corporation and its Subsidiaries) or any successor thereto, from engaging or competing in any line of business or in any geographic area.

          (l) Rights Agreement. Oryx shall not amend, modify or waive any provision of the Oryx Rights Agreement, and shall not take any action to redeem the Oryx Rights or render the Oryx Rights inapplicable to any transaction (other than the transactions contemplated hereby and by the Oryx Stock Option Agreement) or to designate or change the "Ownership Limitation" (as defined in the Oryx Rights Agreement) with respect to any Person.

     4.3 Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Oryx and Kerr-McGee shall file all reports required to be filed by each of them with the SEC and all other Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by law and regulation and any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

     4.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Oryx, directly or indirectly, the right to control or direct Kerr-McGee's operations prior to the Effective Time. Nothing contained in this Agreement shall give Kerr-McGee, directly or indirectly, the right to control or direct Oryx's operations prior to the Effective Time. Prior to the Effective Time, each of Oryx and Kerr-McGee shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   Article V

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of Proxy Statement; Stockholders Meetings.

          (a) As promptly as reasonably practicable following the date hereof, Kerr-McGee and Oryx shall prepare and file with the SEC proxy materials which shall constitute the Joint Proxy Statement/ Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Kerr-McGee shall prepare and file a registration statement on Form S-4 with respect to the issuance of Company Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Kerr-McGee's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Kerr-McGee and Oryx shall use reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as reasonably practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated hereby. Kerr-McGee and Oryx shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments, and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Kerr-McGee will provide Oryx with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide Oryx with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby. Kerr-McGee will use reasonable best efforts to cause the Joint Proxy Statements/ Prospectus to be mailed to Kerr-McGee stockholders, and Oryx will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Oryx's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Kerr-McGee shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of shares of Company Common Stock in the Merger and Oryx shall furnish all information concerning Oryx and the holders of Oryx Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Kerr-McGee or Oryx, or any of their respective affiliates, officers or directors, should be discovered by Kerr-McGee or Oryx which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/ Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rule or regulation, an
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     appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Kerr-McGee and Oryx.

          (b) Oryx shall, as promptly as reasonably practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Oryx Stockholders Meeting") (which meeting the parties intend to be held on the same date as the Kerr-McGee Stockholders Meeting and which shall be held no later than 45 days following the declaration of effectiveness of the Form S-4) for the purpose of obtaining the Required Oryx Vote with respect to this Agreement and the Reverse Split and the Merger (which Oryx shall seek to present as a single, unitary proposal) and shall take all lawful action to solicit the adoption of this Agreement and approval of the Reverse Split by the Required Oryx Vote. Unless otherwise required by their fiduciary duties, the Board of Directors of Oryx shall (i) recommend adoption of this Agreement and approval of the Reverse Split by the stockholders of Oryx to the effect as set forth in Section 3.2(f), and (ii) not withdraw, modify or materially qualify in any manner adverse to Kerr-McGee such recommendation or take any action or make any statement in connection with the Oryx Stockholders Meeting materially inconsistent with such recommendation (collectively, an "Adverse Change in the Oryx Recommendation"); provided the foregoing shall not prohibit accurate disclosure of factual information regarding the business, financial condition or results of operations of Kerr-McGee or Oryx or the fact that an Acquisition Proposal (as defined in Section 5.4) has been made, the identity of the party making such proposal or the material terms of such proposal to the extent that Oryx determines that such disclosure is required under applicable law (and no such disclosure shall constitute an "Adverse Change in the Oryx Recommendation" hereunder). Unless this Agreement is terminated, Oryx shall be required to take the actions specified in the first sentence of this Section 5.1(b) whether or not the Oryx Board of Directors makes an Adverse Change in the Oryx Recommendation after the date hereof.

          (c) Kerr-McGee shall, as promptly as reasonably practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Kerr-McGee Stockholders Meeting") (which meeting the parties intend to be held on the same date as the Oryx Stockholders Meeting and which shall be held no later than 45 days following the declaration of effectiveness of the Form S-4) for the purpose of obtaining the Required Kerr-McGee Vote with respect to this Agreement and the Merger (including the issuance of Company Common Stock pursuant to the Merger) and shall take all lawful action to solicit the adoption of this Agreement by the Required Kerr-McGee Vote. Unless otherwise required by their fiduciary duties, the Board of Directors of Kerr-McGee shall (i) recommend adoption of this Agreement by the stockholders of Kerr-McGee to the effect as set forth in Section 3.1(f), and (ii) not withdraw, modify or materially qualify in any manner adverse to Oryx such recommendation or take any action or make any statement in connection with the Kerr-McGee Stockholders Meeting materially inconsistent with such recommendation (collectively, an "Adverse Change in the Kerr-McGee Recommendation"); provided the foregoing shall not prohibit accurate disclosure of factual information regarding the business, financial condition or results of operations of Kerr-McGee or Oryx or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal to the extent that Kerr-McGee determines that such disclosure is required under applicable law (and no such disclosure shall constitute an "Adverse Change in the Kerr-McGee Recommendation" hereunder). Unless this Agreement is terminated, Kerr-McGee shall be required to take the actions specified in the first sentence of this Section 5.1(c) whether or not the Kerr-McGee Board of Directors makes an Adverse Change in the Kerr-McGee Recommendation after the date hereof.

          (d) Nothing in this Section 5.1 shall permit Kerr-McGee or Oryx to terminate this Agreement or affect any other obligation of Kerr-McGee or Oryx under this Agreement.

     5.2 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective

Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each material report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law, rule or regulation), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that any law, rule or regulation of any Governmental Entity applicable to such party or any confidentiality or similar agreement requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letters dated September 18, 1998 between Oryx and Kerr-McGee (the "Confidentiality Agreements"). Any investigation by Kerr-McGee or Oryx or any of their representatives shall not affect the representations and warranties of Oryx or Kerr-McGee, as the case may be.

     5.3  Reasonable Best Efforts.

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Section 5.3(a) shall require any of Kerr-McGee and its Subsidiaries or Oryx and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Kerr-McGee, Oryx or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken together, after giving effect to the Merger.

          (b) Each of Kerr-McGee and Oryx shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to
     (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material
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

     communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Kerr-McGee and Oryx shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          (d) Notwithstanding the foregoing or any other provision of this Agreement, nothing in Section 5.1 or 5.2 or this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Article VII or to take any actions specifically permitted pursuant to Section 5.4.

          (e) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Kerr-McGee and Oryx shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     5.4 Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), and except with respect to a transaction specifically permitted under Section 4.1(e) or
(f), each of Kerr-McGee and Oryx agrees that neither it nor any of its Subsidiaries nor any of its or their officers, employees, directors, agents or representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) will, directly or indirectly, initiate, solicit or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries, or any purchase or sale of the assets (including stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the consolidated asset value of such party, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Each of Kerr-McGee and Oryx further agrees that neither it nor any of its Subsidiaries nor any of their officers, employees, directors, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) will, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything herein to the contrary, each of Kerr-McGee and Oryx or its respective Board of Directors shall be permitted,

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

subject to Sections 7.1(f) and 7.2: (A) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) to the extent required by its fiduciary duties, to approve or recommend or resolve to approve or recommend an Acquisition Proposal or otherwise make an Adverse Change in the Kerr-McGee Recommendation or an Adverse Change in the Oryx Recommendation, as the case may be; and (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (i) the approval of its stockholders referred to in Section 3.1(g) or 3.2(g), as the case may be, shall not have been obtained, (ii) its Board of Directors determines that such Acquisition Proposal is a Superior Proposal (as defined in Section 8.11), and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms at least as favorable to it as those contained in the relevant Confidentiality Agreement. Each of Kerr-McGee and Oryx agrees that it will notify the other party promptly of any inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives with respect to, or which could reasonably be expected to lead to, an Acquisition Proposal indicating, in connection with such notice, the name of such Person and the material terms, conditions and other aspects of any such inquiries, proposals, offers, requests, discussions or negotiations, including promptly forwarding copies of any written Acquisition Proposals, and promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of Kerr-McGee and Oryx agrees that it will, and will cause its officers, employees, directors, agents and representatives to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this
Section 5.4 shall permit Kerr-McGee or Oryx to terminate this Agreement or affect any other obligation of Kerr-McGee or Oryx under this Agreement. No action taken in respect of a Superior Proposal which is specifically permitted pursuant to this Section 5.4, including without limitation any change in recommendation of the Board of Directors of either Kerr-McGee or Oryx and the public announcement thereof, will constitute a breach of any other provision hereof.

     5.5  Employee Benefits Matters. (a) Except as otherwise provided in this
Section 5.5, (i) each of the Kerr-McGee Plans and Oryx Plans and other employment arrangements in effect on the date hereof (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect by the Surviving Corporation from and after the Effective Time with respect to the employees, former employees, directors or former directors of Kerr-McGee and its Subsidiaries, and Oryx and its Subsidiaries, respectively, who are covered by such Benefit Plans immediately prior to the Effective Time, and the Surviving Corporation shall assume as of the Effective Time each Oryx Plan maintained by Oryx immediately prior to the Effective Time and perform such Benefit Plan in the same manner and to the same extent that Oryx would be required to perform thereunder, and (ii) except as may be expressly provided in a valid written waiver voluntarily signed by an affected employee, from and after the Effective Time the Surviving Corporation will honor all Oryx Plans, including all employment, change-in-control, severance, termination, consulting and unfunded retirement or benefit agreements (including any obligations arising from the Merger constituting a "change of control" or "corporate change" thereunder, as applicable), in accordance with the terms thereof, without offset, deduction, counterclaim, interruption or deferment (other than offsets, deductions, counterclaims, interruptions or deferments (x) permitted by the applicable Oryx Plan, (y) to comply with income or payroll tax withholding obligations, or (z) under other applicable law); provided, however, that, except as provided under applicable law, nothing contained in this Section 5.5(a) shall limit the Surviving Corporation from exercising any reserved right contained in any such Kerr-McGee Plan or Oryx Plan or any other right which Kerr-McGee or Oryx had prior to the Effective Time, or which the Surviving Corporation has after the Effective Time, to amend, modify, suspend, revoke or terminate any such Benefit Plan. Without limiting the foregoing, (i) each participant in any Kerr-McGee Plan or Oryx Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (such as higher rates of matching contributions for service after the Effective Time and eligibility for early retirement) under any Benefit Plan of the Surviving Corporation or any of its Subsidiaries or affiliates for service credited for the corresponding purpose under such Benefit Plan made available to such participant, but not for purposes of benefit accrual under any defined benefit pension plan unless the participant's accrued benefit liability related to such service is transferred to such defined benefit pension plan; provided, however, that such crediting of service shall not operate to cause any such Benefit Plan to fail to comply with the applicable provisions of the Code and ERISA, and (ii) with respect to any group health Benefit Plan of the Surviving Corporation or any of its Subsidiaries or affiliates made available to Oryx employees or Kerr-McGee employees on or after the Effective Time, the Surviving Corporation will cause such Benefit Plan to provide credit for any co-payments or deductibles by such employees for the remainder of the coverage period during which such Benefit Plan replaces an Oryx Plan or Kerr-McGee Plan, as the case may be, and to waive all pre-existing condition exclusions and waiting periods that would not have applied to such employees under the applicable Oryx Plan or Kerr-McGee Plan immediately prior to the availability of the replacement Benefit Plan. Kerr-McGee and Oryx will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of the Surviving Corporation and its Subsidiaries from and after the Effective Time. However, no provision contained in this Section 5.5 shall be deemed to constitute an employment contract between the Surviving Corporation and, or otherwise confer any rights upon, any individual, or constitute a waiver of the Surviving Corporation's right to amend, modify, limit or restrict the employment of, or to discharge, any employee at any time, with or without cause.

          (b) During the period from the Effective Time until December 31, 1999, the Surviving Corporation shall maintain or cause to be maintained Benefit Plans for the benefit of employees, former employees, directors and former directors of Oryx and its Subsidiaries providing benefits that, in the aggregate, are substantially comparable to the benefits provided under the Oryx Plans that are in effect on the date hereof; provided, however, that
     (i) any Oryx Plans which are defined benefit pension plans shall be maintained without amendment through December 31, 1999 (other than amendments required by law) and (ii) except as aforesaid or as provided under applicable law, nothing herein contained shall limit the Surviving Corporation from exercising any reserved right contained in any particular Benefit Plan or any other right which Oryx had prior to the Effective Time, or which the Surviving Corporation has after the Effective Time, to amend, modify, suspend, revoke or terminate any such Benefit Plan. During the period from the Effective Time until December 31, 1999, the Surviving Corporation will not terminate the employment of any individual who was an employee of Oryx immediately prior to the Effective Time without providing a minimum of two weeks' prior written notice to such employee, during which notice period the individual will be treated as an employee of the Surviving Corporation for purposes of all Benefit Plans.

          (c) The foregoing provisions of this Section 5.5 shall not apply with respect to any employees or former employees covered by any collective bargaining agreements.

          (d) With respect to Benefit Plans under which Oryx Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (other than Oryx Stock Option Plans) (each, an "Oryx Stock Plan"), (i) Oryx shall take such action as may be necessary so that, after the Effective Time, such Oryx Stock Plan shall provide for the issuance or purchase in the open market only of Company Common Stock rather than Oryx Common Stock and otherwise to amend such Oryx Stock Plans to reflect this Agreement, the Reverse Split, the Exchange Ratio and the Merger, and (ii) the Surviving Corporation shall (x) reserve for issuance under such Oryx Stock Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Oryx Stock Plan, (y) as soon as practicable after the Effective Time, file or amend one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Oryx Stock Plan to the extent such filing or amendment is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be and (z) cause such shares of Company Common Stock subject to such Oryx Stock Plan to be listed for trading on the NYSE. Unless otherwise agreed to by the parties, Oryx shall use its reasonable best efforts to obtain any shareholder approvals that may be necessary for the deduction of any compensation payable under any Oryx Stock Plan or other compensation arrangement.

          (e) Prior to the Effective Time, each of Kerr-McGee and Oryx will take the actions set forth in Exhibit 5.5(e) with respect to its Benefit Plans. No such action will constitute a breach of any other provision hereof.

     5.6 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Oryx or its Subsidiaries and (b) the SEC filing fee and printer's fees incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be shared equally by Kerr-McGee and Oryx, and
(c) if applicable, as provided in Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.7  Directors' and Officers' Indemnification and Insurance.

          (a) The Surviving Corporation shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Kerr-McGee, Oryx and their respective Subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Kerr-McGee, Oryx or their respective Subsidiaries pursuant to Kerr-McGee's, Oryx's or such Subsidiary's certificate of incorporation, by-laws or other constituent documents and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); and (ii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Kerr-McGee, Oryx or their respective Subsidiaries (provided that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Kerr-McGee and Oryx for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. In addition, from and after the Effective Time, directors and officers of Oryx who become directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections as are afforded to the directors and officers of the Surviving Corporation.

          (b) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in

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

     addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     5.8 Public Announcements. Kerr-McGee and Oryx shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other and provide each other a reasonable opportunity to review and comment before issuing any press release or otherwise making any public statement with respect to this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1, neither Kerr-McGee nor Oryx shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     5.9 Accountant's Letters. (a) Kerr-McGee shall use reasonable best efforts to cause to be delivered to Oryx two letters from Kerr-McGee's independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Kerr-McGee and Oryx, in form and substance reasonably satisfactory to Oryx and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Kerr-McGee shall use reasonable best efforts to cause to be delivered to Oryx a letter from Kerr-McGee's independent accountants dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

          (b) Oryx shall use reasonable best efforts to cause to be delivered to Kerr-McGee two letters from Oryx's independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Oryx and Kerr-McGee, in form and substance reasonably satisfactory to Kerr-McGee and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Oryx shall use reasonable best efforts to cause to be delivered to Kerr-McGee a letter from Oryx's independent public accountants, addressed to Oryx and Kerr-McGee, dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that stating that Oryx qualifies as a "combining company" in accordance with the criteria set forth in Opinion 16 of the Accounting Principles Board and accordingly is a poolable entity.

          (c) Each of Kerr-McGee and Oryx shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

     5.10 Listing of Shares of Company Common Stock. Kerr-McGee shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued in the Merger and the shares of Company Common Stock to be reserved for issuance upon exercise of the Oryx Stock Options and conversion of the Oryx Debentures to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     5.11 Affiliates. (a) Not less than 45 days prior to the Effective Time, Oryx shall deliver to Kerr-McGee a letter identifying all persons who, in the opinion of Oryx, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Oryx, "affiliates" of Oryx for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Oryx shall use reasonable best efforts to cause each person identified on such list to deliver to Kerr-McGee, not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as
Exhibit 5.11 hereto (an "Affiliate Agreement"). Not less than 45 days prior to the Effective Time, Kerr-McGee shall deliver to Oryx a letter identifying all persons who, in the opinion of Kerr-McGee, may be deemed "affiliates" of Kerr-McGee for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. Kerr-McGee shall use reasonable best efforts to cause each person identified on such list to deliver to Oryx not less than 30 days prior to the Effective Time, a written agreement including the substance of paragraphs (C), (D) and (E) of Exhibit 5.11 hereto.

          (b) The Surviving Corporation shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     5.12 Oryx Partnership Name. Prior to the Effective Time, if Kerr-McGee so requests, Oryx shall take all actions necessary to cause the name of the Oryx Partnership to be changed to "Kerr-McGee Partners, L.P.", or such other name as shall be agreed by Kerr-McGee and Oryx, upon the Effective Time.

     5.13 Reverse Stock Split. Prior to the Effective Time, Oryx shall have taken all necessary action to effect the Reverse Split as contemplated hereby immediately prior to the Effective Time, including taking all necessary action pursuant to Section 15.05 of the indenture under which the Oryx Debentures were issued to adjust the conversion rate for the Oryx Debentures upon and following the Reverse Split to reflect the Exchange Ratio.

     5.14  Transition Management.

          (a) As soon as practicable after the date of this Agreement, the parties shall create a special transition management task force (the "Task Force"), which shall be comprised of Luke R. Corbett, Robert L. Keiser and Tom J. McDaniel. The Task Force shall examine various alternatives regarding the manner in which to best organize the business of the Surviving Corporation after the Effective Time.

          (b) As soon as practicable after the date of this Agreement, the Task Force will develop a plan (the "Plan") with respect to the communications with the employees of Kerr-McGee and Oryx and their respective Subsidiaries regarding the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, prior to the Effective Time, neither Kerr-McGee nor Oryx will contact or communicate with any employee of the other party or its Subsidiaries with respect to the transactions contemplated by this Agreement, unless pursuant to the Plan or in accordance with the authorization of the Task Force. In addition, except pursuant to the Plan, neither Kerr-McGee nor Oryx will have any communication or contact with any employee of the other party or its Subsidiaries concerning, relating to or in any way bearing upon any closing or relocation of or reduction in size, staff or function of any present facility of the other party. The Plan will address such topics as the identity of senior management of the Surviving Corporation (other than as provided elsewhere herein), integration of Kerr-McGee and Oryx, retention bonuses, short- and long-term plans for the corporate headquarters, group offices, payroll and benefits administration. Kerr-McGee and Oryx will cooperate and provide all needed notices under the Worker Adjustment and Retraining Notification Act and its regulations.

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

                                   Article VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Oryx and Kerr-McGee to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. (i) Oryx shall have obtained the Required Oryx Vote in connection with the approval of the Reverse Split and the adoption of this Agreement by the stockholders of Oryx and (ii) Kerr-McGee shall have obtained the Required Kerr-McGee Vote in connection with the adoption of this Agreement by the stockholders of Kerr-McGee.

          (b) No Injunctions or Restraints, Illegality. No law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other Governmental Entity of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(c)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Kerr-McGee, Oryx or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken together after giving effect to the Merger, shall have been obtained (for purposes of this Section 6.1(d), the failure to obtain or make any such consents, approvals, actions, filings or notices required under state or local Environmental Laws with respect to Oryx Permits or Kerr-McGee Permits shall not be deemed to have a Material Adverse Effect on the Surviving Corporation).

          (e) NYSE Listing. The shares of Company Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (g) Pooling. Oryx shall have received and delivered to Kerr-McGee and Kerr-McGee's independent public accountants letters from its independent public accountants, dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that Oryx qualifies as a "combining company" in accordance with the criteria set forth in Opinion 16 of the Accounting Principles Board and accordingly is a poolable entity. Kerr-McGee shall have received and delivered to Oryx letters from its independent public accountants, dated as of the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

          (h) Reverse Split. The Reverse Split shall have been effected on the terms contemplated hereby immediately prior to the Effective Time.

     6.2 Additional Conditions to Obligations of Kerr-McGee. The obligations of Kerr-McGee to effect the Merger are subject to the satisfaction of, or waiver by Kerr-McGee, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Oryx set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Oryx set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case they shall be so true and correct as of such date), and Kerr-McGee shall have received a certificate of the chief executive officer and the chief financial officer of Oryx to such effect.

          (b) Performance of Obligations of Oryx. Oryx shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Kerr-McGee shall have received a certificate of the chief executive officer and the chief financial officer of Oryx to such effect.

          (c) Tax Opinion. Kerr-McGee shall have received from Simpson Thacher & Bartlett, counsel to Kerr-McGee, on or before the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates, based on appropriate representations of Kerr-McGee and Oryx, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Kerr-McGee and Oryx will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (d) Rights Agreement. No "Shares Acquisition Date", "Distribution Date" or "Triggering Event" shall have occurred pursuant to and as defined in the Oryx Rights Agreement.

     6.3 Additional Conditions to Obligations of Oryx. The obligations of Oryx to effect the Merger are subject to the satisfaction of, or waiver by Oryx, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Kerr-McGee set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Kerr-McGee set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, in which case they shall be so true and correct as of such date), and Oryx shall have received a certificate of the chief executive officer and the chief financial officer of Kerr-McGee to such effect.

          (b) Performance of Obligations of Kerr-McGee. Kerr-McGee shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Oryx shall have received a certificate of the chief executive officer and the chief financial officer of Kerr-McGee to such effect.

          (c) Tax Opinion. Oryx shall have received from Jones, Day, Reavis & Pogue, counsel to Oryx, on or before the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates, based on appropriate representations of Kerr-McGee and Oryx, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and
     (ii) Kerr-McGee and Oryx will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (d) Rights Agreement. No "Stock Acquisition Date" or "Distribution Date" shall have occurred pursuant to and as defined in the Kerr-McGee Rights Agreement.

                                  Article VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Oryx or Kerr-McGee:

          (a) By mutual written consent of Kerr-McGee and Oryx;

          (b) By either Oryx or Kerr-McGee if the Effective Time shall not have occurred on or before June 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Oryx or Kerr-McGee if any law, rule or regulation shall have been adopted or promulgated, or any Governmental Entity shall have issued an order, decree or ruling or taken any other action which shall have become final and nonappealable, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who failed to comply with
     Section 5.3 in connection with such action;

          (d) By Oryx or Kerr-McGee, prior to receipt of its required stockholders approval, upon five Business Days' prior notice to the other party (which notice shall entitle the other party to terminate this Agreement pursuant to Section 7.1(f)), in order to accept a proposal which its Board of Directors shall have determined as of the date of such notice is a Superior Proposal; provided, however, that (i) any financing with respect thereto is committed for the full amount required, (ii) the terminating party shall have complied with its obligations under Section 5.4, (iii) such notice shall include a copy of any proposed or definitive documentation relating to such Superior Proposal, and shall otherwise indicate all material terms and conditions with respect thereto, (iv) prior to any such termination, the terminating party shall, if requested by the other party in connection with a revised proposal by it, negotiate in good faith for such five Business Day period with the other party, (v) the Board of Directors of the terminating party shall have determined, as of the effective date of such termination, after taking into account any revised proposal by the other party during such five Business Day period, that such third-party proposal remains a Superior Proposal (and such financing remains so committed) and (vi) immediately following such termination, the terminating party enters into definitive and binding documentation with respect to such Superior Proposal; provided, further, that it shall be a condition to termination by the terminating party pursuant to this Section 7.1(d) that the terminating party shall have made the payment of the fee to the other party required by Section 7.2;

          (e) By either Oryx or Kerr-McGee if (i) the approval by the stockholders of Oryx required for the consummation of the Reverse Split or the Merger shall not have been obtained by reason of the failure to obtain the Required Oryx Vote or (ii) the approval by the stockholders of Kerr-McGee required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Kerr-McGee Vote, in each case upon the taking of such vote at a duly held meeting of stockholders of Oryx or Kerr-McGee, as the case may be, or at any adjournment thereof;

          (f) (i) By Oryx if the Board of Directors of Kerr-McGee shall have effected an Adverse Change in the Kerr-McGee Recommendation (or resolved to take such action), approved or recommended another Acquisition Proposal (or resolved to take such action) or failed to reconfirm its recommendation set forth in Section 3.1(f), if so requested by Kerr-McGee, within fifteen days following such request and in any event at least ten days prior to the Oryx Stockholders Meeting, or

     Kerr-McGee shall have delivered the notice described in Section 7.1(d) above or breached Section 4.1(l); or

             (ii) by Kerr-McGee if the Board of Directors of Oryx shall have effected an Adverse Change in the Oryx Recommendation (or resolved to take such action) or shall have approved or recommended another Acquisition Proposal (or resolved to take such action) or failed to reconfirm its recommendation set forth in Section 3.2(f), if so requested by Oryx, within fifteen days following such request, and in any event at least ten days prior to the Kerr-McGee Stockholders Meeting, or Oryx shall have delivered the notice described in Section 7.1(d) above or breached Section 4.2(l); or

          (g) By Kerr-McGee, if a "Shares Acquisition Date" or "Triggering Event" shall have occurred pursuant to and as defined in the Oryx Rights Agreement; or by Oryx, if a "Stock Acquisition Date" shall have occurred pursuant to and as defined in the Kerr-McGee Rights Agreement.

     7.2  Effect of Termination.

          (a) In the event of termination of this Agreement by either Oryx or Kerr-McGee as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Kerr-McGee or Oryx or their respective officers or directors except with respect to Section 3.1(m), Section 3.2(m), the second sentence of Section 5.2, Section 5.6, this Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Kerr-McGee nor Oryx shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

          (b) Kerr-McGee shall pay Oryx the sum $60 million if this Agreement is terminated solely as follows: (i) by Oryx pursuant to Section 7.1(f) or (g) (which fee shall be payable immediately upon such termination); (ii) by Kerr-McGee pursuant to Section 7.1(d) (which fee shall be payable as a condition to such termination); or (iii) by either party pursuant to
     Section 7.1(e)(ii), if (A) at or at any time prior to such termination, Oryx was entitled to terminate this Agreement pursuant to Section 7.1(f) (which fee shall be payable immediately upon such termination) or (B) (x) at any time after the date of this Agreement and at or before the date of the Kerr-McGee Stockholders Meeting an Acquisition Proposal with respect to Kerr-McGee shall have been publicly announced or otherwise publicly communicated (a "Prior Kerr-McGee Proposal"), and (y) within twelve months of the termination of this Agreement, Kerr-McGee enters into a definitive agreement with respect to (1) such Prior Kerr-McGee Proposal or any other Acquisition Proposal (with respect to Kerr-McGee) with any party who made a Prior Kerr-McGee Proposal or (2) any Alternative Transaction (as defined in
     Section 8.11) with respect to Kerr-McGee with any other Person, and such Prior Kerr-McGee Proposal, Acquisition Proposal or Alternative Transaction is consummated (which fee shall be payable immediately upon such consummation).

          (c) Oryx shall pay Kerr-McGee the sum $60 million if this Agreement is terminated solely as follows: (i) by Kerr-McGee pursuant to Section 7.1(f) or (g) (which fee shall be payable immediately upon such termination); (ii) by Oryx pursuant to Section 7.1(d) (which fee shall be payable as a condition to such termination); or (iii) by either party pursuant to
     Section 7.1(e)(i), if (A) at or at any time prior to such termination, Kerr-McGee was entitled to terminate this Agreement pursuant to Section 7.1(f) (which fee shall be payable immediately upon such termination) or
     (B) (x) at any time after the date of this Agreement and at or before the date of the Oryx Stockholders Meeting an Acquisition Proposal with respect to Oryx shall have been publicly announced or otherwise publicly communicated (a "Prior Oryx Proposal"), and (y) within twelve months of the termination of this Agreement, Oryx enters into a definitive agreement with respect to (1) such Prior Oryx Proposal or any other Acquisition Proposal (with respect to Oryx) with any party who made a Prior Oryx Proposal or (2) any Alternative Transaction with respect to Oryx with any other Person, and such Prior Oryx Proposal, Acquisition Proposal or Alternative Transaction is consummated (which fee shall be payable immediately upon such consummation).

          (d) In addition, in any case in which a fee is payable pursuant to paragraph (b) or (c) above, the party paying such fee shall in addition promptly pay the other party the sum of $5 million in respect of Expenses incurred by or on behalf of it in connection with this Agreement and the Stock Option Agreements, such payment to be made in cash at the time of the payment of the fee pursuant to paragraph (b) or (c) above.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Oryx and Kerr-McGee, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  Article VIII
                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Kerr-McGee, to

              Kerr-McGee Corporation
              123 Robert S. Kerr Avenue
              Oklahoma City, Oklahoma 73102
              Fax: (405) 270-4211
              Attention: General Counsel
              with a copy to

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York 10017
              Fax: (212) 455-2502
              Attention: David B. Chapnick, Esq.

          (b) if to Oryx to

              Oryx Energy Company
              Oryx Energy Center
              13155 Noel Road
              Dallas, Texas 75240
              Fax: (972) 715-8955
              Attention: General Counsel

              with a copy to

              Jones, Day, Reavis & Pogue
              599 Lexington Avenue, 30th Floor
              New York, New York 10022
              Fax: (212) 755-7306
              Attention: Robert A. Profusek, Esq.

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Inclusion of any matter on any Schedule to this Agreement shall not be deemed an admission that such item is material or otherwise required to be included on such Schedule.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5  Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement, the Stock Option Agreements and the
     Confidentiality Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction; Waivers. Each of Kerr-McGee and Oryx irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Kerr-McGee and Oryx hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Kerr-McGee and Oryx hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11  Definitions. As used in this Agreement:

          (a) "Alternative Transaction" means, with respect to Oryx or Kerr-McGee, any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its material Subsidiaries, or any purchase or sale of the assets (including stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 25% or more of the consolidated asset value of such party, or any purchase or sale of, or tender or exchange offer for, 25% or more of the equity securities of such party.

          (b) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (c) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the Oryx Disclosure Schedule or the Kerr-McGee Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

          (d) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (e) "Business Day" means any day on which banks are not required or authorized to close in each of New York, New York; Oklahoma City, Oklahoma; and Dallas, Texas.

          (f) "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

          (g) "Material Adverse Effect" means, with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries (or, following the Merger, of the Surviving Corporation and its Subsidiaries) taken as a whole, other than any change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which Kerr-McGee or Oryx operate and not specifically relating to Kerr-McGee or Oryx or (ii) the ability of such party to consummate the transactions contemplated by this Agreement or the Stock Option Agreements.

          (h) "the other party" means, with respect to Oryx, Kerr-McGee and means, with respect to Kerr-McGee, Oryx.

          (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner or managing member (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (k) "Superior Proposal" means with respect to Kerr-McGee or Oryx, as the case may be, a written proposal made by a Person other than either such party which (I) contemplates (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, tender offer, exchange offer or similar transaction involving such party as a result of which such party's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or
     (ii) a sale, lease, exchange, transfer or other disposition (including without limitation a contribution to a joint venture) of at least 50% of the assets of such party and its Subsidiaries, taken as a whole, and (II) is on terms which the Board of Directors of such party determines (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to its stockholders (in their capacities as such) than the transactions contemplated by this Agreement (in the case of
     Section 7.1(d), as proposed to be revised) and (ii) is reasonably likely to be financed and otherwise completed.
                           -------------------------

     IN WITNESS WHEREOF, Kerr-McGee and Oryx have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            KERR-McGEE CORPORATION

                                            By:     /s/ LUKE R. CORBETT
                                              ----------------------------------
                                                Name: Luke R. Corbett
                                                Title: Chairman and Chief
                                                       Executive Officer

                                            ORYX ENERGY COMPANY

                                            By:    /s/ ROBERT L. KEISER
                                              ----------------------------------
                                                Name: Robert L. Keiser
                                                Title: Chairman and Chief
                                                       Executive Officer

                                                                     EXHIBIT 1.5

                                    FORM OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             KERR-MCGEE CORPORATION

     FIRST: The name of the corporation is:

                             KERR-McGEE CORPORATION

     SECOND: The registered office of the corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have the authority to issue is 340,000,000, of which 40,000,000 shares shall be preferred stock, without par value, and 300,000,000 shall be common stock of the par value of $1.00 per share.

     Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to this certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware.

     (2) The preferred stock may be issued from time to time in one or more series. The resolution or resolutions of the Board of Directors providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this certificate of incorporation, the voting power, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

          (ii) the rate of dividends payable on shares of such series, the dates on which such dividends shall be paid, and whether such dividends shall be cumulative or noncumulative;

          (iii) the full or limited voting power, if any, for such series and the terms and conditions under which such voting power may be exercised;

          (iv) the right, if any, of the corporation to redeem shares of such series and the terms and conditions of such redemption;

          (v) the obligations, if any, of the corporation to retire shares of such series pursuant to a retirement or sinking fund of a similar nature or otherwise and the terms and conditions of such obligation;

                                      CRT-1

          (vi) the terms and conditions, if any, upon which the shares of such series shall be convertible into shares of stock of any other class or series including the conversion rate and the term of adjustment thereof, if any;

          (vii) the amount which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution or winding up of the corporation;

          (viii) the relative priority of the shares of such series to shares of other classes or series with respect to dividends or upon the dissolution of or the distribution of assets of the corporation; and

          (ix) and other rights and qualifications, preferences and limitations or restrictions of the shares of such series;

          so far as not inconsistent with the provisions of this certificate of incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

     (3) Except as otherwise provided in this paragraph (3), no direct or indirect purchase by the corporation from any Interested Stockholder (as hereinafter defined) of shares of common stock of the corporation beneficially owned by such Interested Stockholder for less than two years prior to the date of such purchase shall be made at a per share price in excess of Fair Market Value (as hereinafter defined) at the time of such purchase unless such purchase is approved by the affirmative vote of not less than a majority of the Voting Stock (as defined in Article THIRTEENTH) held by Disinterested Stockholders (as hereinafter defined).

     The provisions of this paragraph (3) shall not apply to (i) any offer to purchase made by the corporation which is made on the same terms and conditions of the holders of all shares of common stock of the corporation, or (ii) any open market purchases by the corporation of shares of its common stock at prevailing market prices.

     The provisions of this paragraph (3) shall not be amended without the affirmative vote of (a) not less than a majority of the Voting Stock entitled to vote thereon and (b) not less than a majority of the Voting Stock entitled to vote thereon held by Disinterested Stockholders.

     For purposes of this paragraph (3): (i) the terms "INTERESTED STOCKHOLDER" shall have the meaning of "Related Person" set forth in paragraph (B)(3) of Article THIRTEENTH except that the percent of Voting Stock referred to in clauses (a) and (b) of such definition shall be five percent (5%) rather than ten percent (10%); (ii) the term "FAIR MARKET VALUE" shall have the meaning set forth in paragraph (B)(9) of Article THIRTEENTH except that "FAIR MARKET VALUE" shall mean the highest sale price or bid quotation during the five-trading day period preceding the date of the purchase of the stock; and (iii) the terms "DISINTERESTED STOCKHOLDERS" means those holders of the Voting Stock, none of which is an Interested Stockholder.

     (4) Series B Preferred Stock

          SECTION 1. Designation and Amount. There shall be designated a series of preferred stock as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series B Preferred Stock.

          SECTION 2. Dividends and Distributions.

             (A) Subject to the rights of the holders of any shares of any series of preferred stock of the corporation (the "Preferred Stock") (or any similar stock) ranking prior and superior to the
                                      CRT-2

        Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of common stock of the corporation (the "Common Stock") and of any other stock of the corporation ranking junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the corporation shall at any time after July 9, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (B) The corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series B Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

             (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series B Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          SECTION 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

             (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in this certificate of incorporation or required by law, each share of Series B Preferred

                                      CRT-3

        Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock of the corporation are entitled to vote. In the event the corporation shall at any time after July 9, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (B) Except as otherwise provided herein, in this certificate of incorporation or in any other certificate of designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

             (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          SECTION 4. Certain Restrictions.

             (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
        Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series B Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock or rights, warrants or options to acquire such junior stock;

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and

                                      CRT-4
           preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          SECTION 6. Liquidation, Dissolution or Winding up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the corporation ranking junior, upon liquidation, dissolution or winding up, to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series B liquidation preference and the liquidation preferences of all other classes and series of stock of the corporation, if any, that rank on a parity with the Series B Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the corporation shall at any time after July 9, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          SECTION 7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the corporation shall at any time after July 9, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a

                                      CRT-5
     greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          SECTION 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable from any holder.

          SECTION 9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

          SECTION 10. Amendment. If any proposed amendment to this certificate of incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely, then the holders of the Series B Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series B Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

          SECTION 11. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

     (5) Preemptive Rights. Neither the holders of preferred stock nor the holders of common stock shall have any preemptive rights, and the corporation shall have the right to issue and sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holders of preferred stock or common stock.

     FIFTH: (1) The business and affairs of the corporation shall be managed by a Board of Directors. The number of directors shall be fixed from time to time by resolution adopted by affirmative vote of the majority of the Board of Directors, but shall not be fixed at a number less than three.

     The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of the first class to expire at the 1999 annual meeting of the stockholders, the term of office of the second class to expire at the 2000 annual meeting of the stockholders, and the term of office of the third class to expire at the 2001 annual meeting of the stockholders, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                      CRT-6

     Directors may be removed only for cause, and then only by the affirmative vote of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

     (2) Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any series of preferred stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     SIXTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as Article FIFTH, Article SIXTH, and Article FOURTEENTH of this certificate of incorporation or to adopt any provision inconsistent therewith.

     SEVENTH: (1) (a) The corporation shall, to the full extent permitted by the Laws of the State of Delaware as then in effect or, if less stringent, in effect on December 31, 1985 ("Delaware Law"), and as more fully described in the By-Laws, indemnify any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation, by reason of the fact that the Indemnitee is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee, partner, or other agent of any other enterprise or legal person (any such action, suit or proceeding being herein referred to as a "Legal Action") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Legal Action or its investigation, defense or appeal (herein called "Indemnified Expenses"), if the Indemnitee has met the standard of conduct necessary under Delaware Law to permit such indemnification. Rights to indemnification shall extend to the heirs, beneficiaries, administrators and executors of any deceased Indemnitee.

          For purposes of this Section, reference to "any other enterprise or legal person" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

          (b) The Indemnified Expenses shall be paid by the corporation in advance as shall be appropriate to permit Indemnitee to defray such expenses currently as incurred, provided the Indemnitee agrees in writing that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be indemnified, then Indemnitee shall promptly repay to the corporation such amounts so paid.

          (c) Any amendment, repeal or modification of this Article SEVENTH, the corporation's By-Laws or any applicable provision of Delaware Law, or any other instrument, which eliminates or diminishes the indemnification rights provided for in this Article SEVENTH shall be ineffective as against an Indemnitee with respect to any Legal Action based upon actions taken or not taken by the Indemnitee prior to such repeal or the adoption of such modification or amendment. The provisions of
                                      CRT-7
     this Article SEVENTH, Section (1) shall be applicable to all Legal Actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article SEVENTH, Section (1) shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Article SEVENTH, Section (1) and the relevant provisions of Delaware Law and other applicable law, if any, are in effect. If any provision of this Article SEVENTH, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article SEVENTH, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this certificate of incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to subsection (a) of this Article SEVENTH, Section (1) shall be made to the fullest extent permitted by law.

          (d) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article SEVENTH, Section (1) against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article SEVENTH, Section (1) or otherwise.

     (2) To the full extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under sec.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under sec.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: [Reserved]

     TENTH: [Reserved]

     ELEVENTH: [Reserved]

     TWELFTH: [Reserved]

     THIRTEENTH: The vote of the stockholders of the corporation required to approve any Business Transaction shall be as set forth in this Article THIRTEENTH. Each capitalized term shall have the meaning ascribed to it in Paragraph (B) of this Article.

                                      CRT-8

     (A) Notwithstanding any provision of law or any other provision of this certificate of incorporation or any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any particular class or series of Voting Stock by law or by this certificate of incorporation, the affirmative vote of the holders of not less than 51% of the outstanding shares of Voting Stock of the corporation beneficially owned by stockholders other than the Related Person shall be required for the approval or authorization of any Business Transaction; provided, however, that such 51% voting requirement shall not be applicable to any Business Transaction, and such Business Transaction shall require only such affirmative vote as is required by law, any other provision of this certificate of incorporation, any preferred stock designation or any agreement with any national securities exchange, if, in the case of a Business Transaction that does not involve any cash or other consideration being received by the stockholders of the corporation solely in respect of their ownership of shares of Voting Stock of the corporation, the condition specified in the following paragraph (1) is satisfied, or, in the case of any other Business Transaction, the conditions specified in either of the following paragraphs (1) and (2) are satisfied.

          (1) the Continuing Directors at the time of such Business Transaction constitute at least a majority of the Board of Directors of the corporation and such Business Transaction shall have been approved by a majority vote of the Continuing Directors; or

          (2) (a) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including common stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Related Person and, if the Related Person beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

             (b) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of common stock in such Business Transaction shall be at least equal to the highest of the following (it being intended that the requirements of this clause (A)(2)(b) shall be required to be met with respect to all shares of common stock outstanding whether or not the Related Person has acquired any shares of the common stock):

                (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of common stock beneficially owned by the Related Person which were acquired beneficially by such Related Person (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became a Related Person, whichever is higher; or

                (ii) the Fair Market Value per share of common stock on the Announcement Date or on the Determination Date, whichever is higher; and

             (c) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this clause (A)(2)(c) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Related Person has previously acquired any shares of a particular class or series of Voting Stock):

                (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Related Person which were acquired

                                      CRT-9
           beneficially by such Related Person (x) with the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became a Related Person, whichever is higher;

                (ii) if applicable, the highest preferential amount per share to which the holders of share of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

                (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

             (d) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction:

                (i) such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock of the corporation, except as part of the transaction in which it became a Related Person or upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split; and

                (ii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Transaction or otherwise; and

                (iii) such Related Person shall not have caused any material change in the corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party; and

                (iv) there shall have been (aa) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock, and (bb) no reduction in the annual rate of dividends paid on common stock (after giving effect to any reclassification, including any reverse stock split, recapitalization, reorganization or similar transaction which has the effect of enlarging or reducing the number of outstanding shares of common stock), unless such failure or reduction shall have been approved by a majority of the Continuing Directors; and

             (e) a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the corporation is then subject to such requirements, shall be mailed at least thirty (30) days prior to the consummation of such Business Transaction to the public stockholders of the corporation and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Transaction which the Continuing Directors, if any, may choose to state and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Transaction from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by the corporation upon receipt of such opinion, to be unaffiliated with such Related Person, and, if there are at the time any Continuing Directors, to be selected by a majority of the Continuing Directors).

                                     CRT-10

     (B) For purposes of this Article THIRTEENTH:

          (1) the term "Business Transaction" shall mean

             (a) any merger or consolidation of the corporation or any Subsidiary with (i) any Related Person or (ii) any other corporation or entity (whether or not itself a Related Person) which is, or after such merger or consolidation, would be, an Affiliate of a Related Person;

             (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Related Person or any Affiliate of any Related Person of assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more;

             (c) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person or any Affiliate of the Related Person;

             (d) the issuance of or transfer by the corporation or any Subsidiary (in one transaction or in a series of related transactions) of any securities of the corporation or any Subsidiary to a Related Person, or any Affiliate of a Related Person, in exchange for cash, securities or other property (or a combination thereof) having a Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Related Person (or such Affiliate) from the corporation or a Subsidiary;

             (e) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any self tender offer for or repurchase of securities of the corporation or any Subsidiary by the corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate of any Related Person;

          (2) A person shall mean any individual, firm, corporation, group (as such term is used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1984) or other entity.

          (3) "Related Person" shall mean any person (other than the corporation or any Subsidiary or any employee benefit plan of the corporation or any Subsidiary) who or which:

             (a) is the beneficial owner, directly or indirectly, of more than ten percent of the combined voting power of the then outstanding shares of Voting Stock; or

             (b) is an Affiliate of the corporation and at anytime within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

             (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by a Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (4) A person shall be a "beneficial owner" of any Voting Stock:

             (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                                     CRT-11

             (b) which such person or any of its Affiliates or Associates has
        (a) the right to acquire (whether or not such right is exercisable immediately), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

             (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (5) For the purposes of determining whether a person is a Related Person pursuant to Paragraph (B)(3) of this Article THIRTEENTH, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Related Person through application of Paragraph (B)(4) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1984.

          (7) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by this corporation or by a Subsidiary or by this corporation and one or more Subsidiaries; provided, however, that for the proposes of the definition of Related Person set forth in Paragraph
     (B)(3) of this Article THIRTEENTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

          (8) "Continuing Director" shall mean any member of the Board of Directors of this corporation who is unaffiliated with, and not a nominee of, the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Related Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

          (9) "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period preceding the date in question of a share of such stock on the Composite Tape of New York Stock Exchange-Listed stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (10) In the event of any Business Transaction in which the corporation survives, the phrase "any consideration other than cash to be received" as used in Paragraph (A)(2)(b) and (A)(2)(c) of this Article THIRTEENTH shall include the shares of common stock and/or the share of any other class of outstanding Voting Stock retained by the holders of such shares.

                                     CRT-12

          (11) "Announcement Date" shall mean the date of first public announcement of the proposed Business Transaction.

          (12) "Determination Date" shall mean the date on which the Related Person became a Related Person.

          (13) "Consummation Date" shall mean the date of the consummation of the Business Transaction.

          (14) The terms "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the corporation entitled to vote generally in the election of directors of the corporation, in each case voting together as a single class.

     (C) If the Continuing Directors constitute at least a majority of the Board of Directors of the corporation, a majority of such Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article THIRTEENTH, including, without limitation:

          (1) whether a person is a Related Person;

          (2) the number of shares of Voting Stock beneficially owned by any person;

          (3) whether a person is an Affiliate or Associate of another person;

          (4) whether the requirements of (A) of this Article THIRTEENTH have been met with respect to any Business Transaction; and

          (5) whether the assets which are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value of $10,000,000 or more. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article THIRTEENTH.

     (D) Nothing contained in this Article THIRTEENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     (E) Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of (1) the holders of at least 51% of the Voting Stock, voting together as a single class, and (2) the holders of a least 51% of the Voting Stock, voting together as a single class, other than shares of Voting Stock beneficially owned by a Related Person, shall be required to alter, amend or repeal this Article THIRTEENTH or to adopt any provision inconsistent therewith.

     FOURTEENTH: Any action required or permitted to be taken by the holders of the common stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

     FIFTEENTH: Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article FIFTH, Article SIXTH, Article FOURTEENTH or this Article FIFTEENTH or to adopt any provision inconsistent therewith.

                                     CRT-13

                                                                     EXHIBIT 1.6

                                    FORM OF
                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                             KERR-MCGEE CORPORATION

                                   Article I

                                    OFFICES

     SECTION 1. The principal place of business of Kerr-McGee Corporation ("Corporation") shall be in Oklahoma City, Oklahoma.

     SECTION 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   Article II

                                      SEAL

     SECTION 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The Corporate Seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

     SECTION 2. The corporate seal shall be retained under the custody and control of the Secretary or Assistant Secretary except as and to the extent the use of same by others may be expressly authorized by the Board of Directors.

                                  Article III

                             STOCKHOLDERS' MEETINGS

     SECTION 1. All meetings of the stockholders for any purpose may be held at such place as shall be stated in the notice of the meeting.

     SECTION 2. An annual meeting of the stockholders shall be held within one hundred fifty (150) days after the end of each fiscal year as the Board of Directors may set for a particular year's annual meeting, at which meeting they shall elect by a plurality vote by ballot a board of directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                                      BYL-1

     SECTION 4. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed either by an instrument in writing, subscribed by such stockholder or by other means permitted by applicable law.

     SECTION 5. Except as may otherwise be provided by law or in the Certificate of Incorporation of the Corporation, or any amendment thereto, each stockholder shall have one vote for each share of the stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days preceding such election of directors, or on any other matter respecting which stockholders are entitled to vote if such stock has been so transferred within twenty days prior to action on such matter.

     SECTION 6. Except as otherwise provided by law, written notice of the annual meeting of stockholders shall be given at least ten days prior to the meeting, and in accordance with Article XXI hereof, to each stockholder so entitled to vote thereat.

     SECTION 7. A complete list of the stockholders so entitled to vote at the ensuing election of directors arranged in alphabetical order, with the address of each, and the number of voting shares registered in the name of each, shall be filed in the office where the election is to be held, at least ten days before every election, and shall at all times during the ordinary business hours and during the whole time of said election be open to the examination of any stockholder.

     SECTION 8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called only by the Chief Executive Officer of the Corporation or by the Secretary at the direction of the Board of Directors pursuant to a resolution approved by the Board of Directors.

     SECTION 9. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     SECTION 10. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be given at least ten days before such meeting, and in accordance with Article XXI hereof, to each stockholder entitled to vote thereat.

     SECTION 11.

          (A) Annual Meeting of Stockholders.

             (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to
        Article III, Section 6 of these By-Laws, (b) by or at the direction of the Chief Executive Officer or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
        (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more

                                      BYL-2
        than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth
        (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

             (3) Notwithstanding anything in the second sentence of paragraph
        (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article III, Section 10 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Chief Executive Officer or the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (C) General.

             (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance

                                      BYL-3
        with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregard or that such proposed business shall not be transacted.

             (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this
        Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

             (4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   Article IV

                                   DIRECTORS

     SECTION 1. The property and business of the Corporation shall be managed by its Board of Directors, the members of which need not be stockholders.

     SECTION 2. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation of the Corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote.

     SECTION 3. Each director shall be elected to serve until his successor shall be elected and shall qualify by evidence of acceptance of such office and such acceptance shall be presumed in the absence of express rejection thereof by the person elected within ten days after his knowledge of election. A person who has passed his 64th birthday and who has not theretofore served as a director of the Corporation shall not be eligible to be elected a director, whether pursuant to this Section 3 or to Section 6, of this Article. A person who has passed his 70th birthday, or who has retired as an employee, shall not in any event be eligible for reelection to the Board or be qualified for continued service as a director of the Corporation, irrespective of prior service as a director of the Corporation. For purposes of this Section, any service as a director of Oryx Energy Company prior to the merger of Oryx Energy Company shall be deemed to be prior service as a director of the Corporation. Any failure of any director to meet the qualifications for service as a director set forth in these By-Laws, or otherwise under law, shall result in the termination of the term of such director.

     SECTION 4. The directors may hold their meetings, have one or more offices and keep the books of the Corporation in the City of Oklahoma City, Oklahoma, or at such other places as they may from time to time determine and designate.

     SECTION 5. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each
                                      BYL-4
other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

     SECTION 6. Vacancies in the Board of Directors, however occasioned, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the remaining directors then in office though less than a quorum and the accepting directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation of the Corporation and until a successor or successors have been duly elected and qualified unless sooner displaced.

     SECTION 7. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Amended and Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 2 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

     SECTION 8. Subject to provisions of pertinent law and the Certificate of Incorporation, dividends, if any, declared respecting any class of shares of the Corporation's capital stock may be declared by the Board of Directors at any regular meeting thereof and despite any provision of the By-Laws to the contrary at any special meeting thereof, whether or not consideration or action respecting dividends be stated in the notice thereof; and dividends may be paid in cash or, if the declaration thereof so provides, in property, including shares of the Corporation. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may abolish any reserve in the manner in which it was created.

     SECTION 9. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for any other purpose; provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date for such other purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for such other purpose, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment, thereof, or to receive such allotment of rights, or to exercise such rights or to be considered as stockholders for such other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                      BYL-5

     SECTION 10. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 11. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

                                   Article V

                                   COMMITTEES

     SECTION 1. The Board of Directors may appoint an Executive Committee of two or more directors, which shall consist of the Chief Executive Officer and such other director or directors as shall be designated by resolution adopted by the Board of Directors. Such Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation while the Board of Directors is not in session except that it shall not have power or authority in reference to (1) amending the Certificate of Incorporation, (2) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law,
(3) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (4) recommending to the stockholders dissolution of the Corporation or revocation of a dissolution, or (5) amending the By-Laws; nor shall it have any power or authority which the Board of Directors in the management of the business and affairs of the Corporation while the Board of Directors is not in session except that it shall not have power or authority in reference has by resolution withheld from it. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or a special meeting called for that purpose.

     SECTION 2. The Committees of the Board shall be governed by Subsection (2) of Section 141(c) of the Delaware General Corporation Law which provides for the designation of committees of the Corporation's Board of Directors and the permissible functions of such committees.

     SECTION 3. The Board of Directors by resolution or resolutions adopted by a majority of the Board of Directors may designate other committees, each committee to consist of two or more directors of the Corporation and to exercise such powers and duties and to have such name as may be designated by resolution adopted by the Board of Directors.

     SECTION 4. Each committee of the Board of Directors may meet at such stated times and/or upon call with such notice as said committee may by resolution provide from time to time. At all meetings of each committee, a majority of members thereof shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee.

     SECTION 5. Committees of the Board of Directors shall keep regular minutes of their proceedings. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Committee and such written consent is filed with the minutes of proceedings of the Committee.

                                      BYL-6

                                   Article VI

                           COMPENSATION OF DIRECTORS

     SECTION 1. Directors may, pursuant to resolution of the Board of Directors, be paid a stated sum with respect to each regular and special meeting of the Board of Directors and be allowed their expenses of attendance, if any, for attending each meeting of the Board of Directors. Directors who are not full-time employees of the Corporation may be paid such additional compensation for their services as directors as may from time to time be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2. Members of the Executive Committee and members of other committees of the Board of Directors who are not full-time employees of the Corporation may, pursuant to resolution of the Board of Directors, be paid a stated sum for attending meetings of such committees. All members of committees of the Board of Directors may, pursuant to resolution of the Board of Directors, be allowed their expenses of attendance, if any, for attending meetings of such committees.

                                  Article VII

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. Annual meetings of the Board of Directors shall be held at such place within or without the State of Delaware as soon as practicable following the election of new directors at the annual meeting of the stockholders.

     SECTION 2. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without any further notice being given.

     SECTION 3. Special meetings of the Board of Directors may be called by the Chief Executive Officer on twenty-four hour's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the directors.

     SECTION 4. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                 Article VII-A

                           WAR AND NATIONAL EMERGENCY

     SECTION 5. The emergency bylaws provided in this Article VII-A shall be operative during any emergency resulting from an attack on the United States, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action. To the extent not inconsistent with these emergency bylaws, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination these emergency bylaws shall cease to be operative.

                                      BYL-7

     SECTION 6. During any such emergency a meeting of the Board of Directors may be called by any officer or director by giving two days' notice thereof to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time. The notice shall specify the time and the place of the meeting, which shall be the head office of the Corporation or any other place specified in the notice. At any such meeting three members of the then existing Board of Directors shall constitute a quorum, which may act by majority vote.

     SECTION 7. If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises. Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list.

     SECTION 8. The Board of Directors is empowered with the maximum authority possible under the Delaware Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation (including the right to amend this Article) irrespective of the provisions of the Certificate of Incorporation or of the By-Laws.

                                  Article VIII

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors, shall include a Chief Executive Officer and a President, and may include a Chairman of the Board (who shall be selected from the directors then serving), one or more Vice Chairmen of the Board (who shall be selected from the directors then serving), one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, respectively, a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Controller. Any number of offices may be held by the same person, but if an instrument is required by law to be executed, acknowledged or verified by two or more officers, no officer shall execute, acknowledge or verify such instrument in more than one capacity for such purpose.

     SECTION 2. Without limiting the right of the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors at the first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President and such other officers as shall be designated at such time, including, if so designated, a Chairman of the Board, one or more Vice Chairmen of the Board, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, respectively, a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Controller. None of said officers, except the Chairman of the Board, and Vice Chairmen of the Board, need be members of the Board.

     SECTION 3. The Board of Directors may choose such other officers and agents as it shall deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, or, in the absence of exact specification or limitation thereof by the Board of Directors, as the Chief Executive Officer may determine from time to time. Subject to the below provisions, each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

                                      BYL-8

     SECTION 4. The salaries of all officers of the Corporation and of its wholly owned subsidiaries, other than his own salary, shall be determined by the Chief Executive Officer but shall be reviewed from time to time by an Executive Compensation Committee appointed by the Board of Directors from among its members. The Executive Compensation Committee shall recommend to the Board of Directors such changes in the officers' salaries as fixed by the Chief Executive Officer as it may deem appropriate and the Board of Directors shall instruct the Chief Executive Officer to implement those of the recommended changes which it approves. The salary of the Chief Executive Officer shall be determined by the Board of Directors.

     SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors.

                                   Article IX

                             CHAIRMAN OF THE BOARD

     SECTION 1. The Chairman of the Board shall do and perform such duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

                                   Article X

                            CHIEF EXECUTIVE OFFICER

     SECTION 1. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors, and shall be a member, ex officio, of all committees, except the Audit, Finance, Stock Option and Executive Compensation committees. The Chief Executive Officer shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of the committees thereof are carried into effect.

     SECTION 2. The Chief Executive Officer shall have authority, which he may delegate, to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation.

                                   Article XI

                           VICE CHAIRMAN OF THE BOARD

     SECTION 1. In the absence of the Chief Executive Officer, the Vice Chairman (or, if there exists more than one Vice Chairman, the Vice Chairman designated by the Board of Directors) shall serve as the Chief Executive Officer of the Corporation. The Vice Chairmen of the Board shall advise and counsel with the Chief Executive Officer and with other officers of the Corporation, and each shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

     SECTION 2. Any Vice Chairman of the Board, to the extent delegated by the Chief Executive Officer or the Board of Directors, may execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                      BYL-9

                                  Article XII

                                   PRESIDENT

     SECTION 1. The President shall be the chief operating officer of the Corporation.

     SECTION 2. The President shall have the authority, which he may delegate, to execute certificates of stock, bonds, deeds, powers of attorney, mortgages and other contracts, under the seal of the Corporation, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation.

                                  Article XIII

                                VICE PRESIDENTS

     SECTION 1. There may be one or more Executive Vice Presidents, one or more Senior Vice Presidents, and such other Vice Presidents, with or without other such special designations, as may be elected by the Board of Directors from time to time.

     SECTION 2. The Executive Vice Presidents and each of the Vice Presidents shall have the authority to sign certificates of stock, bonds, deeds, mortgages and other contracts, unless required by law to be otherwise signed and executed and unless the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation, and perform such duties and exercise such powers as the Board of Directors or the Chief Executive Officer shall prescribe.

                                  Article XIV

                                   SECRETARY

     SECTION 1. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, all required notices of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall be responsible for keeping in safe custody the seal of the Corporation, and when such is proper, he shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

     SECTION 2. The Assistant Secretaries in the absence or disability of the Secretary shall perform and exercise the powers of the Secretary and shall perform such further duties as may be prescribed by the Secretary, the Board of Directors or the Chief Executive Officer.

                                   Article XV

                                   TREASURER

     SECTION 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or the Chief Executive Officer.

                                     BYL-10

     SECTION 2. The Treasurer shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation, (b) sign or cause to be signed all bills, notes, checks or other negotiable instruments issued by the Corporation and (c) pay out or cause to be paid out money, as the Corporation may require, taking proper vouchers therefor; provided, however, that the Board of Directors and the Chief Executive Officer may by resolution delegate, with or without power to re-delegate, any and all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have power to sign bills, notes, checks, vouchers, orders, or other instruments on behalf of the Corporation. The Treasurer shall render to the Chief Executive Officer and to the Board of Directors, whenever they may require it, an account of his transactions as Treasurer.

     SECTION 3. The Treasurer shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 4. The Assistant Treasurers in the absence or disability of the Treasurer shall perform and exercise the powers of the Treasurer and shall perform such further duties as may be prescribed by the Treasurer, the Board of Directors or the Chief Executive Officer.

                                  Article XVI

                                   CONTROLLER

     SECTION 1. The Controller shall have charge of the Corporation's books of account, records and auditing, and shall be subject in all matters to the control of the Board of Directors and the Chief Executive Officer.

                                  Article XVII

                 VACANCIES AND DELEGATION OF DUTIES OF OFFICERS

     SECTION 1. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors may choose a successor or successors, who shall, unless the Board of Directors otherwise specifies, hold office for the unexpired term in respect of which such vacancy occurred, or until his successor shall be elected.

     SECTION 2. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers and/or directors; provided a majority of the entire Board of Directors concurs therein.

                                     BYL-11

                                 Article XVIII

                             STOCK AND STOCKHOLDERS

     SECTION 1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate as provided in Article XVIII, Section 2 of these By-Laws, or as otherwise permitted by law, representing the number of shares registered in certificate form.

     SECTION 2. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary. Any and all signatures on a stock certificate may be a facsimile.

     SECTION 3. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares will be made on the records of the Corporation as may be provided by law.

     SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

     SECTION 5. A new certificate of stock of the Corporation may be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed.

     The Board of Directors may from time to time prescribe the terms and conditions under which such new certificates may be issued. Among other things, the Board of Directors may require that the owner of the allegedly lost, stolen or destroyed certificate, or his legal representatives, submit proper evidence in writing and under oath that the alleged loss, theft, or destruction actually occurred, and may require that such owner or representatives give the Corporation a bond, satisfactory to the Corporation as to form and security, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or of any officer of the Corporation to whom the Board of Directors may delegate appropriate authority, it is proper to waive the bond requirement.

                                  Article XIX

                  INSPECTION OF BOOKS, CHECKS AND FISCAL YEAR

     SECTION 1. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                     BYL-12

     SECTION 2. Checks or demands for money and notes of the Corporation may be signed by such officer or officers or such person or persons other than those herein authorized and in such manner as the Board of Directors or the Chief Executive Officer may from time to time provide.

     SECTION 3. The fiscal year shall begin the first day in January of each year and end the following December 31.

                                   Article XX

                          DIRECTORS' ANNUAL STATEMENT

     SECTION 1. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

                                  Article XXI

                                    NOTICES

     SECTION 1. Whenever under the provisions of the Certificate of Incorporation or of these By-Laws notice (which as herein used shall include also annual reports, proxy statements and solicitations and other communications to holders of the Corporation's securities) is required to be, or may be, given to any director, officer, stockholder or other person, it may, unless legally controlling provisions prohibit the same, be given in writing, by mail, by depositing the same in any U.S. post office or letter-box, in a postpaid sealed wrapper addressed to such person to whom the notice may be, or is required to be given, at such address as appears on the books of the Corporation, and all notices given in accordance with the provisions of this Article shall be deemed to be given at the time when the same shall be thus mailed.

     SECTION 2. Should a person who is a stockholder own shares evidenced by more than one stock certificate, nevertheless only one notice (when any is required to be, or may be, given to holders of shares of any or all classes) shall be, in the sole discretion of the Corporation, required to be mailed and if different addresses as to such person are recorded on the Corporation's stock ledger the notice may be mailed to the address that appears to have been given latest in time unless the stockholders shall have expressly directed otherwise in writing to the Secretary of the Corporation, nor shall variations in the designation of the name or identity of any one stockholder require the mailing of more than one notice to any one stockholder, which may be mailed to any one of the names or designations that may so appear in the Corporation's stock ledger with respect to such stockholder; and, at the sole discretion of the Corporation, the distribution of dividend payments may be, unless a stockholder shall expressly request multiple distributions strictly in accordance with the stock ledger record of his multiple ownerships, handled in accordance with or so as not to be repugnant to the purpose of the above provisions, which is to avoid the expenditure by the Corporation of effort, time and expense in such matters that might have been avoided had the recording of a stockholder's name and/or address incident to his multiple record ownership of shares been effected accurately, uniformly and consistently.

     SECTION 3. Any stockholder, director or officer may waive in writing or otherwise any notice required to be given under the provisions of pertinent statutes or of the Certificate of Incorporation or of these By-Laws. A waiver of notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

                                     BYL-13

                                  Article XXII

                                INDEMNIFICATION

     SECTION 1. The Corporation shall, to the full extent permitted by the Laws of the State of Delaware as then in effect or, if less stringent, in effect on December 31, 1985 ("Delaware Law"), indemnify any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that the Indemnitee is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner, or other agent of any other enterprise or legal person (any such action, suit or proceeding being herein referred to as a "Legal Action") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Legal Action or its investigation, defense or appeal (herein called "Indemnified Expenses"), if the Indemnitee has met the standard of conduct necessary under Delaware Law to permit such indemnification. Rights to indemnification shall extend to the heirs, beneficiaries, administrators and executors of any deceased Indemnitee.

     For purposes of this Section, reference to "any other enterprise or legal person" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     The Indemnified Expenses shall be paid by the Corporation in advance as shall be appropriate to permit Indemnitee to defray such expenses currently as incurred, provided the Indemnitee agrees in writing that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be indemnified, then Indemnitee shall promptly repay to the Corporation such amounts so paid. The prepayment of expenses as provided for in this Section 1 shall be authorized by the Board of Directors in the specific case unless the Board of Directors receives within thirty (30) days of the Indemnitee's request for indemnification an opinion of counsel selected in the manner provided for in
Section 2 of this Article XXII that there is no reasonable basis for a belief that the Indemnitee's conduct met the requisite standard of conduct. The fees of such counsel and all related expenses shall, in all cases, be paid by the Corporation.

     SECTION 2. The determination of whether Indemnitee has met the standard of conduct required to permit indemnification under this By-Law shall in the first instance be submitted to the Board of Directors of the Corporation. If the Board by a majority vote of a quorum consisting of directors who were not parties to such Legal Action determines Indemnitee has met the required standard of conduct such determination shall be conclusive; but if such affirmative majority vote is not given, then the matter shall be referred to independent legal counsel for determination. Such outside counsel shall be selected by agreement of the Board of Directors and Indemnitee or, if they are unable to agree, then by lot from among those New York City law firms which (i) have more than 100 attorneys, (ii) have a substantial practice in the corporate and securities areas of law, (iii) have not performed any services for the Corporation or any of its subsidiaries or affiliates for at least five (5) years and (iv) have a rating of "av" in the then current Martindale-Hubbell Law Directory. The fees and expenses of counsel in connection with making this determination shall be paid by the Corporation.

     Notwithstanding the foregoing, if dissatisfied with the determination so made by counsel, Indemnitee may within two (2) years thereafter, petition any court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof and such court shall thereupon have the exclusive authority to make such determination. The Corporation shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination.

                                     BYL-14

     The termination of any Legal Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the requisite standard of conduct; however, a successful defense of a Legal Action by Indemnitee on the merits or otherwise shall conclusively establish Indemnitee did meet such standard of conduct notwithstanding any previous determination to the contrary under this Section 2.

     SECTION 3. The indemnification and advance payment of expenses as provided in this Article XXII shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Certificate of Incorporation, any By-Law or otherwise.

     SECTION 4. If any provision of this Article XXII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article XXII shall not in any way be affected or impaired thereby.

     SECTION 5. Any amendment, repeal or modification of these By-Laws, the Corporation's Certificate of Incorporation or any applicable provision of Delaware Law, or any other instrument, which eliminates or diminishes the indemnification rights provided for in this Article XXII shall be ineffective as against an Indemnitee with respect to any Legal Action based upon actions taken or not taken by the Indemnitee prior to such repeal or the adoption of such modification or amendment. The provisions of this By-Law shall be applicable to all Legal Actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this By-Law shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this By-Law and the relevant provisions of Delaware Law and other applicable law, if any, are in effect. If any provision of this By-Law shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this By-Law shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this By-Law, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this By-Law shall be made to the fullest extent permitted by law.

                                 Article XXIII

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered or amended or repealed, in whole or in part: By the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to a vote thereat, at any regular or special meeting of the stockholders, or by the affirmative vote of a majority of the Board of Directors in attendance at any regular or special meeting of the Board of Directors; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 75 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 8 and Section 11 of Article III, Sections 2 and 6 of Article IV or this proviso to this Article XXIII of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.

                                     BYL-15

                                                                      APPENDIX B

                          AMENDMENT TO THE CERTIFICATE
                    OF INCORPORATION OF ORYX ENERGY COMPANY

     Article FOURTH of the Restated Certificate of Incorporation of Oryx Energy Company shall be amended by adding thereto the following provision:

          "Immediately upon effectiveness of this amendment to the Restated Certificate of Incorporation of the Corporation pursuant to Delaware General Corporation Law (the "Effective Time"), each share outstanding immediately prior thereto of the Corporation's common stock, par value $1.00 per share ("Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of the Old Common Stock, be reclassified into and become 0.369 shares of the Corporation's common stock, par value $1.00 per share ("New Common Stock"), as constituted following the Effective Time. After the Effective Time, certificates previously representing shares of Old Common Stock will represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this amendment."

                                                                      APPENDIX C

                             [LEHMAN BROTHERS LOGO]

                                            October 14, 1998

Board of Directors
Kerr-McGee Corporation
Kerr-McGee Center
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Members of the Board:

     We understand that Kerr-McGee Corporation ("Kerr-McGee") and Oryx Energy Company ("Oryx") are considering entering into a transaction pursuant to which Oryx will effect a reverse stock split (the "Reverse Split") and will then immediately merge with and into Kerr-McGee (together, the "Merger") and, upon effectiveness of the Merger (including the Reverse Split), each share of common stock of Oryx outstanding prior to the Reverse Split will be converted into the right to receive 0.369 shares of the common stock of Kerr-McGee (the "Exchange Ratio"). The terms and conditions of the Merger are set forth in more detail in the Agreement and Plan of Merger dated October 14, 1998 by and among Kerr-McGee and Oryx (the "Agreement").

     We have been requested by the Board of Directors of Kerr-McGee to render our opinion with respect to the fairness, from a financial point of view, to Kerr-McGee of the Exchange Ratio. We have not been requested to opine as to, and our opinion does not in any manner address, Kerr-McGee's underlying business decision to proceed with or effect the Merger.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Merger, including provisions therein relating to corporate governance and management of Kerr-McGee following the Merger; (2) such publicly available information concerning Kerr-McGee and Oryx that we believe to be relevant to our analysis, including, without limitation, each of the periodic reports and proxy statements filed by Kerr-McGee and Oryx since January 1, 1998 (including the audited and unaudited financial statements included in such reports and statements); (3) financial and operating information with respect to the respective businesses, operations and prospects of Kerr-McGee and Oryx as furnished to us by Kerr-McGee and Oryx, respectively, including financial projections based on the respective business plans of Kerr-McGee and Oryx and, in particular, (A) certain estimates of proved and non-proved reserves, (B) projected annual production of such reserves in certain domestic and international areas and (C) amounts and timing of the cost savings and operating synergies expected to result from a combination of the businesses of Kerr-McGee and Oryx; (4) a trading history of Kerr-McGee common stock from September 30, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant, including Oryx; (5) a trading history of the Oryx common stock from September 30, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant, including Kerr-McGee; (6) a comparison of the historical financial results and present financial condition of Kerr-McGee with those of other companies that we deemed relevant; (7) a comparison of the historical financial results and present financial condition of Oryx with those of other companies that we deemed relevant; (8) the potential pro forma impact of the Merger on Kerr-McGee

                                LEHMAN BROTHERS
600 TRAVIS STREET 7330 CHASE TOWER TELEPHONE 713/236-3956 FACSIMILE 713/222-8908

(including the cost savings and operating synergies expected by management of Kerr-McGee to result from a combination of the businesses of Kerr-McGee and
Oryx); and (9) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant. In addition, we have (i) had discussions with the senior managements of Kerr-McGee and Oryx concerning their respective businesses, operations, financial conditions, assets, reserves, production profiles, exploration programs and prospects and the cost savings, operating synergies and strategic benefits expected by the managements of Kerr-McGee and Oryx to result from a combination of the businesses of Kerr-McGee and Oryx and (ii) undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of Kerr-McGee and Oryx that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections for Kerr-McGee, Oryx and Kerr-McGee following the consummation of the merger (the "Combined Company") (including the cost savings and operating synergies expected to result from a combination of the businesses of Kerr-McGee and Oryx), upon advice of Kerr-McGee and Oryx, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Kerr-McGee and Oryx, as the case may be, as to the future financial performance of Kerr-McGee, Oryx and the Combined Company, and that each of Kerr-McGee and Oryx would perform, and the Combined Company will perform, substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Kerr-McGee or Oryx and have not made or obtained from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee or Oryx. With your permission, we have assumed that the Merger will qualify for pooling-of-interests accounting treatment. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio is fair to Kerr-McGee.

     We have acted as financial advisor to Kerr-McGee in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, Kerr-McGee has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for Kerr-McGee and Oryx in the past and have received customary compensation for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of Kerr-McGee and Oryx for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Kerr-McGee and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Kerr-McGee as to how such stockholder should vote with respect to the Merger.

                                            Very truly yours,

                                            LEHMAN BROTHERS

                                                                      APPENDIX D

                        [GOLDMAN SACHS & CO. LETTERHEAD]

PERSONAL AND CONFIDENTIAL

October 14, 1998

Board of Directors
Oryx Energy Company
13155 Noel Road
Dallas, TX 75240-5067

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Oryx Common Stock"), of Oryx Energy Company ("Oryx") of the exchange ratio of one share, after giving effect to the Reverse Split (as defined below), of Common Stock, par value $1.00 per share (the "Company Common Stock"), of Kerr-McGee Corporation ("Kerr-McGee") to be received for each share of Oryx Common Stock (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of October 14, 1998, between Kerr-McGee and Oryx (the "Agreement").

     Pursuant to the Agreement, Oryx will be merged with and into Kerr-McGee (the "Merger") and each share of Oryx Common Stock will be converted into the right to receive one share of Company Common Stock. Prior to the Merger, Oryx will effect a reverse stock split of Oryx Common Stock pursuant to which each share of Oryx Common Stock will become .369 shares of Oryx Common Stock (the "Reverse Split"), and each share of Common Stock, par value $1.00 per share, of Kerr-McGee (the "Kerr-McGee Common Stock") issued and outstanding immediately prior to the Merger shall remain issued and outstanding as one share of Company Common Stock.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Oryx having provided certain investment banking services to Oryx from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to Kerr-McGee from time to time, including having acted as a co-managing underwriter of public offerings of $150 million principal amount of 6 5/8% Notes due 2007 and $150 million principal amount of 7 1/8% Debentures due 2027, both on October 16, 1997. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Oryx or Kerr-McGee for its own account and for the accounts of customers. Goldman, Sachs & Co. may provide investment banking services to Kerr-McGee and its subsidiaries in the future.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Oryx and Kerr-McGee for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of

[CITIES SERVED BY GOLDMAN SACHS & CO.]

Oryx Energy Company
October 14, 1998
Page  2

Oryx and Kerr-McGee; certain other communications from Oryx and Kerr-McGee to their respective stockholders; certain internal financial analyses and prospective information for Oryx and Kerr-McGee prepared by their respective managements; and estimates of cost savings and synergies expected to result from the Merger prepared jointly by the managements of Oryx and Kerr-McGee (the "Synergies"). We also have held discussions with members of the senior management of Oryx and Kerr-McGee regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. We have reviewed certain information provided by Oryx and Kerr-McGee relating to their oil and gas reserves, including reserve information for the year ended December 31, 1997, prepared by the respective managements of Oryx and Kerr-McGee and a review of Oryx's reserves prepared by an independent petroleum engineer, and we have discussed such reserve information with the respective senior managements of Oryx and Kerr-McGee. In addition, we have reviewed the reported price and trading activity for shares of Oryx Common Stock and shares of Kerr-McGee Common Stock, compared certain financial and stock market information for Oryx and Kerr-McGee with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal prospective financial information, including the Synergies, prepared by the managements of Oryx and Kerr-McGee have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Oryx and Kerr-McGee. We also have assumed with your consent that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Oryx or Kerr-McGee or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. With respect to oil and gas reserve information, we are not experts in the evaluation of oil and gas properties and, with your consent, have relied without independent verification solely upon the reserve information and internal estimates prepared by senior management of Oryx and Kerr-McGee. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Oryx. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Oryx in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of Oryx Common Stock should vote with respect to the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Oryx Common Stock.

                                            Very truly yours,

                                                /s/ GOLDMAN, SACHS & CO.
                                            ------------------------------------
                                                   (Goldman, Sachs & Co.)

                                                                      APPENDIX E

                       KERR-MCGEE STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 14, 1998 (the "Agreement"), by and between Kerr-McGee Corporation, a Delaware corporation ("Issuer"), and Oryx Energy Company, a Delaware corporation ("Grantee").

     WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

     WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 9,434,181 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $1.00 per share, of Issuer (the "Issuer Common Stock") at a purchase price of $46.94 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) If not in material breach of the Merger Agreement or the Oryx Stock Option Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger, (ii) 12 months after the first occurrence of a Purchase Event or (iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event (unless such termination itself constitutes a Purchase Event). Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option pursuant to this
Section 2(a) in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

          (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would entitle Grantee to receive any fee from the Issuer pursuant to Section 7.2(b) of the Merger Agreement.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such Closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act) and (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed). If such Closing cannot be consummated by reason of a restriction set forth in clause (A) or (B) above, notwithstanding the provisions of
     Section 2(a), such Closing Date shall be within 20 business days following the elimination of such restriction.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If, at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Kerr-McGee Rights (the "Rights"), or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

            THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 14, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4. Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option or any Substitute Option (as hereinafter defined) terminates, will have reserved for issuance, upon exercise of the Option or any Substitute Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option or Substitute Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option or Substitute Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option or Substitute Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or Substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

     5. Purchase Not for Distribution. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option or Substitute Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend payable in any other securities, or any similar event, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person specified in clause (I) or (II) being referred to as "Substitute Option Issuer").

          (c) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; provided, further, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price

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     per share of Substitute Common Stock of the Substitute Option (the
     "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 6(e). This difference in value shall be determined in good faith by a nationally recognized investment banking firm selected by Grantee.

          (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and, if applicable, any beneficial owner of 50% or more of the outstanding voting stock of the Acquiring Corporation (after giving effect to the transaction) assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Agreement are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights comparable to the Rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact, if applicable, that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

          (g) For purposes of this Agreement, the following terms have the following meanings:

             (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets.

             (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a tender offer or exchange offer for Issuer Common Stock has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets, an amount equal to (i) the sum of the price paid in such sale for such assets (including assumed liabilities) and the current market value of the remaining assets of Issuer, as determined in good faith by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a tender

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

        offer or exchange offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Grantee.

             (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the twenty trading days immediately preceding the fifth business day prior to the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

             (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

     7. Repurchase of Option and Option Shares. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, Issuer (or any successor entity thereof) shall:

             (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

             (ii) at the request of an owner of Option Shares from time to time, repurchase such number of Option Shares as such owner shall designate at a price equal to the Applicable Price as of the Section 7 Request Date multiplied by the number of Option Shares requested to be repurchased by such owner (the "Option Share Repurchase Price").

          (b) If Grantee or an owner of Option Shares exercises its rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or Option Shares, as the case may be.

          (c) For purposes of this Agreement, the following terms have the following meanings:

             (i) "Applicable Price", as of any date, means the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (B) the highest price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for an Acquisition Proposal with Issuer entered into on or prior to such date or (C) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported

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

        by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee.

             (ii) "Repurchase Event" means the occurrence of a Purchase Event followed by the consummation of any transaction the proposal of which would constitute an Acquisition Proposal.

             (iii) "Section 7 Request Date" means the date on which Grantee or an owner of Option Shares exercises its rights under this Section.

     8. Repurchase of Substitute Option. (a) At any time after issuance of the Substitute Option and prior to the expiration of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall:

             (i) at the request of Grantee, repurchase from Grantee the Substitute Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Highest Closing Price as of the Section 8 Request Date (as defined below) for a share of Substitute Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised (the "Substitute Option Repurchase Price"); and

             (ii) at the request of an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option, repurchase such number of shares of Substitute Common Stock as such owner shall designate at a price equal to the Highest Closing Price as of the
        Section 8 Request Date multiplied by the number of shares of Substitute Common Stock requested to be repurchased by such owner (the "Substitute Share Repurchase Price").

          (b) If Grantee or an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option exercises its rights under this
     Section 8, Substitute Option Issuer shall, within 10 business days after the Section 8 Request Date, pay the Substitute Option Repurchase Price or Substitute Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or shares of Substitute Common Stock, as the case may be.

          (c) For purposes of this Agreement, the following terms have the following meanings:

             (i) "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date; and

             (ii) "Section 8 Request Date" means the date on which Grantee or an Owner exercises its rights under this Section.

     9. Registration Rights. Issuer shall, if requested by Grantee or any owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within three years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable

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

state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts commissions, brokers' fees and the fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 9 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 9; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by the Owners pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 9, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     10. Listing; Reasonable Best Efforts. (a) If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange or market and will use its best efforts to obtain approval of such listing as soon as practicable.

          (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option or the Substitute Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing of pursuant to the HSR Act and any other Regulatory Law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     11. Limitation of Grantee Profit. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $70 million (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option, (ii) deliver to Issuer for cancellation shares of Issuer Common Stock (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

          (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the Option, over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus
     (B) any amounts received by Grantee on the transfer of the Option (including amounts payable to Grantee pursuant to Section 7), plus (C) any equivalent amounts with respect to the Substitute Option, plus
     (D) any amounts received by Grantee pursuant to Section 7.2 of the Merger Agreement, minus (ii) the amounts of any cash previously paid to Issuer pursuant to this Section 11 plus the value of the Option Shares (or other securities) previously delivered to Issuer for cancellation pursuant to this Section 11.

          (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any payment provided for in Section 7.2 of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of
     Section 11(a) within 30 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares, (iii) the date of receipt of net cash from disposition of the Option and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

          (d) For purposes of Section 11(a) and clause (ii) of Section 11(b), the value of any Option Shares delivered to Issuer shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Issuer shall be the Highest Closing Price of such Substitute Common Stock.

     12. Loss, Theft, Etc. of Agreement. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     13. Miscellaneous. (a) Expenses. Except as otherwise provided in Section 9 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all Expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer (or Substitute Option Issuer) to repurchase, the full number of shares of Issuer Common Stock (or Substitute Common Stock) as provided in Sections 2 and 7 (or in the case of Substitute Common Stock Sections 2 and 8), as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Grantee may assign this Agreement in whole to any affiliate of Grantee at any time. Except as provided in the next sentence, Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. Upon the occurrence of a Purchase Event, Grantee may sell, transfer, assign or otherwise dispose of, in whole at any time, its rights and obligations hereunder. In the case of any sale, transfer, assignment or disposition of this Option, Issuer shall do all things reasonably necessary to facilitate such transaction. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Representations and Warranties. The representations and warranties contained in Sections 3.1(a) and 3.2(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.1(c),
     (f), (l) and (m) and 3.2(c), (f) and (m) of the Merger Agreement, are incorporated herein by reference.

          (j) Rights Plan. Until the Option has been exercised or terminated in full and Grantee no longer holds any Option Shares, Issuer shall not amend, modify or waive any provision of the Kerr-McGee Rights Agreement (the "Rights Agreement") or take any other action which would cause Grantee or any of its "Affiliates" or "Associates" to become an "Acquiring Person", or which would cause a "Stock Acquisition Date" or "Distribution Date", any event specified in Section 11(a)(ii) or 13 of the Rights Agreement or any similar event with respect to the Rights to occur, by reason of the existence or exercise (in whole or in part) of the Option, the beneficial ownership by Grantee or any of its "Affiliates" or "Associates" of any of the Option Shares, or the consummation of the other transactions contemplated hereby (all terms in quotes are used as defined in the Rights Agreement). This covenant shall also apply to any Substitute Option or shares of Substitute Common Stock issued in respect thereof, and to any securities into which any Option Shares or Substitute Common Stock are converted or exchanged.

          (k) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (l) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (m) Submission to Jurisdiction; Waivers. Each of Issuer and Grantee irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Issuer and Grantee hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Issuer and Grantee hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                            KERR-McGEE CORPORATION

                                            By:     /s/ LUKE R. CORBETT
                                              ----------------------------------
                                                Name: Luke R. Corbett
                                                Title: Chairman and Chief
                                                Executive Officer

                                            ORYX ENERGY COMPANY

                                            By:    /s/ ROBERT L. KEISER
                                              ----------------------------------
                                                Name: Robert L. Keiser
                                                Title: Chairman and Chief
                                                Executive Officer

                                                                      APPENDIX F

                          ORYX STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 14, 1998 (the "Agreement"), by and between Oryx Energy Company, a Delaware corporation ("Issuer"), and Kerr-McGee Corporation, a Delaware corporation ("Grantee").

     WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

     WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 21,140,482 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $1.00 per share, of Issuer (the "Issuer Common Stock") at a purchase price of $11.50 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) If not in material breach of the Merger Agreement or the Kerr-McGee Stock Option Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger,
(ii) 12 months after the first occurrence of a Purchase Event or (iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event (unless such termination itself constitutes a Purchase Event). Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option pursuant to this
Section 2(a) in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

          (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would entitle Grantee to receive any fee from the Issuer pursuant to Section 7.2(c) of the Merger Agreement.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such Closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act) and (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed). If such Closing cannot be consummated by reason of a restriction set forth in clause (A) or (B) above, notwithstanding the provisions of
     Section 2(a), such Closing Date shall be within 20 business days following the elimination of such restriction.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If, at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Oryx Rights (the "Rights"), or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Rights Agreement or any similar agreement then in effect.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

            THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 14, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4. Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option or any Substitute Option (as hereinafter defined) terminates, will have reserved for issuance, upon exercise of the Option or any Substitute Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option or Substitute Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option or Substitute Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option or Substitute Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or Substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

     5. Purchase Not for Distribution. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option or Substitute Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend payable in any other securities, or any similar event, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person specified in clause (I) or (II) being referred to as "Substitute Option Issuer").

          (c) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; provided, further, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 6(e). This difference in value shall be determined in good faith by a nationally recognized investment banking firm selected by Grantee.

          (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and, if applicable, any beneficial owner of 50% or more of the outstanding voting stock of the Acquiring Corporation (after giving effect to the transaction) assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Agreement are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights comparable to the Rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact, if applicable, that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

          (g) For purposes of this Agreement, the following terms have the following meanings:

             (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets.

             (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a tender offer or exchange offer for Issuer Common Stock has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets, an amount equal to (i) the sum of the price paid in such sale for such assets (including assumed liabilities) and the current market value of the remaining assets of Issuer, as determined in good faith by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a tender offer or exchange offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Grantee.

             (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the twenty trading days immediately preceding the fifth business day prior to the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

             (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

     7. Repurchase of Option and Option Shares. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, Issuer (or any successor entity thereof) shall:

             (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised (the "Option Repurchase Price"); and

             (ii) at the request of an owner of Option Shares from time to time, repurchase such number of Option Shares as such owner shall designate at a price equal to the Applicable Price as of the Section 7 Request Date multiplied by the number of Option Shares requested to be repurchased by such owner (the "Option Share Repurchase Price").

          (b) If Grantee or an owner of Option Shares exercises its rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or Option Shares, as the case may be.

          (c) For purposes of this Agreement, the following terms have the following meanings:

             (i) "Applicable Price", as of any date, means the highest of (A) the highest price per share at which a tender offer or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (B) the highest price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for an Acquisition Proposal with Issuer entered into on or prior to such date or (C) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or (B) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee.

             (ii) "Repurchase Event" means the occurrence of a Purchase Event followed by the consummation of any transaction the proposal of which would constitute an Acquisition Proposal.

             (iii) "Section 7 Request Date" means the date on which Grantee or an owner of Option Shares exercises its rights under this Section.

     8. Repurchase of Substitute Option. (a) At any time after issuance of the Substitute Option and prior to the expiration of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall:

             (i) at the request of Grantee, repurchase from Grantee the Substitute Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Highest Closing Price as of the Section 8 Request Date (as defined below) for a share of Substitute Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised (the "Substitute Option Repurchase Price"); and

             (ii) at the request of an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option, repurchase such number of shares of Substitute Common Stock as such owner shall designate at a price equal to the Highest Closing Price as of the
        Section 8 Request Date multiplied by the number of shares of Substitute Common Stock requested to be repurchased by such owner (the "Substitute Share Repurchase Price").

          (b) If Grantee or an owner of shares of Substitute Common Stock issued upon exercise of the Substitute Option exercises its rights under this
     Section 8, Substitute Option Issuer shall, within 10 business days after the Section 8 Request Date, pay the Substitute Option Repurchase Price or Substitute Share Repurchase Price, as the case may be, in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or shares of Substitute Common Stock, as the case may be.

          (c) For purposes of this Agreement, the following terms have the following meanings:

             (i) "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date; and

             (ii) "Section 8 Request Date" means the date on which Grantee or an Owner exercises its rights under this Section.

     9. Registration Rights. Issuer shall, if requested by Grantee or any owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within three years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 9 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 9; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by the Owners pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 9, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     10. Listing; Reasonable Best Efforts. (a) If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange or market and will use its best efforts to obtain approval of such listing as soon as practicable.

          (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option or the Substitute Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing of pursuant to the HSR Act and any other Regulatory Law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     11. Limitation of Grantee Profit. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $70 million (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option, (ii) deliver to Issuer for cancellation shares of Issuer Common Stock (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

          (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount of (A) any excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within 12 months after the exercise of the Option, over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus
     (B) any amounts received by Grantee on the transfer of the Option (including amounts payable to Grantee pursuant to Section 7), plus (C) any equivalent amounts with respect to the Substitute Option, plus (D) any amounts received by Grantee pursuant to Section 7.2 of the Merger Agreement, minus (ii) the amounts of any cash previously paid to Issuer pursuant to this Section 11 plus the value of the Option Shares (or other securities) previously delivered to Issuer for cancellation pursuant to this Section 11.

          (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any payment provided for in Section 7.2 of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of
     Section 11(a) within 30 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares, (iii) the date of receipt of net cash from disposition of the Option and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

          (d) For purposes of Section 11(a) and clause (ii) of Section 11(b), the value of any Option Shares delivered to Issuer shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Issuer shall be the Highest Closing Price of such Substitute Common Stock.

     12. Loss, Theft, Etc. of Agreement. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     13. Miscellaneous. (a) Expenses. Except as otherwise provided in Section 9 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all Expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer (or Substitute Option

     Issuer) to repurchase, the full number of shares of Issuer Common Stock (or Substitute Common Stock) as provided in Sections 2 and 7 (or in the case of Substitute Common Stock Sections 2 and 8), as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Grantee may assign this Agreement in whole to any affiliate of Grantee at any time. Except as provided in the next sentence, Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. Upon the occurrence of a Purchase Event, Grantee may sell, transfer, assign or otherwise dispose of, in whole at any time, its rights and obligations hereunder. In the case of any sale, transfer, assignment or disposition of this Option, Issuer shall do all things reasonably necessary to facilitate such transaction. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Representations and Warranties. The representations and warranties contained in Sections 3.1(a) and 3.2(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.1(c),
     (f) and (m) and 3.2(c), (f), (l) and (m) of the Merger Agreement, are incorporated herein by reference.

          (j) Rights Plan. Until the Option has been exercised or terminated in full and Grantee no longer holds any Option Shares, Issuer shall not amend, modify or waive any provision of the Oryx Rights Agreement (the "Rights Agreement") or take any other action which would cause Grantee or any of its "Affiliates" or "Associates" to become an "Acquiring Person" or an "Adverse Person" (including by designating any "Ownership Limitation" with respect to Grantee), or which would cause a "Shares Acquisition Date" or "Distribution Date", any "Triggering Event" or other event specified in
     Section 11(a)(ii) or 13 of the Rights Agreement or any similar event with respect to the Rights to occur, by reason of the existence or exercise (in whole or in part) of the Option, the beneficial ownership by Grantee or any of its "Affiliates" or "Associates" of any of the Option Shares, or the consummation of the other transactions contemplated hereby (all terms in quotes are used as defined in the Rights Agreement). This covenant shall also apply to any Substitute Option or shares of Substitute Common Stock issued in respect thereof, and to any securities into which any Option Shares or Substitute Common Stock are converted or exchanged.

          (k) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (l) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (m) Submission to Jurisdiction; Waivers. Each of Issuer and Grantee irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Issuer and Grantee hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Issuer and Grantee hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        ORYX ENERGY COMPANY

                                        By:       /s/ ROBERT L. KEISER
                                           -------------------------------------
                                            Name: Robert L. Keiser
                                            Title:  Chairman and Chief Executive
                                            Officer

                                        KERR-McGEE CORPORATION

                                        By:       /s/ LUKE R. CORBETT
                                           -------------------------------------
                                            Name: Luke R. Corbett
                                            Title:  Chairman and Chief Executive
                                            Officer

--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

PROXY

                              ORYX ENERGY COMPANY

                                13155 NOEL ROAD
                            DALLAS, TEXAS 75240-5067

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert L. Keiser, William C. Lemmer and Edward W. Moneypenny, and each of them acting solely, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote at a Special Meeting of Stockholders to
be held on                , 199 and at any adjournment or postponement thereof,
as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Common Stock of Oryx Energy Company held of record by the undersigned as of the close of business on
               , 199 . All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE MARK YOUR VOTE AS THIS EXAMPLE. [X]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Proposal to adopt the Agreement and Plan of merger, dated as of October 14, 1998 (the "merger agreement"), between Kerr-McGee Corporation and Oryx Energy Company ("Oryx") and approve an amendment to the certificate of incorporation of Oryx to effect the reverse stock split contemplated by the merger agreement.
                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

2. If necessary, to approve any adjournment of the Special Meeting without Date further notice except by announcement at the meeting being adjourned.

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

                                                  Date
                                                  ------------------------------

                                                  Signature
                                                  ------------------------------

                                                  Signature
                                                  ------------------------------

                                                  Title
                                                  ------------------------------

                                                  Please sign exactly as name
                                                  appears. When shares are held
                                                  by joint tenants, both should
                                                  sign. When signing as
                                                  attorney-in-fact, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

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